Exhibit 10.3

Execution Version

CREDIT AGREEMENT

DATED AS OF SEPTEMBER 5, 2023

AMONG

SUNNOVA ASSET PORTFOLIO 9, LLC,

AS BORROWER

SUNNOVA SLA MANAGEMENT, LLC,

AS SERVICER

SUNNOVA ASSET PORTFOLIO 9 HOLDINGS, LLC,

AS SELLER

LENDERS

FROM TIME TO TIME PARTY HERETO

FUNDING AGENTS

FROM TIME TO TIME PARTY HERETO

CITIBANK, N.A.,

AS ADMINISTRATIVE AGENT FOR THE LENDERS

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

AS PAYING AGENT

AND

U.S. BANK NATIONAL ASSOCIATION,

AS CUSTODIAN AND AS SECURITIES INTERMEDIARY

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.27.	Acknowledgement Regarding Any Supported QFCs	111
Section 10.28.	Cashless Settlement	112
Section 10.29.	Limited Recourse	112

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exhibits and Schedules

EXHIBIT A	—	Defined Terms
EXHIBIT B-1	—	Form of Borrowing Base Certificate
EXHIBIT B-2	—	Form of Notice of Borrowing
EXHIBIT C	—	Form of Loan Note
EXHIBIT D	—	Lenders and Commitments
EXHIBIT E	—	Form of Joinder Agreement
EXHIBIT F	—	Approved Forms
EXHIBIT G	—	Form of Assignment and Assumption

SCHEDULE I	—	Eligibility Criteria
SCHEDULE II	—	Lockbox Bank, Lockbox Account, the Collection Account, the Liquidity Reserve Account, Borrower’s Account, and Takeout Transaction Account
SCHEDULE III	—	Advance Rate Calculator
SCHEDULE IV	—	Notice Addresses
SCHEDULE V	—	Hedge Notional Schedule
SCHEDULE VI	—	Approved Jurisdictions

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is entered into as of September 5, 2023 (this “Agreement”), by and among SUNNOVA ASSET PORTFOLIO 9, LLC, a Delaware limited liability company (the “Borrower”), SUNNOVA SLA MANAGEMENT, LLC, a Delaware limited liability company, as servicer (in such capacity, together with its successors and assigns, the “Servicer”), SUNNOVA ASSET PORTFOLIO 9 HOLDINGS, LLC, a Delaware limited liability company, as seller (in such capacity, the “Seller”), the financial institutions from time to time parties hereto (each such financial institution (including any Conduit Lender), a “Lender” and, collectively, the “Lenders”), each Funding Agent representing a group of Lenders, CITIBANK, N.A. as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as paying agent (in such capacity, the “Paying Agent”), and U.S. BANK NATIONAL ASSOCIATION, as Custodian (as defined below) and as Securities Intermediary (as defined below).

RECITALS

WHEREAS, the Borrower has requested that the Lenders provide financing for the Borrower’s acquisition of Eligible Home Improvement Loans (as defined herein) and the related Home Improvement Assets (as defined herein);

WHEREAS, the Lenders are willing to provide financing for the acquisition of Eligible Home Improvement Loans and the related Home Improvement Assets, upon the terms and subject to the conditions set forth herein; and

WHEREAS, in order to give effect to and in addition to the foregoing, the Borrower has requested, among other things, that Servicer, Seller, Lenders, Administrative Agent, Paying Agent and Custodian execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings given to them in Exhibit A attached hereto.

Section 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.” Any reference to completing an action on a non-Business Day (including any payments) shall be automatically extended to the next Business Day.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 1.3. Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein), (B) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (C) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (D) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (E) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, (F) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced and (G) “or” is not exclusive.

Section 1.4. Accounting Terms.

(A) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

(B) If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.5. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

Section 2.1. Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Transaction Documents, the Administrative Agent and the Lenders agreed to establish the credit facility set forth in this Agreement for the benefit of the Borrower.

Section 2.2. The Advances. During the Availability Period, (A) each Conduit Lender may, in its sole discretion, and (B) each Committed Lender shall, if any Conduit Lender in its related Lender Group elects, in its sole discretion, not to make such loan or if there is no Conduit Lender in such Lender Group, in each case, make a loan (each such loan, an “Advance”) to the Borrower in an amount, for each Lender Group, equal to its Lender Group Percentage of the aggregate Advances requested by the Borrower pursuant to Section 2.4, which Advances will be funded by the applicable Lenders directly to the Borrower’s Account in accordance with Section 2.4(C); provided that (i) the Advances made by any Lender Group shall not exceed the aggregate Commitments of the Lenders comprising such Lender Group at such time and (ii) the aggregate Advances made by the Lender Groups shall not exceed the Borrowing Base at such time.

Section 2.3. Use of Proceeds. After its acquisition of a Home Improvement Loan and the related Home Improvement Assets, the Seller shall transfer each acquired Home Improvement Loan and the related Home Improvement Assets to the Borrower pursuant to the Sale and Contribution Agreement. Proceeds of the Advances shall only be used by the Borrower to (A) purchase Home Improvement Loans and the related Home

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Improvement Assets from the Seller under the Sale and Contribution Agreement, (B) make deposits into the Liquidity Reserve Account (up to the Liquidity Reserve Account Required Balance) and (C) pay certain fees and expenses incurred in connection with establishment of the credit facility set forth in this Agreement.

Section 2.4. Making the Advances.

(A) Except as otherwise provided herein, the Borrower may request the Lenders to make Advances to the Borrower by the delivery to the Administrative Agent and each Funding Agent, not later than 1:00 P.M. (New York City time) two (2) Business Days prior to the proposed Borrowing Date of a written notice of such request substantially in the form of Exhibit B-2 attached hereto (each such notice, a “Notice of Borrowing”) together with a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower and, for the avoidance of doubt, including the following as Exhibit III thereto: an updated Advance Rate Calculator, which shall be updated to incorporate (i) the assumptions and model elements as reflected in the Advance Rate Calculator provided in conjunction with the most recently provided Monthly Servicer Report and (ii) a loan data tape reflecting the Pro Forma Home Improvement Loan Balance and the related characteristics of the Home Improvement Loans included therein and related on set forth on such loan data tape. Any Notice of Borrowing or Borrowing Base Certificate received by the Administrative Agent and the Funding Agents after the time specified in the immediately preceding sentence shall be deemed to have been received by the Administrative Agent and the Funding Agents on the next Business Day, and to the extent that results in the proposed Borrowing Date being earlier than two (2) Business Days after the date of delivery of such Notice of Borrowing, then the date specified in such Notice of Borrowing as the proposed Borrowing Date of an Advance shall be deemed to be the Business Day immediately succeeding the proposed Borrowing Date of such Advance specified in such Notice of Borrowing. The proposed Borrowing Date specified in a Notice of Borrowing shall be no earlier than two Business Days after the date of delivery of such Notice of Borrowing and may be up to a maximum of thirty (30) days after the date of delivery of such Notice of Borrowing. Unless otherwise provided herein, each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the Advance requested and (ii) the Borrowing Date (which shall be a Business Day). If the Administrative Agent contests the Borrower’s calculations or any statement within a Notice of Borrowing, it shall promptly inform the Borrower in writing (including by electronic mail) and no Lender shall be obligated to make an Advance in accordance with such Notice of Borrowing. The Borrower may then deliver an amended Notice of Borrowing to the Administrative Agent and each Funding Agent or, by written notice, rescind the Notice of Borrowing; provided that if the Borrower elects to deliver an amended Notice of Borrowing, such amended Notice of Borrowing shall reflect a proposed Borrowing Date no earlier than two (2) Business Days after the date of delivery of such amended Notice of Borrowing.

(B) The aggregate principal amount of each Advance by the Borrower shall not be less than $[***].

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(C) The Notice of Borrowing shall specify the aggregate amount of Advances requested together with the allocated amount of Advances to be paid by each Lender Group based on its respective Lender Group Percentage. Promptly upon receipt of a Notice of Borrowing under Section 2.4(A), each Funding Agent shall advise each Lender within its Lender Group of the details thereof and the respective Lender’s Advance; provided that each Funding Agent may, in its sole discretion, allocate any requested Advances among the Lenders in its Lender Group. Each Conduit Lender may, in its sole discretion, and the Committed Lender or the Committed Lenders shall, if the Conduit Lender in its or their related Lender Group elects, in its sole discretion, not to do so or if there is no Conduit Lender in its related Lender Group, initiate the wire for the applicable Advances in an amount, for each Lender Group, equal to its Lender Group Percentage of the amounts requested by the Borrower pursuant to the applicable Notice of Borrowing to the Borrower’s Account by no later than 2:00 P.M. (New York City time) on the Borrowing Date specified or deemed specified in such Notice of Borrowing. In connection with the funding of each Advance, the Borrower (or the Administrative Agent, on the Borrower’s behalf, out of the proceeds of the initial Advance) shall cause to be deposited into the Liquidity Reserve Account an amount such that the amount on deposit therein is equal to the Liquidity Reserve Account Required Balance.

(D) With respect to the Advance to be made on the Closing Date, if any, each Lender shall make the amount of its Advance available to the Paying Agent by wire transfer of such funds to the account specified in the Closing Date Flow of Funds Memorandum no later than 2:00 P.M. (New York City time) on the Closing Date. The Paying Agent shall receive and hold such Advance in escrow for the benefit of the Administrative Agent and the Lenders. Upon a determination by the Administrative Agent that all conditions precedent to such Advance to be made on the Closing Date set forth in Article III have been satisfied or otherwise waived, the Administrative Agent shall notify the Paying Agent in writing (which may be via email) that the Paying Agent may distribute such Advance to be made on the Closing Date in accordance with the instructions set forth in the Closing Date Flow of Funds Memorandum. The Administrative Agent may at any time prior to such distribution instruct the Paying Agent to return such Advance to be made on the Closing Date to the Lenders in its sole discretion.

(E) Notwithstanding any provision to the contrary herein or in any other Transaction Document, with respect to the Advance to be made on the Closing Date, if any, the Paying Agent is obligated only to perform the duties specifically set forth in Section 2.4(D) or otherwise in the Closing Date Flow of Funds Memorandum, which shall be deemed purely ministerial in nature. Under no circumstance will the Paying Agent be deemed to be a fiduciary to any Person with respect to the Advance to be made on the Closing Date or the Paying Agent’s duties under Section 2.4(D) or the Closing Date Flow of Funds Memorandum. With respect to such Advance to be made on the Closing Date, the Paying Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than Section 2.4(D) and the Closing Date Flow of Funds Memorandum, whether or not an original or a copy of such agreement has been provided to the Paying Agent; and the Paying Agent shall have no duty to know or inquire as to the performance or nonperformance of any

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

provision of any such agreement, instrument, or document. With respect to such Advance to be made on the Closing Date, the Paying Agent will not be responsible to determine or to make inquiry into any term, capitalized, or otherwise, not defined herein. Section 2.4(D) and the Closing Date Flow of Funds Memorandum set forth all matters pertinent to the escrow of such Advance to be made on the Closing Date contemplated hereunder, and no additional obligations of the Paying Agent with respect thereto shall be inferred or implied from the terms of this Agreement or any other agreement.

(F) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Lender shall, nor shall any Conduit Lender be obligated to, pay any amount pursuant to this Agreement unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay its Commercial Paper notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Commercial Paper notes to refinance all of its outstanding Commercial Paper notes (assuming such outstanding Commercial Paper notes matured at such time) in accordance with the program documents governing its securitization program or (y) all of such Conduit Lender’s Commercial Paper notes are paid in full. Any amount which any Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the United States Bankruptcy Code) against or obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section shall survive the termination of this Agreement.

Section 2.5. Fees.

(A) Unused Line Fees. The Borrower agrees to pay to each Funding Agent, for the benefit of the Committed Lender in its Lender Group and as consideration for the Commitment of such Committed Lender in such Lender Group unused line fees in Dollars (the “Unused Line Fee”) for the period from the Closing Date to the last day of the Availability Period, computed as (a) the Unused Line Fee Percentage for the applicable Unused Line Fee Period, multiplied by (b) the average Unused Portion of the Commitments with respect to such Lender Group during such Unused Line Fee Period; provided, that for the purposes of this provision, the Commitment of any Committed Lender shall be deemed to be zero if such Lender is a Defaulting Lender. Accrued Unused Line Fees shall be due and payable in arrears (from available Collections as set forth and in the order of priority established pursuant to Section 2.7) on each Payment Date for the Interest Accrual Period ended immediately prior to the Payment Date and on the last day of the Availability Period.

(B) Upfront Fee. The Borrower shall pay the Upfront Fee to the Administrative Agent on the Closing Date.

(C) Servicer Fee. The Borrower shall pay the Servicer Fee to the initial Servicer and after the resignation or replacement of the initial Servicer, the Borrower shall pay the Servicer Fee to a Successor Servicer, which may be the Back-Up Servicer, appointed in accordance with the Servicing Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(D) Back-Up Servicing. The Borrower shall pay the Back-Up Servicing Fee to the Back-Up Servicer unless the Back-Up Servicer is acting as the Successor Servicer in accordance with the Servicing Agreement.

(E) Custodial Fee. The Borrower shall pay to the Custodian the Custodial Fee.

(F) Paying Agent Fee. The Borrower shall pay to the Paying Agent the Paying Agent Fee.

(G) Payment of Fees. The fees set forth in Section 2.5(A), (C), (D), (E) and (F) shall be payable on each Payment Date by the Borrower from Distributable Collections as set forth in and in the order of priority established pursuant to Section 2.7(B). Notwithstanding anything to the contrary herein or in any Transaction Document, the fees referred to in Section 2.5(C), (D), (E) and (F) shall not constitute “Confidential Information”.

Section 2.6. Reduction/Increase of the Commitments.

(A) The Borrower may, on any Business Day, upon written notice given to the Administrative Agent and each of the Funding Agents not later than two (2) Business Days prior to the date of the proposed action (which notice may be conditioned upon any event), terminate in whole or reduce in part, on a pro rata basis based on its Lender Group Percentage, the Unused Portion of the Commitments with respect to each Lender Group (and on a pro rata basis with respect to each Committed Lender in such Lender Group); provided, that (i) any partial reduction shall be in the amount of $[***] or an integral multiple thereof and (ii) any Unused Portion of the Commitments so reduced may not be increased again without the written consent of the related Committed Lenders in such Lender Group.

(B) The Borrower may, on any Business Day upon written notice given to the Administrative Agent and each applicable Funding Agent, request an increase of the Commitments of the Committed Lender(s) in one or more Lender Groups; provided, that any increase shall be at least equal to $[***] or an integral multiple thereof but shall in no event cause the Commitments of the Committed Lender(s) in any Lender Group to exceed the aggregate Commitments of the Lenders comprising such Lender Group. Each Committed Lender subject to such request shall, within five (5) Business Days after receipt of such request, notify the Administrative Agent and the Borrower in writing (with copies to the other members of the applicable Lender Group) whether or not each Committed Lender has, in its sole discretion, agreed to increase its Commitment. If a Committed Lender does not send any notification to the Administrative Agent and the Borrower within such five (5) Business Day period, such Committed Lender shall be deemed to have declined to increase its Commitment.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.7. Repayment of the Advances.

(A) The maturity date for this facility is the Scheduled Facility Maturity Date and notwithstanding any other provision to the contrary, the outstanding principal balance of the Advances and the other Obligations owing under this Agreement, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Scheduled Facility Maturity Date, if not due and payable earlier pursuant to the terms of this Agreement.

(B) On any Business Day, the Borrower may direct the Paying Agent in writing to, and on each Payment Date, the Borrower shall direct the Paying Agent in writing to, subject to Section 2.7(D), apply all amounts on deposit in the Collection Account (including (x)(1) Collections deposited therein during the related Collection Period, (2) any amounts deposited therein from the Liquidity Reserve Account in accordance with Section 8.2, (3) any amounts deposited therein by the Seller or the Parent pursuant to the Sale and Contribution Agreement or the Limited Performance Guaranty, respectively, and (4) any payments or other amounts received in respect of any Hedge Agreement, but excluding (y) Collections deposited therein in the current Collection Period (the foregoing, the “Distributable Collections”)), to the Obligations in the following order of priority based solely on information contained in (I) with respect to any Payment Date, the Monthly Servicer Report for such related Collection Period or, if no Monthly Servicer Report is provided, solely as directed in writing by the Administrative Agent or (II) with respect to any other Business Day, including the date of closing for a Takeout Transaction, on which the Borrower requests an application and distribution of funds in the Collection Account (and/or Takeout Transaction Account, if applicable), an interim Monthly Servicer Report or such other report in form and substance reasonably satisfactory to the Administrative Agent (as confirmed by the Administrative Agent via an email sent to the Paying Agent) and the Paying Agent relating to the Distributable Collections and proceeds of a Takeout Transaction, if applicable, that is delivered by the Servicer (which the Servicer hereby agrees to deliver at the request of the Administrative Agent):

(i) first (Taxes), to the Borrower or its applicable Affiliate for the payment to the appropriate taxing authorities, the amount of franchise taxes owed by the Borrower prior to the next Payment Date and for which funds have not previously been withdrawn from the Collection Account;

(ii) second (Service Providers), ratably, (a) to the Paying Agent (1) the Paying Agent Fee and (2) (x) any accrued and unpaid Paying Agent Fees with respect to prior Payment Dates plus (y) out-of-pocket expenses and indemnities of the Paying Agent incurred and not reimbursed in connection with its obligations and duties under this Agreement; (b) to the Back-Up Servicer (1) the Back-Up Servicing Fee and (2) (x) any accrued and unpaid Back-Up Servicing Fees with respect to prior Payment Dates plus (y) out-of-pocket expenses and indemnities of the Back-Up Servicer; and (3) the Successor Servicer Engagement Fee pursuant to the Transaction Documents; (c) to the Securities Intermediary, any out-of-pocket expenses and indemnities of the Securities Intermediary incurred and not reimbursed in connection with its obligations and duties under this Agreement; provided that the aggregate payments to the Paying Agent, and the Back-Up Servicer, as reimbursement for clauses (a)(2)(y), (b)(2)(y) and (c) will be limited to $[***] per calendar year so long as no Event of Default has occurred pursuant to

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

this Agreement (unless otherwise approved by the Administrative Agent); provided, further that the aggregate payments to the Back-Up Servicer as reimbursement for clause (b)(3) will be limited to $[***] per transition occurrence and $[***] in the aggregate (unless otherwise approved by the Administrative Agent); (d) to the Servicer, the Servicer Fee; and (e) to the Custodian, the Custodial Fee;

(iii) third (Interest Distribution Amount; Hedge Counterparty Payments; and Unused Line Fees), ratably to each of the following: (a) first, (I) to each Funding Agent, for the benefit of and on behalf of the Lenders in its Lender Group, the Interest Distribution Amount then due (allocated among the Lender Groups based on their Lender Group Advance Percentages) until paid in full and (II) to each Hedge Counterparty under each Hedge Agreement, all amounts that are due and payable by the Borrower to such Hedge Counterparty on such date (other than fees, expenses, termination payments, indemnification payments, tax payments or other similar amounts), pursuant to the terms of the applicable Hedge Agreement (net of all amounts which are due and payable by such Hedge Counterparty to the Borrower on such date pursuant to the terms of such Hedge Agreement) until paid in full, and (b) second, after the amounts in clause (a) shall have been paid in full, to each Funding Agent, for the benefit of and on behalf of the Lenders in its Lender Group, the Unused Line Fee then due (allocated among the Lender Groups based on their Lender Group Percentages) until paid in full;

(iv) fourth (Liquidity Reserve Account), if the amount on deposit in the Liquidity Reserve Account is less than the Liquidity Reserve Account Required Balance and no Amortization Event has occurred and is continuing, to the Liquidity Reserve Account until the amount on deposit in the Liquidity Reserve Account shall equal the Liquidity Reserve Account Required Balance;

(v) fifth (Borrowing Base Deficiency), to the extent required under Section 2.9 in connection with a Borrowing Base Deficiency, to each Funding Agent, on behalf of the Lenders in its Lender Group, for the prepayment and reduction of the outstanding principal amount of any Advances, an amount equal to the amount necessary to cure such Borrowing Base Deficiency (allocated ratably among the Lender Groups based on their Lender Group Advance Percentages); plus, to the extent not paid as provided above, accrued and unpaid interest on the Advances prepaid until paid in full;

(vi) sixth (Hedge Counterparty Breakage), ratably to each Hedge Counterparty under each Hedge Agreement, all payments due and owing by the Borrower to such Hedge Counterparty on such date as a result of the occurrence of a default by either the Hedge Counterparty or the Borrower or due to any prepayments of amounts under such Hedge Agreement and all fees, expenses, indemnification payments, tax payments or other amounts (to the extent not previously paid hereunder) that are due and payable by the Borrower to such Hedge Counterparty on such date, pursuant to the terms of the applicable Hedge Agreement;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vii) seventh (End of Availability Period Obligations), if the Availability Period shall have ended, to the Administrative Agent and each Funding Agent on behalf of itself and the Lenders in its related Lender Group, for application to the aggregate amount of all Obligations then due and payable from the Borrower to the Administrative Agent, such Funding Agent and each such Lender in the Lender Group, including the payment of the principal balance of the outstanding Advances (allocated among such Obligations as selected by the Administrative Agent; provided that payment of the principal balance of outstanding Advances shall be allocated ratably among the Lender Groups based on their Lender Group Advance Percentages) until paid in full;

(viii) eighth (Lender Fees and Expenses), to the Administrative Agent and each Funding Agent on behalf of itself and the Lenders in its related Lender Group, the payment of all Breakage Costs, all Liquidation Fees and all other amounts (other than those already provided for above) then due and payable by the Borrower to the Administrative Agent, such Funding Agent and such Lenders (solely in their capacity as a Lender) hereunder or under any other Transaction Document until paid in full;

(ix) ninth (All Other Obligations), to the Administrative Agent on behalf of any applicable party, the ratable payment of all other Obligations that are past due and/or payable on such date;

(x) tenth (Service Provider Indemnities), to the Paying Agent, the Custodian, the Securities Intermediary, the Back-Up Servicer, and/or the Servicer, any indemnification, expenses, fees or other obligations owed to the Paying Agent, the Securities Intermediary, the Custodian, the Back-Up Servicer and/or the Servicer, respectively (including the out-of-pocket expenses of, and any indemnities owed to, the Paying Agent, the Securities Intermediary and the Back-Up Servicer not paid pursuant to clause (ii) above and any Custodial Fees or Servicer Fees not paid pursuant to clause (ii) above), pursuant to the Transaction Documents;

(xi) eleventh (Principal Prepayments), as specified in Section 2.8(A), (a) first, to each Funding Agent on behalf of its related Lender Group, to the prepayment of Advances in accordance with Section 2.8(A) and Section 2.12 together with any Liquidation Fees in accordance with Section 2.11(A) and accrued interest on the amount prepaid (allocated ratably among the Lender Groups based on their Lender Group Advance Percentages); and (b) second, to any other prepayment of Advances held by a Disqualified Lender pursuant to Section 10.8, together with accrued interest on the amount prepaid;

(xii) twelfth (Servicer Extraordinary Expenses), to the Servicer, all Servicer Extraordinary Expenses not previously paid;

(xiii) thirteenth (Lockbox Bank Withdrawn Amount), to the Lockbox Account, the amount designated by the Borrower as any Lockbox Bank Withdrawn Amount that has not previously been replenished by transfers of funds into the Lockbox Account by or on behalf of the Borrower (which, for the avoidance of doubt, shall not include funds transfers by any Obligors);

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(xiv) fourteenth (Letter of Credit Fees), to the applicable Eligible Letter of Credit Bank, all Letter of Credit fees then due and owing; and

(xv) fifteenth (Remainder), all Distributable Collections remaining in the Collection Account after giving effect to the preceding distributions in this Section 2.7(B), to the Borrower’s Account.

(C) On any Business Day not later than five (5) Business Days after the closing of a Takeout Transaction and after giving effect to the application of Distributable Collections in accordance with Section 2.7(B) on such Business Day, if any, the Paying Agent shall, as directed in writing by the Borrower and subject to Section 2.7(D), apply all amounts on deposit in the Takeout Transaction Account on such Business Day representing net proceeds of any Takeout Transaction to the Obligations in the following order of priority:

(i) first (Interest), ratably to each of the following: to each Funding Agent, for the benefit of and on behalf of the Lenders in its Lender Group the excess, if any, of (I) the Interest Distribution Amount accrued with respect to the amount of Advances prepaid on such day with respect to the related Interest Accrual Period over (II) the amount distributed (or distributable) to the Funding Agent on such day pursuant to Section 2.7(B)(iii), with such excess allocated among the Lender Groups based on their Lender Group Advance Percentages;

(ii) second (Liquidation Fees, Unused Line Fees and Other Obligations Owing to Agents, Lenders and Funding Agents), to the Administrative Agent and each Funding Agent, on behalf of itself and the Lenders in its related Lender Group, for application to the aggregate amount of all Liquidation Fees, all amounts payable under any Fee Letter and all other Obligations accrued with respect to the amount of Advances prepaid on such day (other than those already provided for pursuant to this Section 2.7(C)) then due and payable by the Borrower to the Administrative Agent, such Funding Agent and such Lenders until paid in full;

(iii) third (Principal and Hedge Counterparty Payments), ratably to each of the following: (i) each Funding Agent on behalf of its related Lender Group, to the prepayment of Advances in accordance with Section 2.8(B) and Section 2.12 (allocated ratably among the Lender Groups based on their Lender Group Advance Percentages); and (ii) to the Administrative Agent for the account of the Hedge Counterparty under each Hedge Agreement, all payments that are due and payable by the Borrower to such Hedge Counterparty on such date arising as a result of the prepayment of Advances in connection with such Takeout Transaction (including all fees, expenses, indemnification payments, tax payments, termination payments and other amounts), pursuant to the terms of the applicable Hedge Agreement; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iv) fourth (Remainder), to the Collection Account, all proceeds of such Takeout Transaction remaining in the Takeout Transaction Account for application in accordance with Section 2.7(B).

(D) Notwithstanding anything to the contrary set forth in this Section 2.7 or Section 8.2, the Paying Agent shall not be obligated to make any determination or calculation with respect to the payments or allocations to be made pursuant to either of such Sections, and in making the payments and allocations required under such Sections, the Paying Agent shall be entitled to rely exclusively and conclusively upon the information in the latest Monthly Servicer Report (or such other report or direction signed by the Administrative Agent) received by the Paying Agent pursuant to either such Section prior to the applicable Payment Date. Any payment direction to be acted upon by the Paying Agent pursuant to either such Section on a payment date other than a Payment Date shall be delivered to the Paying Agent at least one (1) Business Day prior to the date on which any payment is to be made.

Section 2.8. Certain Prepayments.

(A) The Borrower (through the Paying Agent pursuant to Section 2.7(B) and as otherwise permitted in this Agreement) may at any time upon written notice to the Administrative Agent, the Funding Agents and the Paying Agent, and subject to the priority of payments set forth in Section 2.7(B), prepay all or any portion of the balance of the principal amount of the Advances based on the outstanding principal amounts thereof, which notice shall be given at least two (2) Business Days prior to the proposed date of such prepayment (which notice may be conditioned upon any event). Each such prepayment (which need not be on a Payment Date) shall be accompanied by the payment of (a) all accrued but unpaid interest on the principal amount of the Advances to be so prepaid, (b) all Liquidation Fees attributable to such prepayment if such prepayment is not made on a Payment Date and (c) if applicable, all amounts payable under any Fee Letter in connection with such prepayment.

(B) The Borrower shall deposit all proceeds of any Takeout Transaction (net of reasonable fees, taxes, commissions, premiums and expenses incurred by the Borrower in connection with such Takeout Transaction so long as such deposit is greater than or equal to the Minimum Payoff Amount) into the Takeout Transaction Account, and the Administrative Agent shall apply such proceeds to prepay the Advances made in respect of Home Improvement Loans and the related Home Improvement Assets that are subject to such Takeout Transaction (and make other related payments in accordance with, (a) first, Section 2.7(B)(i) (to the extent Distributable Collections are being disbursed pursuant to Section 2.7(B) and (b) second, Section 2.7(C)(ii)) including any such amounts due to the Paying Agent or the Back-Up Servicer.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(C) If the entire outstanding principal amount of the Advances is prepaid pursuant to this Section 2.8, such amount will be remitted together with an amount sufficient to pay to the Collection Account all other amounts due to the Paying Agent, the Custodian, the Back-up Servicer, the Securities Intermediary, and the Successor Servicer and any other third parties for distribution in accordance with Section 2.7(B) or Section 2.7(C), as applicable.

Section 2.9. Mandatory Prepayments of Advances. On any date that the Borrower either (a) obtains knowledge or (b) receives notice from the Administrative Agent (with calculations set forth in reasonable detail), that as of any date that the Borrowing Base is required to be calculated, the aggregate outstanding principal amount of all Advances exceeds the lesser of (i) the amount of the Aggregate Commitment and (ii) the Borrowing Base (the occurrence of an excess of the aggregate outstanding principal amount of all Advances over the lesser of the amount set forth in clauses (i) and (ii) being referred to herein as a “Borrowing Base Deficiency”), the Borrower shall pay to each Funding Agent for the account of its Lender Group the amount of any such excess (to be applied to the reduction of Advances ratably among all Lender Groups based on their Lender Group Advance Percentages), together with accrued but unpaid interest on the amount required to be so prepaid to the date of such prepayment and any Liquidation Fee in connection with such prepayment if such prepayment is not made on a Payment Date. Notwithstanding anything contained herein to the contrary, in lieu of repaying Advances to cure a Borrowing Base Deficiency, Seller may instead voluntarily assign additional Eligible Home Improvement Loans and the related Home Improvement Assets to the Borrower under the Sale and Contribution Agreement in an amount sufficient to cure such Borrowing Base Deficiency so long as (x) the Borrower provides written notice to Administrative Agent that Seller intends to make such contribution together with a pro forma Borrowing Base Certificate giving effect to such contribution, (y) the Seller delivers the related Custodian File to the Custodian for certification pursuant to the Custodial Agreement and (z) the Administrative Agent shall have received the related A-1 Custodial Certification in respect of such Eligible Home Improvement Loans and the related Home Improvement Assets from the Custodian pursuant to the Custodial Agreement.

Section 2.10. Interest.

(A) Interest shall accrue daily at the applicable Interest Rate on the unpaid principal amount of each Advance from the date such Advance is made until the principal amount of such Advance is paid in full. The Lenders that are the makers of the Advances shall be entitled to the applicable Interest Distribution Amount payable on each Payment Date in accordance with Sections 2.7(B) and 2.7(C).

(B) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.11. Breakage Costs; Liquidation Fees; Increased Costs; Capital Adequacy; Additional Indemnifications.

(A) Breakage Costs and Liquidation Fees. (i) If any Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower agrees to pay Breakage Costs, if any, and (ii) the Borrower further agrees to pay all Liquidation Fees associated with (x) a reduction of the principal balance of any Advance at any time, (y) the payment of any principal of any SOFR Advance other than on the last day of the Interest Accrual Period applicable thereto (including as a result of an Event of Default), or (z) the conversion of any SOFR Advance other than on the last day of the Interest Accrual Period applicable thereto (including as a result of an Event of Default). The Borrower shall not be responsible for any Liquidation Fees or any other loss, cost, or expenses arising at the time of, and arising solely as a result of, any assignment made pursuant to Section 10.8 and the reallocation of any portion of the Advances of the applicable Lender making such assignment unless, in each case, such assignment is requested by the Borrower.

(B) Increased Costs. If any Change in Law (a) shall subject any Lender, the Administrative Agent or any Affiliate thereof (each of which, an “Affected Party”) to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) shall impose, modify or deem applicable any reserve requirement (including any reserve requirement imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party, or (c) shall impose any other condition affecting the Collateral or the rights of any Lender and the Administrative Agent hereunder, the result of which is to increase the cost to any Affected Party under this Agreement or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then on the next Payment Date after written demand by such Affected Party, such Affected Party shall receive such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered to the extent such additional or increased costs or reduction are incurred or suffered in connection with the Collateral, any obligation to make Advances hereunder, any of the rights of such Lender or the Administrative Agent hereunder, or any payment made hereunder in accordance with Section 2.7(B); provided, that the Borrower shall not be required to compensate such Affected Party for any portion of such additional or increased cost or such reduction that is incurred more than one hundred eighty (180) days prior to any such demand (except that, if the event giving rise to such additional or increased cost or such reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(C) Capital Adequacy. If any Change in Law has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such Change in Law (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, then on the next Payment Date after written demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), such Affected Party shall receive such additional amount or amounts as will compensate such Affected Party for such reduction in accordance with Section 2.7(B); provided, that the Borrower shall not be required to compensate such Affected Party for any portion of such additional amount or amounts that are incurred more than one hundred eighty (180) days prior to any such demand (except that, if the event giving rise to such additional amount or amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(D) Calculation; Certificates. In determining any amount provided for in this Section 2.11, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.11 shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

Section 2.12. Payments and Computations.

(A) The Borrower (through the Paying Agent pursuant to Section 2.7(B) or 2.7(C) and as otherwise permitted in this Agreement) shall make each payment and prepayment hereunder in respect of principal, interest, expenses, indemnities, fees or other Obligations due from the Borrower not later than 4:00 P.M. (New York City time) on the day when due in U.S. Dollars to the related Funding Agent at its address referred to in Section 10.3 or to such account provided by such Funding Agent in immediately available, same-day funds. Payments on Obligations may also be made by the application of funds in the Collection Account or the Takeout Transaction Account as provided in Section 2.7(B) or 2.7(C), as applicable, or the making of additional Advances as provided in Section 2.4. All computations of interest for Advances made under the Base Rate shall be made by the applicable Funding Agent on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by a Funding Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. The Funding Agent shall provide the Borrower with an invoice setting forth the amount of interest accrued through the last day of the most recently ended Interest Accrual Period and that is due and payable on the next Payment Date no later than three (3) Business Days before such Payment Date, provided that the failure of the Funding Agent to deliver such invoice shall not relieve the Borrower of the obligation to pay such accrued and unpaid interest on such Payment Date.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) All payments to be made in respect of fees, if any, due to the Administrative Agent from the Borrower hereunder shall be made on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature (other than with respect to Taxes pursuant to Section 2.15), and an action therefor shall immediately accrue. The Borrower agrees that, to the extent there are insufficient funds in the Administrative Agent’s Account, to make any payment under this clause (B) when due, the Borrower shall immediately pay to the Administrative Agent all amounts due that remain unpaid.

(C) [Reserved].

(D) Unless the Administrative Agent shall have received notice from the Borrower or the Paying Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may (but shall have no obligation to) assume that the Borrower has made such payment on such date in accordance herewith and may (but shall have no obligation to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.13. Payment on Non-Business Days. Whenever any payment hereunder or under the Advances shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

Section 2.14. Extension of the Scheduled Commitment Termination Date. No earlier than ninety (90) days, and no later than sixty (60) days, prior to the then Scheduled Commitment Termination Date, the Borrower may deliver written notice to the Administrative Agent and each Funding Agent (with a copy to the Paying Agent) requesting an extension of such Scheduled Commitment Termination Date. The Administrative Agent shall respond to such request no later than thirty (30) days following the date of its receipt of such request, indicating whether it is considering such request and preliminary conditions precedent to any extension of the Scheduled Commitment Termination Date as the Administrative Agent determines to include in such response. The Administrative Agent’s failure to respond to a request delivered by the Borrower pursuant to this Section 2.14 shall not be deemed to constitute any agreement by the Administrative Agent to any such extension. The granting of any extension of the Scheduled Commitment Termination Date requested by the Borrower shall be in the mutual discretion of the Borrower and the Administrative Agent (acting on behalf of the Lenders with the consent of all Lender Groups).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.15. Taxes.

(A) Defined Terms. For purposes of this Section 2.15 the term “applicable Law” includes FATCA.

(B) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(C) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of a Funding Agent timely reimburse it for the payment of, any Other Taxes.

(D) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to each Funding Agent), or by a Funding Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(E) Indemnification by the Lenders. Each Committed Lender shall severally indemnify each Funding Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Committed Lender (but only to the extent that the Borrower has not already indemnified such Funding Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Committed Lender, in each case, that are payable or paid by a Funding Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Committed Lender by its Funding Agent shall be conclusive absent manifest error. Each Committed Lender hereby authorizes its Funding Agent to set off and apply any and all amounts at any time owing to such Committed Lender under any Transaction Document or otherwise payable by such Funding Agent to the Lender from any other source against any amount due to such Funding Agent under this paragraph (E).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(F) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to each Funding Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Funding Agent.

(G) Status of Recipients.

(i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Paying Agent and the related Funding Agent, at the time or times reasonably requested by the Borrower, the Paying Agent or such Funding Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Paying Agent or such Funding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower, the Paying Agent or the related Funding Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower, the Paying Agent or such Funding Agent as will enable the Borrower, the Paying Agent or such Funding Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing,

(a) any Recipient that is a U.S. Person shall deliver to the Borrower, the Paying Agent and the related Funding Agent on or about the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Paying Agent or such Funding Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(b) any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Paying Agent and the related Funding Agent (in such number of copies as shall be requested by the Borrower, the Paying Agent or such Funding Agent) on or about the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Paying Agent or such Funding Agent), whichever of the following is applicable:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(1) in the case of a Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of Internal Revenue Service Form W-8ECI (or any successor form);

(3) in the case of a Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower (or if Borrower is a disregarded entity for U.S. federal income tax purposes, Borrower’s regarded owner for U.S. federal income tax purposes) within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms); or

(4) to the extent a Recipient is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY (or any successor form), accompanied by Internal Revenue Service Form W-8ECI (or any successor form), Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c) any Recipient which is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Paying Agent and the related Funding Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Paying Agent or such Funding Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower, the Paying Agent or such Funding Agent to determine the withholding or deduction required to be made;

(d) if a payment made to a Recipient under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to the Borrower, the Paying Agent and the related Funding Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower, the Paying Agent or such Funding Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower, the Paying Agent or such Funding Agent as may be necessary for the Borrower, the Paying Agent and such Funding Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(e) on or before the date each of the Administrative Agent, a Paying Agent and the Funding Agent becomes the Administrative Agent, a Paying Agent or the Funding Agent hereunder, such Administrative Agent, Paying Agent and Funding Agent shall (1) deliver to the Borrower an executed IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding Tax or (2) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (or any successor forms) (with respect to amounts received on its own account), with the effect that, in any case, the Borrower will be entitled to make payments hereunder to such Administrative Agent, Paying Agent or Funding Agent without withholding or deduction on account of U.S. federal withholding Tax. Each Administrative Agent, Paying Agent and Funding Agent agrees that if any form or certification it previously delivered becomes expired or becomes obsolete or inaccurate in any respect, it shall update such form or certification.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Paying Agent and the related Funding Agent in writing of its legal inability to do so.

(H) Forms for Paying Agent. The Administrative Agent and each Funding Agent shall deliver to the Paying Agent on or before the first Payment Date, executed copies of Internal Revenue Service Form W-9 or W-8, as applicable, certifying that the Administrative Agent or such Funding Agent is exempt from U.S. federal backup withholding tax.

(I) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (I) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (I), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (I) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(J) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of a Funding Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.16. Increase to Aggregate Commitments.

(A) Borrower shall have the right during the Availability Period to send a written notice to Administrative Agent requesting that the Aggregate Commitments be increased by adding to this Agreement one or more other committed lenders or Lender Groups with a committed lender (which may include any existing Committed Lender with the consent of such Committed Lender) (each such lender an “Additional Lender”); provided, that each such Additional Lender (and the other members of its Lender Group, if applicable) shall

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

have entered into a Joinder Agreement or other similar agreement in form and substance satisfactory to the Administrative Agent and Borrower pursuant to which such Additional Lender shall (1) undertake a Commitment (and if any such Additional Lender is an existing Committed Lender, its Commitment increase shall be added to its existing Commitment hereunder), (2) identify the other members of its Lender Group, and (3) provide the other information specified in the form of Joinder Agreement or such other similar agreement and as is requested by Administrative Agent or the Paying Agent. Subject to satisfaction of the conditions in Section 2.16(C), such Additional Lender shall thereupon become a “Committed Lender” and the members of its Lender Group (if applicable) shall become party hereto for all purposes of this Agreement upon the effectiveness of such Joinder Agreement or such other similar agreement (the date of the effectiveness of any such agreement being hereinafter referred to as the “Increased Commitment Date”).

(B) On the Increased Commitment Date, each Additional Lender (or its Lender Group if applicable) shall by assignments from the other Lender Groups (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the Increased Commitment Date) acquire a portion of the Advances of the other Committed Lenders or Lender Groups (and the Lender Groups shall, through the Administrative Agent, make such other adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments each Committed Lender (or its Lender Group, as applicable) shall hold outstanding Advances hereunder ratably in accordance with their respective Commitments.

(C) Notwithstanding the foregoing, any increase in the Aggregate Commitments pursuant to this Section 2.16 shall be effective only if:

(i) the Availability Period shall not have expired;

(ii) no Potential Default or Event of Default shall have occurred and be continuing as of the date of the notice referred to in the foregoing subsection (A) or as of the Increased Commitment Date;

(iii) no Borrowing Base Deficiency, Potential Default, Event of Default, Potential Amortization Event, or Amortization Event shall result after giving effect to such increase;

(iv) the Administrative Agent shall have approved all Additional Lenders referred by Borrower; and

(v) such increase shall not result in any reduction in the aggregate Commitment of the Citi Committed Lender unless the Citi Committed Lender shall have otherwise agreed.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(D) Adjustments for Syndication. If the Administrative Agent reasonably determines in connection with any request made by Borrower under Section 2.16(A) that (a) bring-down legal opinions, reliance letters, closing certificates or other due diligence is necessary in order to complete same and/or (b) increases in the Unused Line Fees, upfront fees/commitments fees, reductions in the Advance Rate or Borrowing Base, or other changes in the pricing, amount, terms, allocation or structure of the transactions contemplated in this Agreement are necessary in order to secure the requested increase in Aggregate Commitments by such Additional Lender, Borrower agrees to negotiate in good faith regarding such changes or deliverables but shall not be required to accept any such changes or provide any such deliverables.

Section 2.17. Replacement of Lenders; Defaulting Lenders.

(A) Replacement of Lenders. If any Lender requests compensation under Sections 2.11(B) or (C), or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 2.15) and obligations under this Agreement and the related Transaction Documents to a Person that meets the requirements of Section 10.8 that shall assume such obligations (which assignee may be another Lender hereunder, if such Lender accepts such assignment); provided that:

(i) such Lender shall have received, as applicable, payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, the Fee Letter of such Lender, and under the other Transaction Documents (including any amounts under Section 2.11(A)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); provided that, if such Lender is a Defaulting Lender, in no event shall any fees or other amounts contemplated under any Fee Letter or other fee letter of such Lender be due or payable;

(ii) in the case of any such assignment resulting from a claim for compensation under Section 2.11(B) or (C) or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;

(iii) such assignment does not conflict with Applicable Law; and

(iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 2.17(A) may be effected pursuant to an assignment executed by the Borrower, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to, and be bound by, the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 7.11.

(B) Defaulting Lenders.

(i) Defaulting Lender Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Unused Line Fee. The Unused Line Fee shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.5; and

(b) Waivers and Amendments. The Advances and Commitments of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.2); provided, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(c) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Potential Default or Event of Default exists), to the funding of any Advance in respect of which such

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Advances of all applicable Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the applicable Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent shall so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender shall, to the extent applicable, purchase at par the portion of the Advances of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) Termination of Defaulting Lender. If a Defaulting Lender has not cured its status as a “Defaulting Lender” within ten (10) Business Days from becoming such, the Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.17(B)(i)(c) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

Section 2.18. Inability to Determine Rates; Illegality.

(A) Subject to Section 2.19, if, on or prior to the first day of any Interest Accrual Period for any SOFR Advance:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof; or

(ii) the Majority Lenders determine that for any reason in connection with any request for a SOFR Advance or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Accrual Period with respect to a proposed SOFR Advance does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Majority Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Interest Accrual Periods) until the Administrative Agent (with respect to clause (A)(ii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Interest Accrual Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances in the amount specified therein and (ii) any outstanding affected SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Accrual Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.11(A). Subject to Section 2.19, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Committed Lender or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Committed Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Committed Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended and (b) the interest rate on which Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate”, in each case until each affected Committed Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Committed Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Advances to Base Rate Advances (the interest rate on which Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate”), on the last day of the Interest Accrual Period therefor, if all affected Committed Lenders may lawfully continue to maintain such SOFR Advances to such day, or immediately, if any Committed Lender may not lawfully continue to maintain such SOFR Advances to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.11(A).

Section 2.19. Effect of Benchmark Transition Event.

(A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 P.M. (New York City time)

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis. No Hedge Agreement shall constitute a “Transaction Document” for purposes of this Section 2.19.

(B) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(C) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of the Specified Tenor of a Benchmark pursuant to Section 2.19(D) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.19.

(D) Unavailability of Specified Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) the Specified Tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that the Specified Tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove the Specified Tenor and (ii) if the Specified Tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed Specified Tenor.

(E) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a borrowing or continuation of SOFR Advances to be made or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing or continuation of Advances bearing interest at the Base Rate and (ii) any outstanding affected SOFR Advances will be deemed to have been converted to Advances bearing interest at the Base Rate at the end of the applicable Interest Accrual Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(F) Paying Agent and Back-up Servicer. The Paying Agent and the Back-up Servicer (including as Successor Servicer):

(i) shall not be under any obligation (A) to monitor, determine or verify the unavailability or cessation of the Term SOFR Reference Rate or any other applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (B) to select, determine or designate any alternative reference rate or Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (C) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (D) to determine whether or what Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing;

(ii) shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Term SOFR Reference Rate or any other applicable Benchmark and absence of a designated replacement Benchmark therefor, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent or any other Person responsible for the Term SOFR Reference Rate or any other applicable Benchmark, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) shall not be responsible or liable for the actions or omissions of the Administrative Agent or any other Person responsible for the Term SOFR Reference Rate or any other applicable Benchmark, or any failure or delay in the performance of such Person’s duties or obligations, nor shall it be under any obligation to oversee or monitor such Person’s performance.

Subject to Section 1.05, the Administrative Agent shall (i) monitor the status of SOFR or any other applicable benchmark or other index which may be applicable to the Advances, (ii) determine whether a substitute index should or could be selected, (iii) determine the selection of any such substitute index, and (iv) exercise any right related to the foregoing.

Section 2.20. Tranching of Advances. At the direction of Administrative Agent or any Lender upon reasonable prior written notice, the Borrower shall use commercially reasonable efforts to enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Borrower, for the purpose of tranching or adjusting the tranching on any Advances, provided that all reasonable costs and expenses of the Borrower (including costs of counsel and advisors) incurred in connection with such amendment shall be borne by the requesting Lender(s), and provided further that (i) the Borrower shall not be required to enter into such amendment if it could reasonably be expected to have a material adverse effect on the payments, economics or obligations of the Borrower hereunder, and (ii) any Lender shall have the right to object to such tranching if it could reasonably be expected to have a material adverse effect on such Lender’s financial return on its Advances. Upon the exercise of such option to tranche or adjust tranching, the Borrower shall use commercially reasonable efforts cooperate with the Administrative Agent and the Lenders and any intended assignee(s) (if any) of any Lender, as may be reasonably requested by the Administrative Agent or any Lender, to effect the exercise of such option, including the issuance of an additional class of Advances that bear interest at a rate separate and apart from the then current interest rate, or Advance Rates separate and apart from the then current Advance Rates, or a new class of Advances having terms as may be reasonably determined by the Administrative Agent or any Lender, including through the issuance of replacement Loan Notes having terms (including changes to advance rates or margin) as may be reasonably requested by Administrative Agent or any Lender.

Section 2.21. Maintenance of Records. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender. Each Funding Agent shall maintain a Register in accordance with Section 10.8(C). The entries made in the records maintained pursuant to this Section 2.21 shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender, any Funding Agent or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Transaction Documents. In the event of any conflict between the records maintained by any Lender or any Funding Agent and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.22. Mitigation Obligations; Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11(B) or Section 2.11(C), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to, as applicable, designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11(B), Section 2.11(C) or Section 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE III

CONDITIONS OF LENDING AND CLOSING

Section 3.1. Conditions Precedent to Closing. The following conditions shall be satisfied on or before the Closing Date:

(A) Closing Documents. The Administrative Agent and the Paying Agent shall have received each of the following documents, in form and substance satisfactory to the Administrative Agent, duly executed, and each such document shall be in full force and effect, and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained:

(i)	this Agreement;

(ii)	a Loan Note for each Lender Group that has requested the same;

(iii)	the Security Agreement;

(iv)	the Pledge Agreement;

(v)	the Custodial Agreement;

(vi)	the Servicing Agreement;

(vii)	the Lockbox Agreement;

(viii)	the Limited Performance Guaranty;

(ix)	each Fee Letter; and

(x)	the Sale and Contribution Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) Secretary’s Certificates. The Administrative Agent shall have received for each of the Parent, the Seller, the Servicer, the Borrower, the Custodian, the Paying Agent, and the Back-Up Servicer a certificate from the Secretary or the Assistant Secretary of such Person certifying as to (i) the resolutions of such Person’s board of directors, members, managers or other governing body authorizing its execution, delivery, and performance of the Transaction Documents to which it is a party, and authorizing specific Responsible Officers for such Person to execute the same; (ii) the incumbency and signatures of such specific Responsible Officers; (iii) copies of governing documents, as amended, modified, or supplemented prior to the Closing Date of each such Person, in each case certified by the Secretary or the Assistant Secretary of such Person; and (iv) a certificate of status with respect to such Person, dated within fifteen (15) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such entity, which certificate shall indicate that such entity is in good standing in such jurisdiction.

(C) Legal Opinions. The Administrative Agent shall have received customary opinions from counsel to Parent, Seller, Servicer, and the Borrower addressing (i) the authorization and enforceability of the Transaction Documents set forth in Section 3.1(A) and other corporate matters, (ii) security interest and UCC matters, and (iii) true sale and substantive consolidation matters.

(D) No Material Adverse Effect. Since December 31, 2022 there has been no Material Adverse Effect.

(E) Know Your Customer Information. The Administrative Agent and the Paying Agent shall have received all documentation and other information required by regulatory authorities under applicable “Know Your Customer” and anti-money laundering rules and regulations, including the Patriot Act.

(F) Payment of Fees. The Borrower shall have paid (i) all fees previously agreed in the Fee Letters, herein or in writing to be paid on or prior to the Closing Date and (ii) all reasonable and documented out-of-pocket expenses of the Administrative Agent (including the reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent).

(G) Evidence of Insurance. The Administrative Agent shall have received certification evidencing coverage under the insurance policies referred to in Section 5.1(L).

(H) UCC Searches. The Administrative Agent shall have received the results of recent UCC, tax lien, judgment lien, litigation, bankruptcy and other equivalent searches made with respect to the Borrower, the Seller, Intermediate Holdco and the Parent in all appropriate jurisdictions together with copies of all such filings disclosed by such search.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(I) UCC Filings. Copies of proper financing statements shall have been duly filed against the Borrower and the Seller on or before the Closing Date, under the UCC in all jurisdictions that the Administrative Agent deems necessary or desirable in order to perfect the security in the Collateral contemplated by this Agreement, including without limitation, financing statements against the Seller assigned to the Administrative Agent.

(J) Lien Releases. The Administrative Agent shall have received copies of proper lien release documents and filings (including UCC-3 termination statements), if any, necessary to release, or evidencing the release of, all security interests and other rights of any Person in the Collateral previously granted by the Borrower, the Seller, Intermediate Holdco, the Parent or any other transferor.

(K) [Reserved].

(L) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower to the effect that the conditions referred to in Sections 3.2(A)(i), (iii) and (iv) have been satisfied.

(M) Parent Policies. Unless attached as an exhibit to any Transaction Document being delivered on the Closing Date, the Administrative Agent shall have received true, complete and correct copies of the then effective (i) Credit and Underwriting Policies and (ii) Customer Collection Policies.

(N) Required Lockbox Reserve Amount. An amount at least equal to the Required Lockbox Reserve Amount shall have been (or, concurrently with the funding of Advances on the Closing Date in accordance with the Closing Date Flow of Funds Memorandum, shall be) deposited into the Lockbox Account.

(O) Liquidity Reserve Account Reserve. An amount at least equal to the Liquidity Reserve Account Required Balance shall have been (or, concurrently with the funding of Advances on the Closing Date in accordance with the Closing Date Flow of Funds Memorandum, shall be) deposited into the Liquidity Reserve Account.

(P) Closing Date Flow of Funds Memorandum. The Administrative Agent shall have received the Closing Date Flow of Funds Memorandum duly executed by the Borrower.

Section 3.2. Conditions Precedent to All Advances.

(A) Except as otherwise expressly provided below, the obligation of each Committed Lender to make or participate in each Advance (including the initial Advances made on the Closing Date) shall be subject, at the time thereof, to the satisfaction of the following conditions:

(i) all conditions to the related purchase of Home Improvement Loans and the related Home Improvement Assets under the Sale and Contribution Agreement shall have been satisfied;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) the Commitment Termination Date shall not have occurred, nor shall it occur as a result of making such Advance, nor has the Availability Period ended;

(iii) all of the representations and warranties of the Borrower, the Seller, the Parent, and the initial Servicer contained in this Agreement or any other Transaction Document that relate to the eligibility of the Home Improvement Assets shall be true and correct as of the date of such Advance and all other representations and warranties of the Borrower, the Seller, the Parent, and the initial Servicer contained in this Agreement or any other Transaction Document shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of such Advance (or such earlier date or period specifically stated in such representation or warranty);

(iv) no Amortization Event, Event of Default, Potential Amortization Event or Potential Default has occurred and is continuing or would result from the Borrower receiving any Advance or from the application of the proceeds therefrom;

(v) no later than two (2) Business Days prior to the requested Borrowing Date, the Administrative Agent shall have received a properly completed Notice of Borrowing and a properly completed Borrowing Base Certificate (reflecting a Borrowing Base that equals or exceeds the sum of the outstanding Advances after giving effect to such proposed Advances) from the Borrower;

(vi) on or prior to the requested Borrowing Date (other than the Closing Date), the Administrative Agent shall have received from the Custodian pursuant to the Custodial Agreement the A-1 Custodial Certification, in each case in respect of the related Home Improvement Loans and the related Home Improvement Assets being acquired on such Borrowing Date;

(vii) the amount on deposit in the Liquidity Reserve Account shall not be less than the Liquidity Reserve Account Required Balance, taking into account the application of the proceeds of the proposed Advance on such date and the increase of the aggregate principal balance of all outstanding Advances on such date; and

(viii) after giving effect to such Advance, (a) the sum of all outstanding Advances funded by each Lender Group shall not exceed the aggregate Commitments of the Lenders comprising such Lender Group, and (b) the sum of all outstanding Advances shall not exceed the Aggregate Commitments.

(B) Each Notice of Borrowing submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 3.2 have been satisfied on and as of the date of the applicable Notice of Borrowing.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Administrative Agent and each Lender as of the Closing Date, as of each Borrowing Date, and, with respect to paragraphs (A), (B), (C), (E), (F), (G), (I), (K) and (L) through (T), as of each Payment Date, as follows:

(A) Organization; Corporate Powers. The Borrower (i) is a duly organized and validly existing limited liability company, in good standing under the laws of the State of Delaware, (ii) has the limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized.

(B) Authority and Enforceability. The Borrower has the limited liability company or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is party and has taken all necessary company or other organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is party. The Borrower has duly executed and delivered each Transaction Document to which it is party and each Transaction Document to which it is party constitutes the legal, valid and binding agreement and obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(C) Government Approvals. No order, consent, authorization, approval, license, or validation of, or filing recording, registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to: (i) the execution, delivery and performance by the Borrower of any Transaction Document to which the Borrower is a party or any of its obligations thereunder or (ii) the legality, validity, binding effect or enforceability of any Transaction Document to which the Borrower is a party.

(D) Litigation. There are no material actions, suits or proceedings, pending or threatened in writing with respect to the Borrower other than as otherwise disclosed to the Administrative Agent and the Lenders pursuant to Section 5.1(A)(vi).

(E) Applicable Law, Contractual Obligations and Organizational Documents. Neither the execution, delivery and performance by the Borrower of the Transaction Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to the Borrower or its properties and assets that will result in a Material Adverse Effect, (ii) will conflict with or result in any

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Agreement, the Pledge Agreement or Permitted Liens) upon any of the property or assets of the Borrower pursuant to the terms of any contract that will result in a Material Adverse Effect, or (iii) will breach in any material respect any provision of the certificate of formation or the operating agreement of the Borrower.

(F) Use of Proceeds. Proceeds of the Advances have been used only as permitted under Section 2.3. No part of the proceeds of the Advances will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than [***]% of the value of the assets of the Borrower that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

(G) Accounts. The names and addresses of the Lockbox Bank, together with the account numbers of the Lockbox Account, the Collection Account, the Borrower’s Account, the Takeout Transaction Account and the Liquidity Reserve Account are specified on Schedule II attached hereto, as updated pursuant to Section 5.1(Q). Other than accounts on Schedule II attached hereto, the Borrower does not have any other accounts. The Borrower has directed, or has caused to be directed, each Obligor to make all related Obligor Payments to the Lockbox Account; provided, that with respect to Obligor Payments related to Credit Card Receivables, such payments shall be remitted through a vendor reasonably acceptable to the Administrative Agent and then transferred to the Lockbox Account on or prior to the third Business Day after receipt by such vendor. The Borrower has or has caused all amounts on deposit in the Lockbox Account to be transferred on or before the close of business on each Business Day to the Collection Account.

(H) ERISA. None of the assets of the Borrower are or, prior to the repayment of all Obligations and the termination of all Commitments, will be subject to Title I of ERISA, Section 4975 of the Internal Revenue Code, or, by reason of any investment in the Borrower by any governmental plan, as the case may be, any other federal, state, or local provision similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Neither the Borrower nor any of its ERISA Affiliates has maintained, participated or had any liability in respect of any Plan during the past six (6) years which could reasonably be expected to subject the Borrower or any of its ERISA Affiliates to any tax, penalty or other liabilities. With respect to any Plan which is a Multi-Employer Plan, no such Multi-Employer Plan shall be in “reorganization” or shall be “insolvent,” as defined in Title IV ERISA, in each case, if the reorganization or insolvent status continues unremedied for thirty (30) days. No ERISA Event has occurred or is reasonably likely to occur.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(I) Taxes. The Borrower has timely filed (or had filed on its behalf) all federal, state, provincial, territorial, foreign and other Tax returns and reports required to be filed under applicable law, and has timely paid (or had paid on its behalf), taking into account all valid extensions, all federal, state, foreign and other Taxes levied or imposed upon it or its properties, income or assets shown to be due and payable on said Tax returns, except for those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP. No Lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax due from the Borrower or with respect to its Home Improvement Assets or the assignments thereto, except with respect to Taxes which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Any Taxes due and payable by the Borrower or its predecessors in interest in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transfers and transactions contemplated hereby or thereby have been paid or shall have been paid if and when due. The Borrower is not liable for Taxes payable by any other Person.

(J) Material Agreements. Other than the Transaction Documents and any similar agreements entered into in connection with a Takeout Transaction, the Borrower is a party to no other material agreements, and there are no breaches or defaults under the Transaction Documents, any similar agreements entered into in connection with a Takeout Transaction or any other material agreement to which the Borrower is a party.

(K) Accuracy of Information. The written information (other than financial projections, forward looking statements, and information of a general economic or industry specific nature) that has been made available to the Paying Agent, the Custodian, the Back-Up Servicer, the Administrative Agent or any Lender by or on behalf of the Borrower or any Affiliate thereof in connection with the transactions hereunder including any written statement or certificate of factual information (including each Notice of Borrowing, but excluding each Monthly Servicer Report), when taken as a whole, does not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto). All projections and forward looking statements furnished by or on behalf of the Borrower or any Affiliate thereof were prepared in good faith based on assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).

(L) No Material Adverse Effect. Since December 31, 2022, no Material Adverse Effect has occurred and is continuing.

(M) Investment Company Act. The Borrower is not an “investment company” or an “affiliated person” of or “promoter” or “principal underwriter” for an “investment company” as such terms are defined in the 1940 Act, nor is the Borrower otherwise subject to regulation thereunder and the Borrower does not rely solely on the exemption from the definition of “investment company” in Section 3(c)(1) and/or 3(c)(7) of the 1940 Act (although such exemptions may be available).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(N) Covered Fund. The Borrower is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended. Each Home Improvement Loan owned by the Borrower is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act, and each Advance is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act.

(O) Properties; Security Interest. The Borrower has good title to all of its properties and assets necessary in the ordinary course of its business, free and clear of Liens other than Permitted Liens. Once executed and delivered, the Security Agreement and the Pledge Agreement create, as security for the Obligations of the Borrower or Secured Obligations (as defined in the Pledge Agreement), as applicable, a valid and enforceable and (coupled with this Agreement, the Lockbox Agreement and the taking of all actions required thereunder and under the Security Agreement and the Pledge Agreement and pursuant to Section 5.1(X) for perfection) perfected security interest in and Lien on all of the Collateral, in favor of the Administrative Agent, for the benefit of the Secured Parties, superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral may be subject to Permitted Liens.

(P) Subsidiaries. The Borrower does not have, and shall not have, any Subsidiaries, and does not and shall not otherwise own or hold, directly or indirectly, any Capital Stock of any other Person.

(Q) Valid Transfer. The Sale and Contribution Agreement creates a valid sale, transfer and/or assignment from the Seller to the Borrower of all right title and interest of the Seller in and to the Conveyed Property in each case conveyed to the Borrower thereunder.

(R) Purchases of Home Improvement Loans and Home Improvement Assets. The Borrower has given reasonably equivalent value to the Seller (which may include additional Capital Stock in the Borrower) in consideration for the transfer to the Borrower by the Seller of the Conveyed Property conveyed to the Borrower under the Sale and Contribution Agreement, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Borrower.

(S) Foreign Corrupt Practices Act; Sanctions; Anti-Money Laundering.

(i) Neither the Borrower, any Affiliated Entity nor, to the knowledge of the Borrower after due inquiry, any of their officers, directors, agents or employees, has used any of the proceeds of any Advance (a) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) to make any direct or indirect unlawful payment to any government official or employee from corporate funds, (c) to violate any provision of the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the Borrower conducts its business and to which they are lawfully subject, or (d) to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) Neither the Borrower, any Affiliated Entity, nor, to the knowledge of the Borrower after due inquiry, any of their respective directors, officers, or employees appears on the Specially Designated Nationals and Blocked Persons List published by the Office of Foreign Assets Control (“OFAC”), or is a Sanctioned Person. Neither the Borrower or any of its Affiliated Entities conducts business or completes transactions with the governments of, or persons within, any Sanctioned Jurisdiction under Sanctions administered and enforced by any Sanctions Authority.

(iii) The Borrower has not directly or, or to the knowledge of the Borrower after due inquiry, indirectly, used any part of any proceeds of any Advance or lent, contributed, or otherwise made available such proceeds to any Affiliated Entity, subsidiary, joint venture partner or other Person to fund any activities of, or business with, any Person that, at the time of such funding, to the knowledge of the Borrower (provided such knowledge qualification shall not apply to any Affiliated Entity, subsidiary or joint venture partner), was the subject of Sanctions administered or enforced by any Sanctions Authority, or was in any Sanctioned Jurisdiction that, at the time of such funding, is the subject of Sanctions administered or enforced by any Sanctions Authority. None of the execution, delivery, or performance of this Agreement, or any activities, transactions, services, or any Collateral or security interest contemplated by this Agreement, would result in a violation of Sanctions by the Administrative Agent, the Citi Committed Lender, the Citi Conduit Lenders or any other party to this Agreement or their respective Affiliates.

(iv) The operations of the Borrower, the Seller, the Servicer and the Parent are in compliance, and will continue to be in compliance, with the applicable anti-money laundering statutes of all jurisdictions where the Borrower, the Seller, the Servicer, or any of their respective Subsidiaries conducts business, the rules and regulations thereunder, and any related or similar anti-money laundering rules, or regulations, issued, administered or enforced by any governmental or regulatory agency applicable to them (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower, the Seller, the Servicer or any of their respective Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened in writing.

(T) [Reserved].

(U) Eligibility. Each Home Improvement Loan listed on the Schedule of Eligible Home Improvement Loans most recently delivered to the Administrative Agent was an Eligible Home Improvement Loan as of such date of delivery of such Schedule of Eligible Home Improvement Loans.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(V) Beneficial Ownership Certification. The information included in any Beneficial Ownership Certification delivered by the Borrower is true and correct in all respects.

(W) Payments in the Ordinary Course of Business. Each payment or remittance of funds by the Borrower to the Administrative Agent or any Lender hereunder and under the other Transaction Documents is (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower, the Administrative Agent, and the Lenders and (ii) made in the ordinary course of business or financial affairs of the Borrower, the Administrative Agent and the Lenders.

Section 4.2. Representations and Warranties of the Administrative Agent and the Lenders. Each of the Administrative Agent and the Lenders, each as to itself, represents and warrants to the Borrower as of the Closing Date and as of each Borrowing Date that each payment or remittance of funds by the Borrower to the Administrative Agent or such Lender hereunder and under the other Transaction Documents is (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Administrative Agent and such Lender and (ii) made in the ordinary course of business or financial affairs of the Administrative Agent and such Lender.

ARTICLE V

COVENANTS

Section 5.1. Affirmative Covenants. The Borrower covenants and agrees that, until all Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated:

(A) Reporting Requirements. The Borrower will furnish to the Administrative Agent, each Lender and, in the case of subclause (vi) below, the Paying Agent, and the Back-Up Servicer:

(i) within (a) the earlier of (x) one hundred eighty (180) days after the close of each fiscal year of SEI (beginning with the fiscal year ending December 31, 2023) and (y) such earlier period as required by Applicable Law, the unqualified (provided, however, that explanatory language added to the auditor’s standard report that does not constitute a limitation on the scope of the auditor’s findings shall not constitute a qualification) audited financial statements for such fiscal year that include the consolidated balance sheet of SEI and its consolidated subsidiaries as of the end of such fiscal year, the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year (it being acknowledged that such requirement with respect to SEI may be satisfied by the filing of the appropriate report on Form 10-K with the Securities and Exchange Commission), and, beginning with the fiscal year ending December 31, 2023, the assets and liabilities of the Parent and the Borrower as of the end of such fiscal year presented in a note or schedule to such financial statements of SEI, and in

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

each case prepared in accordance with GAAP, and audited by a Nationally Recognized Accounting Firm selected by SEI and (b) the earlier of (x) sixty (60) days after the end of each of the first three quarters of its fiscal year and (y) such earlier period as required by Applicable Law, the unaudited consolidated balance sheets and statements of operations for such fiscal quarter on a year to date basis for SEI and its consolidated subsidiaries (it being acknowledged that such requirement with respect to SEI may be satisfied by the filing of the appropriate report on Form 10-Q with the Securities and Exchange Commission);

(ii) if, at any time, Sunnova Management is the Servicer, but is not a subsidiary of Parent, within (a) one hundred eighty (180) days after the end of each of its fiscal years (beginning with the fiscal year ending December 31, 2023), a copy of the unqualified (provided that explanatory language added to the auditor’s standard report that does not constitute a limitation on the scope of the auditor’s findings shall not constitute a qualification) audited consolidated financial statements for such year for Sunnova Management, containing financial statements for such year prepared by a Nationally Recognized Accounting Firm selected by Sunnova Management and (b) sixty (60) days after the end of each of its fiscal quarters, the unaudited consolidated balance sheets and income statements for such fiscal quarter on a year-to-date basis for Sunnova Management;

(iii) [Reserved];

(iv) at any time that Sunnova Management is the Servicer, within one hundred eighty (180) days after the Closing Date and thereafter within one hundred eighty (180) days after the end of each of its fiscal years (beginning with the fiscal year ending December 31, 2023), a report to the Administrative Agent and each Funding Agent prepared by a Qualified Service Provider (as defined in the Servicing Agreement) containing such firm’s conclusions with respect to an examination of certain information relating to Sunnova Management’s compliance with its obligations under the Transaction Documents (including, without limitation, such firm’s conclusions with respect to an examination of the calculations of amounts set forth in certain of Sunnova Management’s reports delivered hereunder and pursuant to the Servicing Agreement, as applicable, during the prior calendar year (or, with respect to the initial report, such other applicable period) and Sunnova Management’s source records for such amounts), in form and substance satisfactory to the Administrative Agent and the Funding Agents, provided that the foregoing report is in addition to and does not restrict the scope of the audit and collateral reviews referred to in Section 7.13;

(v) as soon as possible, and in any event within five (5) Business Days, after the Borrower or any of its ERISA Affiliates knows or has reason to know that an ERISA Event has occurred, deliver to the Lenders a certificate of a Responsible Officer of the Borrower setting forth the details of such ERISA Event, the action that the Borrower or the ERISA Affiliate proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vi) (a) promptly, and in any event within five (5) Business Days, after a Responsible Officer of the Borrower, the Seller, the Servicer (if it is an Affiliate of the Borrower), or the Parent obtains knowledge thereof, notice of the occurrence of any event that constitutes an Event of Default, a Potential Default, an Amortization Event or a Potential Amortization Event, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto; and (b) promptly, and in any event within five (5) Business Days after a Responsible Officer of any of the Borrower, the Seller, the Servicer (if it is an Affiliate of the Borrower), or the Parent obtains knowledge thereof, notice of any other development concerning any litigation, governmental or regulatory proceeding (including environmental law) or labor matter (including ERISA Event) pending or threatened in writing against (x) the Borrower or (y) Parent or SEI that, in the case of this clause (y), individually or in the aggregate, if adversely determined, would reasonably be likely to have a material adverse effect on (A) the ability of the Parent to perform its obligations under the Limited Performance Guaranty, or (B) the business, operations, financial condition, or assets of SEI or Parent; and (c) promptly, and in any event within five (5) Business Days after a Responsible Officer of the Borrower, the Seller, the Servicer (if it is an Affiliate of the Borrower), or the Parent obtains knowledge thereof, notice of the occurrence of any event that constitutes a default, an event of default, or event that would permit the acceleration of any obligation under a Sunnova Credit Facility;

(vii) promptly, and in any event within five (5) Business Days, after receipt thereof by any of the Borrower, the Seller, the Servicer (if it is an Affiliate of the Borrower), or the Parent, copies of all material notices, requests, and other documents (excluding regular periodic reports) delivered or received by the Borrower under or in connection with the Sale and Contribution Agreement;

(viii) promptly, and in any event within five (5) Business Days, after receipt thereof by any of the Borrower, the Seller, the Servicer (if it is an Affiliate of the Borrower), or the Parent, copies of all notices and other documents delivered or received by the Borrower with respect to any material tax Liens on Home Improvement Assets (either individually or in the aggregate);

(ix) subject to any confidentiality requirements of the Securities and Exchange Commission, promptly after receipt thereof by SEI or any Subsidiary, copies of each notice or other correspondence received from the Securities and Exchange Commission concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of SEI or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(x) promptly, and in any event within ten (10) Business Days after the determination by the Borrower to add a new Approved Jurisdiction to Schedule VI as set forth in the definition thereof, a copy of such updated schedule; and

(xi) promptly, and in any event no later than ten (10) Business Days prior to the adoption of any amendment or modification (whether or not material) to any Parent Policy, such amendment or modification.

(B) Home Improvement Loan Reporting. The Borrower shall enforce the provisions of the Servicing Agreement which require the Servicer to furnish, in each case to the Administrative Agent and each Funding Agent (and, with respect to the Back-Up Servicer and the Paying Agent, items (i) and (iii) below):

(i) on each day that the Monthly Servicer Report is required to be delivered pursuant to and in accordance with the terms of the Servicing Agreement, the Monthly Servicer Report (including a Borrowing Base Certificate setting forth detailed calculations of the Borrowing Base);

(ii) on the Scheduled Commitment Termination Date, an updated A-2 Custodial Certification dated as of such date confirming that all Home Improvement Loan Contracts are in the possession of the Custodian (whether in PDF Form or in Electronic Form, as those terms are defined in the Custodial Agreement); and

(iii) on each day that a Monthly Servicer Report is required to be delivered under the Servicing Agreement, the following each dated as of such date and current through such date: (A) the Managed Portfolio Delinquency File; (B) a loan data tape containing current information regarding the Home Improvement Loans owned by the Borrower as of such date; (C) the Managed Portfolio Default File; and (D) the Advance Rate Calculator reflecting, to the extent utilized in the Advance Rate Calculator, the information contained in the Managed Portfolio Delinquency File and such loan tape.

(C) UCC Matters; Protection and Perfection of Security Interests. The Borrower agrees to notify the Administrative Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, and (iii) in the jurisdiction of its organization in each case, within ten (10) days after such change. In addition, the Borrower agrees to promptly notify the Administrative Agent in writing if any eVault is terminated or the underlying control arrangements for any eVault are changed in any manner that could be adverse to the Administrative Agent control party or to the Lenders and if any authoritative electronic copies of Home Improvement Loans stored therein are no longer held within an eVault or are otherwise removed from an eVault, in each case no later than one (1) Business Day prior to the occurrence thereof. The Borrower agrees that from time to time, at its sole cost and expense, it will promptly execute and deliver all further instruments and documents, and take all further action necessary or reasonably required by the Administrative Agent (a) to complete all assignments from the Seller to the Borrower under the Sale and Contribution Agreement, (b) to perfect, protect or more fully evidence the Administrative Agent’s security interest in the Home Improvement Loans

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

and the related Home Improvement Assets acquired by the Borrower under the Sale and Contribution Agreement, and (c) to enable the Administrative Agent to exercise or enforce any of its rights hereunder, under the Security Agreement or under any other Transaction Document. Without limiting the Borrower’s obligation to do so, the Borrower hereby irrevocably authorizes the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or reasonably required by the Administrative Agent. The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, naming the Borrower as debtor, relative to all or any of the Collateral now existing or hereafter arising without the signature of the Borrower where permitted by law.

(D) Access to Certain Documentation and Information Regarding the Eligible Home Improvement Loans and Related Home Improvement Assets. The Borrower shall permit (and, as applicable, the Servicer, the Back-Up Servicer and the Custodian shall permit) the Administrative Agent (and, as applicable, the Custodian) or its duly authorized representatives or independent contractors, upon reasonable advance notice to the Borrower (and, as applicable, the Servicer, the Back-Up Servicer and the Custodian), (i) access to documentation that the Borrower, the Servicer, the Back-Up Servicer, or the Custodian, as applicable, may possess regarding the Eligible Home Improvement Loans and the related Home Improvement Assets, (ii) to visit the Borrower, the Servicer, the Back-Up Servicer, or the Custodian, as applicable, and to discuss their respective affairs, finances and accounts (as they relate to their respective obligations under this Agreement and the other Transaction Documents) with the Borrower, the Servicer, the Back-Up Servicer, or the Custodian, as applicable, their respective officers, and independent accountants (subject to such accountants’ customary policies and procedures), and (iii) to examine the books of account and records of the Borrower, the Custodian, the Back-Up Servicer or the Servicer, as applicable as they relate to the Eligible Home Improvement Loans and the related Home Improvement Assets, to make copies thereof or extracts therefrom, in each case at such reasonable times and during regular business hours of the Borrower, the Custodian, the Back-Up Servicer or the Servicer, as applicable. The frequency of the granting of such access, such visits and such examinations, and the party to bear the expense thereof, shall be governed by the provisions of Section 7.13 with respect to the reviews of the Borrower’s business operations described in such Section 7.13. The Administrative Agent (and, as applicable, the Custodian) shall and shall cause its representatives or independent contractors to use commercially reasonable efforts to avoid interruption of the normal business operations of the Borrower, the Custodian, the Back-Up Servicer or the Servicer, as applicable. Notwithstanding anything to the contrary in this Section 5.1(D), (i) none of the Borrower, the Custodian, the Back-Up Servicer or the Servicer will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement, or (z) is subject to attorney-client or similar privilege or constitutes attorney work product, (ii) the Borrower shall have the opportunity to

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

participate in any discussions with the Borrower’s independent accountants and (iii) absent the occurrence and continuance of an Event of Default or Amortization Event, the Administrative Agent (and, as applicable, the Custodian) or its duly authorized representatives or independent contractors shall not be permitted to visit the Back-Up Servicer more than once during any given twelve (12) month period.

(E) Existence and Rights; Compliance with Laws. The Borrower shall preserve and keep in full force and effect (i) its limited liability company existence, and (ii) any material rights, permits, patents, franchises, licenses and qualifications. The Borrower shall comply with all applicable laws and maintain in place all permits, licenses, approvals and qualifications required for it to conduct its business activities to the extent that the lack of compliance thereof would result in a Material Adverse Effect.

(F) Books and Records. The Borrower shall maintain, and cause (if the Servicer is an Affiliate of the Borrower) the Servicer to maintain, proper and complete financial and accounting books and records. The Borrower shall maintain accounts and records as to each Eligible Home Improvement Loan that are proper, complete, accurate and sufficiently detailed so as to permit (i) the reader thereof to know as of the most recently ended calendar month the status of each Eligible Home Improvement Loan including payments made and payments owing (and whether or not such payments are past due), and (ii) reconciliation of payments on each Eligible Home Improvement Loan and the amounts from time to time deposited in respect thereof in the Lockbox Account or the Collection Account.

(G) Taxes. The Borrower shall pay, or cause to be paid, when due (taking into account all valid extensions) all Taxes imposed upon it or any of its respective properties or which it is required to withhold and pay over, and provide evidence of such payment to the Administrative Agent if requested; provided, however, that the Borrower shall not be required to pay any such Tax that is being contested in good faith by proper actions diligently conducted if (i) it has maintained adequate reserves with respect thereto in accordance with GAAP and (ii) in the case of a Tax that has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax.

(H) Maintenance of Properties. The Borrower shall ensure that its material properties and equipment used or useful in its business in whosoever’s possession they may be, are kept in reasonably good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, in each case, to the extent and in the manner customary for companies in similar businesses.

(I) ERISA. The Borrower shall deliver to the Administrative Agent such certifications or other evidence from time to time prior to the repayment of all Obligations and the termination of all Commitments, as requested by the Administrative Agent in its sole discretion, that (i) the Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan within the meaning

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

of Section 4975 of the Internal Revenue Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA, (ii) the Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (iii) the assets of the Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

(J) Use of Proceeds. The Borrower will use the proceeds of any Advance only as permitted under Section 2.3.

(K) Change of State of Organization; Collections; Names, Etc.

(i) In respect of the Seller, and the Servicer (if it is an Affiliate of the Borrower), the Borrower shall notify the Administrative Agent, the Paying Agent, the Back-Up Servicer and the Custodian in writing of any change (a) in such entity’s legal name, (b) in such entity’s identity or type of organization or corporate structure, or (c) in the jurisdiction of such entity’s organization, in each case, within ten (10) days of such change; and

(ii) In the event that the Borrower or any Affiliated Entity thereof receives any Collections relating to any Eligible Home Improvement Loans or related Home Improvement Assets directly, the Borrower shall hold, or cause such Affiliated Entity to hold, all such Collections in trust for the benefit of the Secured Parties and deposit, or cause such Affiliated Entity to deposit, such Collections into the Collection Account, as soon as practicable, but in no event later than two (2) Business Days after its receipt thereof.

(L) Insurance. The Borrower shall maintain or cause to be maintained, at its own expense, insurance coverage (i) by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower as of the Closing Date and to the extent commercially obtainable or (ii) as is customary, reasonable and prudent in light of the size and nature of the Borrower’s business as of any date after the Closing Date. The Borrower shall be deemed to have complied with this provision if one of its Affiliates has such policy coverage and, by the terms of any such policies, the coverage afforded thereunder extends to the Borrower and the Seller. Upon the request of the Administrative Agent at any time subsequent to the Closing Date, the Borrower shall cause to be delivered to the Administrative Agent, a certification evidencing the Borrower’s and the Seller’s coverage under any such policies.

(M) Maintenance of Independent Director. The Borrower shall maintain at least one individual to serve as an independent director (the “Independent Director”) of the Borrower, (i) who is not, nor at any time during the past six (6) years has been, (a) a direct or indirect beneficial owner, a partner (whether direct, indirect or beneficial), customer or supplier of the Borrower or any of its Affiliates, (b) a manager, officer, employee, member, stockholder, director, creditor, Affiliate or associate of the Borrower or any of its Affiliates (other than as an independent officer, director, member or manager acting in a capacity

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

similar to that set forth herein), (c) a person related to, or which is an Affiliate of, any person referred to in clauses (a) or (b), or (d) a trustee, conservator or receiver for any Affiliate of the Borrower or any of its Affiliates, (ii) who shall have had prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, and (iii) who shall have at least three (3) years of employment experience with one or more entities with a national reputation and presence that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and is currently employed by such an entity.

(N) The Sale and Contribution Agreement. The Borrower shall make such reasonable requests for information and reports or for action under the Sale and Contribution Agreement to the Seller as the Administrative Agent may reasonably request to the extent that the Borrower is entitled to do the same thereunder.

(O) Acquisitions from the Seller. With respect to each Home Improvement Loan and the related Home Improvement Assets, the Borrower shall (i) acquire ownership thereof from the Seller pursuant to and in accordance with the terms of the Sale and Contribution Agreement, (ii) take all action necessary to perfect, protect and more fully evidence such ownership, including (a) filing and maintaining effective financing statements (Form UCC-1) naming the Seller, as debtor, the Borrower, as secured party, and the Administrative Agent, as assignee, in all necessary filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (b) executing or causing to be executed such other instruments or notices as may be necessary or reasonably requested by the Administrative Agent, and (iii) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement.

(P) Maintenance of Separate Existence. The Borrower shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of the Affiliated Entities or any other Person, and that it is not a division of any of the Affiliated Entities or any other Person. In that regard the Borrower shall:

(i) maintain its limited liability company existence and make independent decisions with respect to its daily operations and business affairs and, other than pursuant to the terms of the limited liability company agreement of the Borrower, not be controlled in making such decisions by any other Affiliated Entity or any other Person;

(ii) maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) except as expressly otherwise permitted hereunder, conduct all intercompany transactions with the other Affiliated Entities on terms which the Borrower reasonably believes to be on an arm’s length basis;

(iv) (A) not guarantee any obligation of any of the other Affiliated Entities, nor (B) except as provided in the Transaction Documents, have any of its obligations guaranteed by any other Affiliated Entity or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity;

(v) except as expressly otherwise permitted hereunder or contemplated under any of the other Transaction Documents, not permit the commingling or pooling of its funds or other assets with the assets of any other Affiliated Entity;

(vi) maintain separate books and records, and deposit and other bank accounts to which no other Affiliated Entity has any access;

(vii) compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to the Borrower by such employees, consultants and agents or Affiliated Entities, in each case, either directly from the Borrower’s own funds or indirectly through documented capital contributions from the Parent, Intermediate Holdco, the Seller or any other direct or indirect parent of the Borrower;

(viii) have agreed in writing with each of the other relevant Affiliated Entities to allocate among themselves shared overhead and corporate operating services and expenses which are not reflected in documentation in connection with a Takeout Transaction (including the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

(ix) pay for its own account, directly from the Borrower’s own funds or indirectly through documented capital contributions from any of the Parent, Intermediate Holdco, the Seller or any other direct or indirect parent of the Borrower, for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or the Borrower’s allocable share thereof) paid by any of the Affiliated Entities; provided, that the Parent or another Affiliated Entity shall be permitted to pay the initial organizational expenses of the Borrower;

(x) conduct its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents, including the Servicer;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(xi) except as contemplated under any Transaction Document, not make or declare any distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than monthly or otherwise, in certain other irregular cases, in accordance with appropriate limited liability company formalities and consistent with sound business judgment; and all such distributions, redemptions or repurchases shall only be permitted hereunder to the extent that no Event of Default then exists or would result therefrom; and

(xii) otherwise practice and adhere to limited liability company formalities such as complying with its organizational documents and member, manager and board of directors resolutions (as applicable), the holding of regularly scheduled meetings of the member, manager and board of directors, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its member, managers and board of directors (as applicable).

(Q) Updates to Account Schedule. Schedule II attached hereto shall be updated by the Borrower and delivered to the Administrative Agent promptly to reflect any changes as to which the notice and other requirements specified in Section 5.2(K) have been satisfied.

(R) Deposits into the Accounts.

(i) The Borrower shall deposit or cause to be deposited all Collections directly into the Lockbox Account, the Collection Account or, in the case of proceeds of a Takeout Transaction, the Takeout Transaction Account.

(ii) The Borrower shall direct, or cause to be directed, all Obligors to make all payments on Eligible Home Improvement Loans directly into the Lockbox Account.

(iii) The Borrower shall not deposit into or otherwise credit (or cause to be deposited into or credited), or consent to or fail to object to any such deposit or credit of, cash or cash proceeds other than Collections of Eligible Home Improvement Loans into the Collection Account or the Lockbox Account.

(S) [Reserved].

(T) Lockbox Account. If, at any time, the Lockbox Bank withdraws funds from the Lockbox Account to pay amounts owed to the Lockbox Bank pursuant to the Lockbox Agreement and such withdrawal reduces the amounts on deposit in such Lockbox Account below the Required Lockbox Reserve Amount (such deficit, the “Lockbox Bank Withdrawn Amount”), the Borrower shall promptly thereafter deposit or cause to be deposited into the Lockbox Account an amount equal to the Lockbox Bank Withdrawn Amount in accordance with Section 2.7(B)(xiii) or otherwise.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(U) Notice to Seller. The Borrower shall promptly notify the Seller of a breach of Section 4.1(U) and shall require the Seller to cure such breach, transfer or otherwise contribute additional Home Improvement Loans in an amount sufficient to cure any such Borrowing Base Deficiency or pay the Refund Price for such Defective Home Improvement Loan pursuant to and in accordance with the Sale and Contribution Agreement; provided, that notwithstanding anything contained in the Sale and Contribution Agreement to the contrary, upon the occurrence and continuance of an Amortization Event or an Event of Default, the Borrower shall require the Seller to pay the Refund Price solely in cash.

(V) Update to Eligible Home Improvement Loans. The Borrower shall promptly notify the Servicer, the Back-Up Servicer and the Administrative Agent in writing of any additions or deletions to the Schedule of Eligible Home Improvement Loans.

(W) Deviations from Approved Forms. The Borrower shall provide or shall cause the Seller to provide all proposed forms of Home Improvement Loan Contracts and Ancillary Home Improvement Agreements which deviate in any material respect from the Approved Forms attached hereto in Exhibit F (each such form a “Proposed Form”) to the Borrower, the Seller and the Administrative Agent and shall provide notice to such parties regarding the cessation of a form of Home Improvement Loan Contract or Ancillary Home Improvement Agreement attached hereto as Exhibit F or previously delivered hereunder. The Administrative Agent shall use its best efforts to notify the Seller in writing within ten (10) Business Days of receipt of such objection or approval of the terms of such updated form. Upon the written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, Exhibit F shall be amended to include such Proposed Form as a Home Improvement Loan Contract or Ancillary Home Improvement Agreement, as applicable, in addition to the other forms attached or previously delivered.

(X) Beneficial Owner Certification. Promptly following any request therefor, the Borrower shall provide such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

Section 5.2. Negative Covenants. The Borrower covenants and agrees that, until all Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated, the Borrower will not:

(A) Business Activities. Conduct any business other than:

(i) the acquisition from time to time of any or all right, title and (direct or indirect) interest in and to Home Improvement Loans, the related Home Improvement Assets and all rights and interests thereunder or relating thereto pursuant to the Sale and Contribution Agreement;

(ii) the conveyance from time to time to the Seller of any or all right, title and (direct or indirect) interest in and to the Home Improvement Loans and the related Home Improvement Assets and all rights and interests thereunder or relating thereto pursuant to the Sale and Contribution Agreement;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) the conveyance by the Borrower from time to time of (a) Home Improvement Loans and the related Home Improvement Assets in connection with a Takeout Transaction or (b) so long as no Event of Default or Borrowing Base Deficiency exists or would result therefrom (after giving effect to any assignment of additional Eligible Home Improvement Loans to Borrower on the date of such distribution) and such conveyance was not made with the intent to cause any adverse selection with respect to the Collateral, (1) Home Improvement Loans and the related Home Improvement Assets then not included on the Schedule of Eligible Home Improvement Loans and that do not satisfy the criteria set forth in the definition of “Eligible Home Improvement Loans” (other than any such Home Improvement Loans for which the Seller is required to pay the Refund Price in accordance with the terms of the Sale and Contribution Agreement) or (2) no more than once during the six (6) month period commencing on the first Business Day after the Closing Date and during any subsequent six (6) month period, in circumstances that do not constitute a Takeout Transaction, other Home Improvement Loans and the related Home Improvement Assets, and (A) in the case of (b)(1), either (I) that are sold in an arm’s length transaction for fair market value with no material recourse to the Borrower (except that such assets are being conveyed by it free and clear of Liens) and the proceeds of which are deposited into the Collection Account or (II) distributed by the Borrower to the Seller, and (B) in the case of (b)(2), are sold in an arm’s length transaction for fair market value with no material recourse to the Borrower (except that such assets are being conveyed by it free and clear of Liens) the proceeds of which are deposited into the Collection Account and are accompanied by the payment of any fees to the extent then required to be paid to a Lender pursuant to the terms of the Fee Letter of such Lender;

(iv) the execution and delivery by the Borrower from time to time of purchase agreements, in form and substance satisfactory to the Administrative Agent, related to the sale of securities by the Borrower or any of its Affiliates in connection with a Takeout Transaction;

(v) the performance by the Borrower of all of its obligations under the aforementioned agreements and under this Agreement and any documentation related thereto;

(vi) the preparation, execution and delivery of any and all other documents and agreements as may be required in connection with the performance of the activities of the Seller and the Borrower approved above; and

(vii) to engage in any lawful act or activity and to exercise any powers permitted under the Delaware Limited Liability Company Act that are reasonably related, incidental, necessary, or advisable to accomplish the foregoing.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Notwithstanding the foregoing, after the Closing Date and at any time on or prior to the date on which all Obligations (other than contingent obligations not then due) of the Borrower hereunder have been paid in full and the Commitments have expired or have been terminated, the Borrower shall not, without the prior written consent of the Administrative Agent or, if required in accordance with definition of Takeout Transaction, the Majority Lenders (1) purchase or otherwise acquire any Home Improvement Loans and the related Home Improvement Assets, or interests therein, except for acquisitions from the Seller pursuant to and in accordance with the Sale and Contribution Agreement, (2) convey or otherwise dispose of any Home Improvement Loans (and any related Home Improvement Assets), or interests therein, other than (x) in accordance with Section 5.2(A)(iii) or Section 5.2(E) or (y) to the Seller pursuant to the Sale and Contribution Agreement, or (3) establish any Subsidiaries.

(B) Sales, Liens, Etc. Except as permitted hereunder (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Eligible Home Improvement Loans or Collections, or upon or with respect to the Collection Account or the Lockbox Account or any other account owned by or in the name of the Borrower to which any Collections are sent, or assign any right to receive income in respect thereof, or (ii) create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, to secure or provide for the payment of any Indebtedness of any Person or for any other reason; provided that notwithstanding anything to the contrary herein, this Section 5.2(B) shall not prohibit any Lien that constitutes a Permitted Lien nor prohibit any sale, assignment or disposition of Home Improvement Loans that is permitted under Section 5.2(A)(iii) (including Collections related to such Home Improvement Loans and not yet distributed pursuant to Section 2.7(B)) or Section 5.2(E).

(C) Indebtedness. Incur or assume any Indebtedness, except Permitted Indebtedness.

(D) Loans and Advances. Make any loans or advances to any Person (other than, for the avoidance of doubt, the Home Improvement Loans).

(E) Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in the Borrower, or purchase, redeem or otherwise acquire for value any interest in the Affiliated Entities or any rights or options to acquire any such interest, except:

(i) distributions of cash by the Borrower from the Borrower’s Account in accordance with this Agreement;

(ii) transfers, dividends or other distributions of Transferable Home Improvement Loans and related Home Improvement Assets to the Seller pursuant to the Sale and Contribution Agreement;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) transfers, dividends or other distributions of Home Improvement Loans and related Home Improvement Assets then not included on the Schedule of Eligible Home Improvement Loans and that do not satisfy the criteria set forth in the definition of “Eligible Home Improvement Loans” (including Collections related thereto and not yet distributed pursuant to Section 2.7(B)) that are permitted under Section 5.2(A)(iii); and

(iv) in circumstances that do not constitute a Takeout Transaction, transfer of other Home Improvement Loans and related Home Improvement Assets that are permitted under Section 5.2(A)(iii);

provided, that the distributions described in subsection (i) of this clause (E) shall not be permitted if either an Event of Default or Potential Default exists or would result therefrom unless all outstanding Obligations (other than contingent liabilities for which no claims have been asserted) have been irrevocably paid in full with all accrued but unpaid interest thereon and any related Liquidation Fees and all amounts payable under any Fee Letter.

(F) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, except for the acquisition or sale of Home Improvement Loans and the related Home Improvement Assets and similar property pursuant to the Sale and Contribution Agreement, or pursuant to a Takeout Transaction or where all the Advances associated with such Home Improvement Loans and related Obligations have been paid in full with all accrued but unpaid interest thereon and any related Liquidation Fees all amounts payable under any Fee Letter.

(G) Investments. Make any investment of capital in any Person either by purchase of stock or securities, contributions to capital, property transfers or otherwise or acquire or agree to acquire by any manner any business of any Person.

(H) Change in Organizational Documents. Amend, modify or otherwise change any of the terms or provisions in its organizational documents as in effect on the date hereof (i) if such amendment, modification or change is immaterial, without the consent of the Administrative Agent or (ii) if such amendment, modification or change is material, without the consent of the Majority Lenders.

(I) Transactions with Affiliates. Enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions contemplated by the Transaction Documents or any similar conveyance agreement entered into in connection with a Takeout Transaction, (ii) any other transactions (including the lease of office space or computer equipment or software by the Borrower from an Affiliate and the sharing of employees and employee resources and benefits) complying with each of the following: (a) in the ordinary course of business or as otherwise permitted hereunder, (b) pursuant to the reasonable requirements and purposes of the Borrower’s business, (c) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

are consistent with market terms for any such transaction, and (d) permitted by Sections 5.2(B), (C), (E) or (F), (iii) employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower and its directors, officers, employees in the ordinary course of business, and (iv) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of any parent entity of the Borrower or the Borrower to the extent is attributable to the ownership or operation of the Borrower.

(J) Addition, Termination or Substitution of Accounts. Add, terminate or substitute, or consent to the addition, termination or substitution of, the Lockbox Account, the Collection Account, the Liquidity Reserve Account, or the Takeout Transaction Account unless, (i) the Administrative Agent shall have consented thereto after having received at least thirty (30) days’ (or such shorter time period as the Administrative Agent may approve in its sole discretion) prior written notice thereof and (ii) prior to directing any Obligor to remit Obligor Payments thereto, all actions requested by the Administrative Agent to protect and perfect the interest of the Secured Parties in the Collections in respect of the affected Eligible Home Improvement Loans have been taken and completed. Notwithstanding the foregoing, the Borrower neither has nor shall have any control over the Lockbox Account, the Collection Account, the Liquidity Reserve Account, or the Takeout Transaction Account.

(K) Collections. (i) Deposit at any time Collections into any bank account other than the Lockbox Account or the Collection Account, (ii) make any change to the payment instructions to any Obligor or direct any Obligor to make any Obligor Payments to any other destination other than the Lockbox Account, or (iii) permit the assets of any Person (other than the Borrower) to be deposited into the Lockbox Account or the Collection Account.

(L) Amendments to Transaction Documents, and Parent Policies.

(i) Without the prior written consent of the Administrative Agent, amend, modify or otherwise change any of the terms or provisions of any Transaction Document other than (x) supplements identifying Home Improvement Loans to be transferred in connection with each transfer of Home Improvement Loans and the related Home Improvement Assets from time to time in accordance with the Sale and Contribution Agreement or this Agreement, (y) amendments, supplements or other changes in accordance with the terms of the applicable Transaction Document, provided that, except as provided in Section 10.2 with respect to this Agreement or this Section 5.2(L), any amendment, supplement or modification of such Transaction Document shall require the consent of the Administrative Agent or any Lender that is party to such Transaction Document, as applicable, solely to the extent that such consent is required under the terms of such Transaction Document and (z) amendments, supplements or other changes with respect to exhibits and schedules to any Transaction Document that would not reasonably be expected to have an adverse effect on the value, enforceability, or collectability of the Collateral or adversely affect Collections.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) Without the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), amend, modify or otherwise change any of the terms or provisions of any Parent Policy, in each case, solely to the extent that such amendment, modification or change is material; provided that, (x) within five (5) Business Days after receipt by the Administrative Agent of such proposed amendment, modification or change as required by Section 5.1(A)(xi), the Administrative Agent shall provide a written acknowledgement to the Borrower that it has received and is reviewing such amendment, modification or change and (y) within ten (10) Business Days after receipt by the Administrative Agent of such proposed amendment, modification or change as required by Section 5.1(A)(xi), the Administrative Agent shall deliver to the Borrower written notice of its acceptance or rejection of such amendment, modification or change; provided that, if the Administrative Agent fails to provide written notice of its acceptance or rejection of such amendment, modification or change pursuant to the foregoing clause (y) within such ten (10) Business Day period, such amendment, modification or change shall be deemed to be accepted.

(iii) The Borrower shall not terminate, or consent to the resignation of, the Servicer except with the written consent of the Administrative Agent. The Borrower shall not take any action, and will cause its Affiliates not to take any action, that would allow the Servicer to resign as servicer under Section 6.3 of the Servicing Agreement, without the prior consent of the Administrative Agent.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1. Events of Default. The occurrence of any of the following specified events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(A) Non-Payment. (i) The Borrower shall fail to make any required payment of principal when due hereunder and such failure shall continue unremedied for (x) in the case of a mandatory prepayment under Section 2.9 in connection with a Borrowing Base Deficiency, upon expiration of the applicable cure period specified in Section 6.1(H) and (y) in the case of any other payment of principal, two (2) Business Days after the day such payment is due, (ii) the Borrower shall fail to make any required payment of interest when due hereunder and such failure shall continue unremedied for two (2) Business Days after the day such payment is due, (iii) the Borrower shall fail to pay the aggregate outstanding principal balance of all Advances made to the Borrower on the Scheduled Facility Maturity Date, or (iv) the Borrower shall fail to make any required payment on any other Obligation not referred to above when due hereunder or under any other Transaction Document and such failure under this subclause (iv) shall continue unremedied for five (5) Business Days after the earlier of (a) written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender or (b) the date upon which a Responsible Officer of the Borrower obtained knowledge of such failure.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) Representations. Any representation or warranty made or deemed made by the Borrower or the Seller herein or in any other Transaction Document (after giving effect to any qualification as to materiality set forth therein, if any) shall prove to have been inaccurate in any material respect when made and such defect, to the extent it is capable of being cured, is not cured within thirty (30) days from the earlier of (i) the date of receipt by the Borrower or the Seller, as the case may be, of written notice from the Administrative Agent of such failure by the Borrower or the Seller, as the case may be or (ii) the date upon which a Responsible Officer of the Borrower or the Seller, as the case may be, obtained knowledge of such failure; provided that a breach of any representation or warranty made by the Borrower under Section 4.1(U) or Seller in Section 6(b) of the Sale and Contribution Agreement shall be excluded if either (i) the Seller has cured or reimbursed any applicable Refund Price under the Sale and Contribution Agreement in cash or (ii) the Seller assigns additional Eligible Home Improvement Loans to Borrower within five (5) Business Days of the date on which the Borrower discovers or receives notice that a breach of representation or warranty made by the Borrower under Section 4.1(U) or Seller in Section 6(b) of the Sale and Contribution Agreement has occurred so long as any Borrowing Base Deficiency existing and continuing as a result of such breach is cured prior to the time frame set forth in Section 6.1(H), after giving effect to such assignment of additional Eligible Home Improvement Loans to Borrower.

(C) Covenants. (i) The Borrower shall fail to perform or observe any covenant under Section 5.1(E)(i) (Existence and Rights), (ii) the Borrower shall fail to perform or observe any covenant under Section 5.2 (Negative Covenants) which has not been cured within ten (10) days; or (iii) the Borrower or the Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Transaction Document which has not been cured within thirty (30) days from the earlier of (I) the date of receipt by the Borrower or the Seller, as applicable, of written notice from the Administrative Agent of such failure by the Borrower or the Seller, as the case may be or (II) the date upon which a Responsible Officer of the Borrower obtained knowledge of such failure.

(D) Validity of Transaction Documents. This Agreement or any other Transaction Document shall (except in accordance with its terms), in whole or in part, cease to be (i) in full force and effect and/or (ii) the legally valid, binding and enforceable obligation of the Borrower or the Seller.

(E) Insolvency Event. An Insolvency Event shall have occurred with respect to SEI, Parent, the Seller or the Borrower.

(F) Breach of Limited Performance Guaranty. Any failure by Parent to perform under the Limited Performance Guaranty; provided that a breach by Parent of the Financial Covenants is not an Event of Default hereunder.

(G) ERISA Event. Either (i) any ERISA Event shall have occurred or (ii) the assets of the Borrower become subject to Title I of ERISA, Section 4975 of the Internal Revenue Code, or, by reason of any investment in the Borrower by any governmental plan, as the case may be, any other federal, state, or local provision similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(H) Borrowing Base Deficiency. A Borrowing Base Deficiency continues for more than three (3) Business Days.

(I) Security Interest. The Administrative Agent, for the benefit of the Lenders, ceases to have a first priority perfected security interest in Collateral having a value in excess of the lesser of [***]% of the Aggregate Home Improvement Loan Balance and $[***] and such failure shall continue unremedied for more than five (5) Business Days unless such Liens with a higher priority than Administrative Agent’s Liens are Permitted Liens; provided that if such cessation in security interest is due to the Administrative Agent’s actions, then no Event of Default shall be deemed to occur under this Section 6.1(I).

(J) Judgments. There shall remain in force, undischarged, unsatisfied, and unstayed for more than thirty (30) consecutive days, any final non-appealable judgment against the Borrower in excess of $[***] over and above the amount of insurance coverage available from a financially sound insurer that has not denied coverage.

(K) 1940 Act. The Borrower becomes, or becomes controlled by, an entity required to register as an “investment company” under the 1940 Act.

(L) Reserve Account Shortfall. Amounts on deposit in the Liquidity Reserve Account are at any time less than the Liquidity Reserve Account Required Balance and such deficit is not cured on the earlier of the next Borrowing Date or the next Payment Date.

(M) Hedging. (i) Failure of the Borrower to maintain Hedge Agreements satisfying the Hedge Requirements (except to the extent such failure is solely a result of a Hedge Counterparty ceasing to be a Qualifying Hedge Counterparty, which shall be governed by clause (ii) of this Section 6.1(M)) and such failure continues for five (5) Business Days or (ii) any Hedge Counterparty ceases to be a Qualifying Hedge Counterparty and such Hedge Counterparty is not replaced with a Qualifying Hedge Counterparty within ten (10) Business Days.

(N) Change of Control. The occurrence of a Change of Control.

(O) Cross Default. The occurrence of an event of default under any other financing agreement entered into by the Borrower or the Seller.

Section 6.2. Remedies. If any Event of Default shall then be continuing, the Administrative Agent (i) may, in its discretion, or (ii) shall, upon the written request of the Majority Lenders, by written notice to the Borrower and the Lenders, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower in any manner permitted under applicable law:

(A) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) declare the principal of and any accrued interest in respect of all Advances and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, upon the occurrence of an Insolvency Event with respect to the Borrower, the principal of and any accrued interest in respect of all Advances and all other Obligations owing hereunder shall be immediately due and payable and the Commitments shall be immediately terminated without any notice to the Borrower or Lenders; and/or

(C) if the Servicer is Sunnova Management, replace the Servicer with a Successor Servicer in accordance with the Servicing Agreement; and/or

(D) foreclose on and liquidate the Home Improvement Loans and the related Home Improvement Assets owned by Borrower and all other Collateral and pursue all other remedies available hereunder and under the Security Agreement and the Pledge Agreement.

ARTICLE VII

THE ADMINISTRATIVE AGENT AND FUNDING AGENTS

Section 7.1. Appointment; Nature of Relationship. The Administrative Agent is appointed by the Funding Agents and the Lenders (and by each Hedge Counterparty by execution of a Hedge Counterparty Joinder) as the Administrative Agent hereunder and under each other Transaction Document, and each of the Funding Agents and the Lenders and each Hedge Counterparty irrevocably authorizes the Administrative Agent to act as the contractual representative of such Funding Agent and such Lender and such Hedge Counterparty with the rights and duties expressly set forth herein and in the other Transaction Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Funding Agent or Lender or any Hedge Counterparty by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Funding Agents and the Lenders and each Hedge Counterparty with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the Funding Agents’ and the Lenders’ and each Hedge Counterparty’s contractual representative, the Administrative Agent (A) does not assume any fiduciary duties to any of the Funding Agents or the Lenders or any Hedge Counterparty, (B) is a “representative” of the Funding Agents and the Lenders and each Hedge Counterparty within the meaning of Section 9-102 of the UCC as in effect in the State of New York, and (C) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Funding Agents and the Lenders and each Hedge Counterparty agree to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Funding Agent and each Lender and each Hedge Counterparty waives.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.2. Powers.

(A) The Administrative Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Funding Agents or the Lenders or any Hedge Counterparty, or any obligation to the Funding Agents or the Lenders or any Hedge Counterparty to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by the Administrative Agent.

(B) The Person serving as the Administrative Agent hereunder shall have the same rights and powers hereunder and under any other Transaction Document as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

(C) In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Funding Agents, the Hedge Counterparties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Funding Agents and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Funding Agents, the Hedge Counterparties and the Administrative Agent under Section 10.6) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Funding Agent and each Hedge Counterparty to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Funding Agents and the Hedge Counterparties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.6.

Section 7.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Funding Agents, the Lenders or any Hedge Counterparty for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person.

Section 7.4. No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder, (B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Administrative Agent, (D) the existence or possible existence of any Potential Default or Event of Default, or (E) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Funding Agent, any Lender or any Hedge Counterparty for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective Affiliates. In determining compliance with any condition hereunder to the making of Advances that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or experts.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by, or with the consent of, in each case, the Majority Lenders, and such instructions, consent and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Loan Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 7.6. Employment of Agents and Counsel. The Administrative Agent may execute any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may execute any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 7.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

Section 7.8. The Administrative Agent’s Reimbursement and Indemnification. The Committed Lenders agree to reimburse and indemnify (on a pro rata basis based on the Lender Group Percentages, as applicable) the Administrative Agent (A) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents, and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Administrative Agent.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.9. Rights as a Lender. With respect to its Commitment and Advances made by it and the Loan Notes (if any) issued to it, in its capacity as a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders,” as applicable, shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

Section 7.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

Section 7.11. Successor Administrative Agent.

(A) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Funding Agents, each Hedge Counterparty, the Custodian, the Back-Up Servicer, the Paying Agent and the Borrower. Upon receipt of any such notice of resignation the Majority Lenders and, unless an Event of Default has occurred and is continuing, the Borrower shall have the right to appoint a successor agent; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Lender. If no such successor Administrative Agent shall have been so appointed by the Majority Lenders and the Borrower (to the extent provided above) and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation (or such earlier day as shall be agreed by the Majority Lenders and the Borrower) (the “Administrative Agent Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Funding Agents, appoint a successor Administrative Agent meeting the qualifications set out above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Administrative Agent Resignation Effective Date. Upon appointment of a successor Administrative Agent such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

references herein to the Administrative Agent shall mean such successor Administrative Agent, effective upon its appointment; and such former Administrative Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder in such capacity, the provisions of this Article VII and Section 2.11, Section 2.15, Section 10.5 and Section 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(B) If the Administrative Agent ceases to be a Lender or an Affiliate of any Lender hereunder, or becomes a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders shall have the right to terminate the Administrative Agent upon ten (10) days’ notice to the Administrative Agent, the Lenders, the Funding Agents, each Hedge Counterparty, the Custodian, the Back-Up Servicer, the Paying Agent and the Borrower, and the Majority Lenders and, unless an Event of Default has occurred and is continuing, the Borrower shall have the right to replace the Administrative Agent with a successor of their choosing. If no such successor Administrative Agent shall have been so appointed by the Majority Lenders and the Borrower (to the extent provided above) and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Majority Lenders and the Borrower) (the “Administrative Agent Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Administrative Agent Removal Effective Date. Upon appointment of a successor Administrative Agent such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and references herein to the Administrative Agent shall mean such successor Administrative Agent, effective upon its appointment; and such former Administrative Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any terminated Administrative Agent’s termination hereunder as such agent, the provisions of this Article VII and Section 2.11, Section 2.15, Section 10.5 and Section 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 7.12. Transaction Documents; Further Assurances.

(A) Each Lender and each Funding Agent and each Hedge Counterparty authorizes the Administrative Agent to enter into each of the Transaction Documents to which it is a party and each Lender and each Funding Agent and each Hedge Counterparty authorizes the Administrative Agent to take all action contemplated by such documents in its capacity as Administrative Agent. Each Lender and each Funding Agent and each Hedge Counterparty agrees that no Lender and no Funding Agent and no Hedge

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Counterparty, respectively, shall have the right individually to seek to realize upon the security granted by any Transaction Document or to enforce rights and remedies hereunder and under the other Transaction Documents, it being understood and agreed that the authority to enforce rights and remedies hereunder shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of the Lenders, the Funding Agents and each Secured Hedge Counterparty upon the terms of the Transaction Documents (including Section 6.2) provided that the foregoing shall not prohibit:

(i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Transaction Documents;

(ii) any Lender from exercising setoff rights in accordance with Section 10.7 (subject to the terms thereof); or

(iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Transaction Documents, then (x) the Majority Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 6.2 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 10.7, any Lender may, with the consent of the Majority Lenders, enforce any rights or remedies available to it and as authorized by the Majority Lenders.

(B) Any Funding Agent may (in their sole discretion and expense), at any time, have their Advances rated by Moody’s, S&P, DBRS, Inc. or Kroll Bond Rating Agency, Inc. Any such rating shall not be a condition precedent to closing the credit facility or the making of the Advances as set forth in this Agreement, nor shall any rating process or requests or any subsequent downgrade of any rating received impact the Borrower’s availability under the credit facility set forth in this Agreement. The Borrower, Sunnova Management and the Seller shall use commercially reasonable efforts to provide reasonable assistance to obtain such rating and the Borrower shall be responsible for any reasonable fees and reasonable and documented out-of-pocket costs required to be paid in connection with obtaining and maintaining such rating. For the avoidance of doubt, any such rating shall not be a condition precedent to any Advance or to the exercise of any rights of the Borrower, Sunnova Management or the Seller under this Agreement.

Section 7.13. Collateral Review.

(A) Unless an Event of Default or an Amortization Event has occurred and is continuing, the Administrative Agent and/or its designated agent may not more than one (1) time during any given twelve (12) month period (at the expense of the Borrower), upon reasonable notice, perform (i) reviews of the Servicer’s, the Seller’s and/or the Borrower’s business operations and (ii) audits of the Collateral, in all cases, the scope of which shall be determined by the Administrative Agent. The Borrower agrees that the first such review and audit shall occur, upon reasonable notice, no later than one hundred eighty (180) days after the Closing Date.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) If either an Event of Default or an Amortization Event has occurred and is continuing, the Administrative Agent or its designated agent may, in its sole discretion regarding frequency (at the expense of the Borrower), upon reasonable notice, perform (i) reviews of the initial Servicer’s, the Seller’s and/or Borrower’s business operations and (ii) audits or any other review of the Collateral, in all cases, the scope of which shall be determined by the Administrative Agent.

Section 7.14. Funding Agent Appointment; Nature of Relationship. Each Funding Agent is appointed by the Lenders in its Lender Group as their agent hereunder, and such Lenders irrevocably authorize such Funding Agent to act as the contractual representative of such Lenders with the rights and duties expressly set forth herein and in the other Transaction Documents. Each Funding Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII. The provisions of this Article VII are solely for the benefit of the Funding Agents and the Lenders, and the Borrower shall have rights as a third-party beneficiary of any of such provisions to the extent the Borrower is expressly referred to therein. Notwithstanding the use of the defined term “Funding Agent,” it is expressly understood and agreed that no Funding Agent shall have any fiduciary responsibilities to any Lender by reason of this Agreement and that each Funding Agent is merely acting as the representative of the Lenders in its Lender Group with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the related Lenders’ contractual representative, each Funding Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders in its Lender Group within the meaning of Section 9-102 of the UCC as in effect in the State of New York and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Lenders agrees to assert no claim against their Funding Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

Section 7.15. Funding Agent Powers. Each Funding Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto. No Funding Agent shall have any implied duties or fiduciary duties to the Lenders in its Lender Group, or any obligation to such Lenders to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by such Funding Agent.

Section 7.16. Funding Agent General Immunity. Neither any Funding Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.17. Funding Agent Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. Neither any Funding Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder, (B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Administrative Agent, (D) the existence or possible existence of any Potential Default, Event of Default, Potential Amortization Event or Amortization Event, or (E) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith. No Funding Agent shall be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective Affiliates. In determining compliance with any condition hereunder to the making of Advances that by its terms must be fulfilled to the satisfaction of a Lender, the Funding Agent may presume that such condition is satisfactory to such Lender in its respective Lender Group unless the Funding Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Funding Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or experts.

Section 7.18. Funding Agent Action on Instructions of Lenders. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by each of the Lenders in its Lender Group, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of such Lenders. Each Funding Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders in its Lender Group pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 7.19. Funding Agent Delegation of Duties. Each Funding Agent may execute any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by such Funding Agent. Each Funding Agent and any such sub-agent may execute any and all of its duties and exercise its rights and powers by or through their respective Related

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Parties. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Related Parties of a Funding Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as a Funding Agent. No Funding Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Funding Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 7.20. Funding Agent Reliance on Documents; Counsel. Each Funding Agent shall be entitled to rely upon any Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by such Funding Agent, which counsel may be employees of such Funding Agent.

Section 7.21. Funding Agent’s Reimbursement and Indemnification. The Committed Lenders in each Lender Group agree to reimburse and indemnify (on a pro rata basis based upon the applicable Lender Group Percentages) the Funding Agent in their Lender Group (A) for any amounts not reimbursed by the Borrower for which such Funding Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by such Funding Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents, and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Funding Agent.

Section 7.22. Funding Agent Rights as a Lender. With respect to its Commitment and Advances made by it and the Loan Notes (if any) issued to it, in its capacity as a Lender, each Funding Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not a Funding Agent, and the term “Lender” or “Lenders,” as applicable, shall, unless the context otherwise indicates, include such Funding Agent in its individual capacity. Each Funding Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.23. Funding Agent Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon its Funding Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon its Funding Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

Section 7.24. Funding Agent Successor Funding Agent.

(A) Any Funding Agent may resign at any time by giving written notice thereof to the Lenders in its Lender Group, the Administrative Agent and the Borrower. Upon receipt of any such notice of resignation, the Lenders in the applicable Lender Group shall have the right to appoint a successor agent. If no such successor shall have been so appointed by the applicable Lenders and shall have accepted such appointment within thirty (30) days after the retiring Funding Agent gives notice of resignation (or such earlier day as shall be agreed by the Lenders in the applicable Lender Group) (the “Funding Agent Resignation Effective Date”), then the retiring Funding Agent may (but shall not be obligated to), on behalf of the Lenders of the applicable Lender Group, appoint a successor Funding Agent meeting the qualifications set out above, provided that in no event shall any such successor Funding Agent be a Defaulting Lender or a Disqualified Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Funding Agent Resignation Effective Date. Upon appointment of a successor Funding Agent such successor Funding Agent shall succeed to the rights, powers and duties of such Funding Agent and references herein to a Funding Agent shall mean such successor Funding Agent, effective upon its appointment; and such former Funding Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement. The fees payable by the Borrower to a successor Funding Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any retiring Funding Agent’s resignation hereunder in such capacity, the provisions of this Article VII and Section 2.11, Section 2.15, Section 10.5 and Section 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement.

(B) If any Funding Agent ceases to be a Lender or an Affiliate of any Lender in its Lender Group, or becomes a Defaulting Lender pursuant to clause (d) of the definition thereof, the Lenders in such Lender Group shall have the right to terminate such Funding Agent upon ten (10) days’ notice to such Funding Agent, the Administrative Agent and the Borrower, and the Lenders in such Lender Group shall have the right to replace such Funding Agent with a successor of their choosing. If no such successor shall have been so appointed by the Lenders in the applicable Lender Group and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Lenders in the applicable Lender Group) (the “Funding Agent Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

the Funding Agent Removal Effective Date. Upon appointment of a successor Funding Agent whereupon such successor Funding Agent shall succeed to the rights, powers and duties of such Funding Agent and references herein to such Funding Agent shall mean such successor Funding Agent, effective upon its appointment; and such former Funding Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement. After any terminated Funding Agent’s termination hereunder as such agent, the provisions of this Article VII and Section 2.11, Section 2.15, Section 10.5 and Section 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement.

Section 7.25. Funding Agent Transaction Documents; Further Assurances. Each Committed Lender authorizes the Funding Agent in its Lender Group to enter into each of the Transaction Documents to which it is a party and each Lender authorizes the Funding Agent in its Lender Group to take all action contemplated by such documents in its capacity as Funding Agent.

Section 7.26. Certain ERISA Matters.

(A) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(B) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (A) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (A), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).

Section 7.27. Erroneous Payments - Administrative Agent.

(A) If the Administrative Agent or the Paying Agent (x) notifies a Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent or the Paying Agent, as applicable, has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent, the Paying Agent or any of their Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent or the Paying Agent, as applicable, pending its return or repayment as contemplated below in this Section 7.27 and held in trust for the benefit of the Administrative Agent or the Paying Agent (in each case, on behalf of the Secured Parties), as applicable, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

thereafter, return to the Administrative Agent or the Paying Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent or the Paying Agent, as applicable) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent or the Paying Agent, as applicable, in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or the Paying Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent or the Paying Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(B) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) It acknowledges and agrees (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 7.27(B).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 7.27(B) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.27(A) or on whether or not an Erroneous Payment has been made.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(C) Each Lender or Secured Party hereby authorizes the Administrative Agent and the Paying Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent or the Paying Agent, as applicable, to such Lender or Secured Party under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount due that the Administrative Agent or the Paying Agent, as applicable, has demanded to be returned under immediately preceding clause (A).

(D) (I) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent or the Paying Agent, as applicable, for any reason, after demand therefor by the Administrative Agent or the Paying Agent, as applicable, in accordance with immediately preceding clause (A), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s or the Paying Agent’s, as applicable, notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not commitments to make loans hereunder), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Loan Notes evidencing such Advances to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments to make loans hereunder which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (v) each Funding Agent will reflect in the applicable Register the Administrative Agent’s ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments will remain available in accordance with the terms of this Agreement.

(II) Subject to Section 10.8 (but excluding, in all events, any assignment, consent or approval requirements (whether from the Borrower or otherwise), the Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). ). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Advances acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Advances are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(E) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Advances that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 7.27 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(F) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Paying Agent, as applicable, for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(G) Each party’s obligations, agreements and waivers under this Section 7.27 shall survive the resignation or replacement of the Administrative Agent or the Paying Agent, as applicable, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of any commitments to make Advances hereunder and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.28. Intercreditor Agreement. Each Funding Agent shall receive a copy of the Intercreditor Agreement from the Administrative Agent prior to execution and shall be deemed to have consented to such Intercreditor Agreement unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received the copy thereof; provided that if a Funding Agent objects to such Intercreditor Agreement, then the Administrative Agent and the Borrower shall not enter into such Intercreditor Agreement until such objecting Funding Agent is provided with an Intercreditor Agreement in form and substance satisfactory to it. Each Lender (a) agrees that it will be bound by the terms of the Intercreditor Agreement as if such Lender was a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (b) authorizes and instructs Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender. Each Lender (and each Person that becomes a Lender hereunder ) hereby agrees that Administrative Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.

ARTICLE VIII

ADMINISTRATION AND SERVICING OF HOME IMPROVEMENT LOANS

Section 8.1. Servicing Agreement.

(A) The Servicing Agreement, a duly executed counterpart of which has been delivered to the Administrative Agent, sets forth the covenants and obligations of the Servicer with respect to the Eligible Home Improvement Loans and other matters addressed in the Servicing Agreement, and reference is hereby made to the Servicing Agreement for a detailed statement of said covenants and obligations of the Servicer thereunder. The Borrower agrees that the Administrative Agent, in its name or (to the extent required by law) in the name of the Borrower, may (but is not, unless so directed and indemnified by the Majority Lenders, required to) enforce all rights of the Borrower under the Servicing Agreement for and on behalf of the Lenders whether or not an Event of Default has occurred and is continuing.

(B) Promptly following a request from the Administrative Agent (acting at the direction of the Majority Lenders) to do so, the Borrower shall take all such lawful action as the Administrative Agent may request to compel or secure the performance and observance by the Servicer of each of its obligations to the Borrower and with respect to the Eligible Home Improvement Loans under or in connection with the Servicing Agreement, in accordance with the respective terms thereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Borrower under or in connection with the Servicing Agreement to the extent and in the manner directed by the Administrative Agent, including the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer of each of its obligations under the Servicing Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(C) The Borrower shall not waive any default by the Servicer under the Servicing Agreement without the written consent of the Administrative Agent (acting at the written direction of the Majority Lenders).

(D) The Administrative Agent does not assume any duty or obligation of the Borrower under the Servicing Agreement, and the rights given to the Administrative Agent thereunder are subject to the provisions of Article VII.

(E) The Borrower has not and will not provide any payment instructions to any Obligor that are inconsistent with the Servicing Agreement.

(F) With respect to the Servicer’s obligations under Section 5.3 of the Servicing Agreement, the Administrative Agent shall not have any responsibility to the Borrower, the Servicer or any party hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of an independent accountant by the Servicer; provided, that the Administrative Agent shall be authorized, upon receipt of written direction from the Servicer directing the Administrative Agent, to execute any acknowledgment or other agreement with the independent accountant required for the Administrative Agent to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgement that the Servicer has agreed that the procedures to be performed by the independent accountant are sufficient for the Borrower’s purposes, (ii) acknowledgment that the Administrative Agent has agreed that the procedures to be performed by an independent accountant are sufficient for the Administrative Agent’s purposes and that the Administrative Agent’s purposes is limited solely to receipt of the report, (iii) releases by the Administrative Agent (on behalf of itself and the Lenders) of claims against the independent accountant and acknowledgement of other limitations of liability in favor of the independent accountant, and (iv) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of independent accountant (including to the Lenders). Notwithstanding the foregoing, in no event shall the Administrative Agent be required to execute any agreement in respect of the independent accountant that the Administrative Agent determines adversely affects it in its individual capacity or which is in a form that is not reasonably acceptable to the Administrative Agent.

Section 8.2. Accounts.

(A) Establishment. The Servicer or an Affiliated Entity has established and the Servicer shall maintain or cause to be maintained:

(i) for the benefit of the Secured Parties, in the name of the Borrower, at the Lockbox Bank, a segregated non-interest bearing account for the deposit of Obligor Payments (such account, as more fully described on Schedule II attached hereto, the “Lockbox Account”), such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower and the Secured Parties;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) for the benefit of the Secured Parties, in the name of the Borrower, at the Paying Agent or an Affiliate thereof that is an Eligible Institution, a segregated non-interest bearing trust account (such account, as more fully described on Schedule II attached hereto, the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower and the Secured Parties;

(iii) for the benefit of the Secured Parties, in the name of the Borrower, at the Paying Agent or an Affiliate thereof that is an Eligible Institution, a segregated non-interest bearing trust account (such account, as more fully described on Schedule II attached hereto, being the “Liquidity Reserve Account”), bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Borrower and the Secured Parties; and

(iv) for the benefit of the Secured Parties, in the name of the Borrower, at the Paying Agent or an Affiliate thereof that is an Eligible Institution, a segregated non-interest bearing trust account (such account, as more fully described on Schedule II attached hereto, being the “Takeout Transaction Account”, and together with the Collection Account and the Liquidity Reserve Account, each a “Paying Agent Account” and, collectively, the “Paying Agent Accounts”), bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Borrower and the Secured Parties.

(B) Replacement.

(i) If, at any time, an institution holding the Lockbox Account resigns, is removed or ceases to meet the eligibility requirements of an Eligible Institution or if the Borrower shall make in writing a request to replace the institution holding the Lockbox Account with another financial institution that is an Eligible Institution, the Servicer shall work with the Administrative Agent to establish a new Lockbox Account meeting the conditions specified above with an institution that is an Eligible Institution (and within the time periods set forth in the Lockbox Agreement), transfer any cash and any investments held therein or with respect thereto to such new Lockbox Account. From the date any such new Lockbox Account is established, it shall be the “Lockbox Account” hereunder.

(ii) If, at any time, the Paying Agent resigns, is removed hereunder or ceases to maintain the Paying Agent Accounts with an Eligible Institution or if the Borrower shall make in writing a request to replace the Paying Agent, then the Servicer, for the benefit of the Administrative Agent and the Lenders, shall within thirty (30) days (or such longer period approved by the Administrative Agent in its reasonable discretion) establish a new Collection Account, Liquidity Reserve Account, or Takeout Transaction Account meeting the conditions specified above with an Eligible Institution acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed) and transfer any cash

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

and/or any investments held therein or with respect thereto to such new Collection Account, Liquidity Reserve Account, or Takeout Transaction Account, as applicable. From the date such new Collection Account, Liquidity Reserve Account, or Takeout Transaction Account is established, it shall be the “Collection Account,” “Liquidity Reserve Account”, or “Takeout Transaction Account” hereunder, as applicable.

(C) Deposits and Withdrawals from the Liquidity Reserve Account. Deposits into, and withdrawals from, the Liquidity Reserve Account shall, subject to Section 2.7(D), be made in the following manner:

(i) On or prior to the initial Borrowing Date, the Borrower shall deliver to the Paying Agent for deposit into the Liquidity Reserve Account, an amount equal to the Liquidity Reserve Account Required Balance as of such date;

(ii) On each Payment Date, the Borrower shall direct the Paying Agent in writing to deposit into the Liquidity Reserve Account from available Collections held in the Collection Account (as set forth and in the order of priority established pursuant to Section 2.7(B)), funds in the amount required under Section 2.7(B), and the Borrower may, at its option, deposit additional funds from other sources into the Liquidity Reserve Account;

(iii) If on any Payment Date (without giving effect to any withdrawal from the Liquidity Reserve Account) available funds on deposit in the Collection Account would be insufficient to make the payments due and payable on such Payment Date pursuant to Sections 2.7(B)(i) through (iii), the Borrower shall direct the Paying Agent, based on the Monthly Servicer Report delivered pursuant to Section 5.1 of the Servicing Agreement, to withdraw from the Liquidity Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Liquidity Reserve Account and deposit such amount into the Collection Account and apply such amount to payments set forth in Sections 2.7(B)(i) through (iii);

(iv) Upon the occurrence of an Event of Default, the Administrative Agent (or the Servicer with the written consent of the Administrative Agent) shall cause the Paying Agent, by providing written direction to the Paying Agent, to withdraw all amounts on deposit in the Liquidity Reserve Account and deposit such amounts into the Collection Account for distribution in accordance with Section 2.7(B);

(v) On the earliest to occur of (a) the Commitment Termination Date, (b) the date an Amortization Event occurs, and (c) the date on which the outstanding balance of the Advances is reduced to zero, the Administrative Agent shall cause the Paying Agent, by providing written direction to the Paying Agent, in the case of subclauses (a) and (b), or the Servicer or the Borrower shall cause the Paying Agent, by providing written direction to the Paying Agent, in the case of subclause (c), to withdraw all amounts on deposit in the Liquidity Reserve Account and deposit such amounts into the Collection Account to be paid in accordance

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

with Section 2.7(B); provided, however, that upon the occurrence of an Amortization Event of the type described in clauses (iii) or (v) of the definition thereof, the Administrative Agent shall not be required to direct the Paying Agent to withdraw all amounts in the Liquidity Reserve Account in accordance with the foregoing unless and until determined otherwise by the Administrative Agent in its reasonable discretion;

(vi) Unless an Event of Default or Amortization Event has occurred and is continuing, on any Payment Date, if, as set forth on the Monthly Servicer Report, amounts on deposit in the Liquidity Reserve Account are greater than the Liquidity Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Payment Date), the Borrower shall direct the Paying Agent, based on the Monthly Servicer Report, to withdraw funds in excess of the Liquidity Reserve Account Required Balance from the Liquidity Reserve Account and disburse such amounts into the Borrower’s Account; and

(vii) On any Payment Date, if, as set forth on the Monthly Servicer Report, the amount of funds in the Liquidity Reserve Account and in the Collection Account is equal to or greater than the aggregate outstanding balance of Advances and all other amounts due and payable hereunder, then the Borrower shall direct the Paying Agent, based on the Monthly Servicer Report, to withdraw all funds from the Liquidity Reserve Account and deposit such amounts into the Collection Account to pay all such amounts and the aggregate outstanding balance of the Advances.

Notwithstanding anything in this Section 8.2(C) to the contrary, in lieu of or in substitution for moneys otherwise required to be deposited to the Liquidity Reserve Account, the Borrower may deliver or cause to be delivered to the Paying Agent a Letter of Credit; provided that any deposit into the Liquidity Reserve Account required to be made by the Borrower after the replacement of amounts on deposit in the Liquidity Reserve Account with a Letter of Credit shall be made by the Borrower by way of cash deposits to the Liquidity Reserve Account as provided in Section 2.7(B) or pursuant to the Borrower’s causing an increase in the Letter of Credit or the delivery to the Paying Agent of an additional Letter of Credit.

If at any time a Letter of Credit is held by the Paying Agent as an asset of the Liquidity Reserve Account, and if any withdrawals from the Liquidity Reserve Account will be required under this Section 8.2(C) or otherwise, the Administrative Agent (or the Borrower with the written consent of the Administrative Agent) shall, no later than three (3) Business Days prior to the applicable Payment Date or payment date, direct the Paying Agent in writing to draw on the Letter of Credit, which direction shall provide the required draw amount. The Administrative Agent (or the Borrower with the written consent of the Administrative Agent) shall direct the Paying Agent to submit the drawing documents to the applicable Eligible Letter of Credit Bank no later than 5:00 P.M. (New York City time) on the second (2nd) Business Day after the Paying Agent receives such direction. Upon the receipt of the proceeds of any such drawing, the Paying Agent shall deposit such proceeds into the Liquidity Reserve Account. Any (A) references in the Transaction

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Documents to amounts on deposit in the Liquidity Reserve Account or amounts in or credited to the Liquidity Reserve Account shall include or be deemed to include the aggregate available amount of the Letters of Credit delivered to the Paying Agent pursuant to this Section 8.2(C), and (B) Letter of Credit delivered by the Borrower to the Paying Agent pursuant to this Section 8.2(C) shall be held as an asset of the Liquidity Reserve Account and valued for purposes of determining the amount on deposit in the Liquidity Reserve Account at the amount as of any date then available to be drawn on such Letter of Credit.

If at any time a Letter of Credit is held by the Paying Agent as an asset of the Liquidity Reserve Account, then: (i) if the Letter of Credit is scheduled to expire by its terms and ten (10) days prior to the scheduled expiration date such Letter of Credit has not been extended or replaced, then the Borrower or the Administrative Agent shall on such tenth (10th) day prior to the scheduled expiration date notify the Paying Agent in writing of such failure to extend or replace the Letter of Credit, and the Paying Agent shall, submit the drawing documents delivered to it by the Borrower or the Administrative Agent to the Eligible Letter of Credit Bank no later than 5:00 P.M. (New York City time) on the second (2nd) Business Day prior to the scheduled expiration date and draw the full amount of such Letter of Credit and deposit the proceeds of such drawing into the Liquidity Reserve Account, and (ii) if the Borrower or the Administrative Agent notifies the Paying Agent in writing that the financial institution issuing the Letter of Credit ceases to be an Eligible Letter of Credit Bank or a Responsible Officer of the Paying Agent otherwise receives written notice that the financial institution issuing the Letter of Credit ceases to be an Eligible Letter of Credit Bank, then the Paying Agent shall, no later than the second (2nd) Business Day after receipt of any such written notice by a Responsible Officer of the Paying Agent submit the drawing documents delivered to it by the Borrower or the Administrative Agent to draw the full amount of such Letter of Credit and deposit the proceeds of such drawing into the Liquidity Reserve Account.

If at any time a Letter of Credit is held by the Paying Agent as an asset of the Liquidity Reserve Account, the stated amount of the Letter of Credit may be reduced from time to time, to the extent of any reduction in the dollar amount of the Liquidity Reserve Account Required Balance. Each month upon receipt by the Paying Agent of the Monthly Servicer Report if such Monthly Servicer Report shows a reduction in the Liquidity Reserve Account Required Balance, then the Borrower or the Administrative Agent shall, prior to the related Payment Date, direct the Paying Agent in writing to send the Eligible Letter of Credit Bank a letter in the form provided in the Letter of Credit to reduce the stated amount of the Letter of Credit. The Borrower or the Administrative Agent shall ensure that the letter submitted shall provide for the reduction to be effective as of the close of business on the related Payment Date. The reduction shall be in the amount shown on the Monthly Servicer Report as the Liquidity Reserve Account “reductions” and the remaining stated amount of the Letter of Credit shall be equal to the Liquidity Reserve Account Required Balance “ending required amount” as shown on the Monthly Servicer Report. Any drawing on the Letter of Credit may be reimbursed by the Borrower only from amounts remitted to the Borrower pursuant to Section 2.7(B).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Notwithstanding the foregoing or any other provision to the contrary in this Agreement or any other Transaction Document, in no event shall the Paying Agent be required to report, track, calculate or monitor the value, available amount or any other information regarding any Letter of Credit for any party hereto or beneficiary of or under the Liquidity Reserve Account, except as expressly required pursuant to this Section 8.2(C).

(D) Lockbox Account. On the Closing Date, the Borrower shall deposit or cause to be deposited an amount equal to $[***] into the Lockbox Account (such amount, the “Required Lockbox Reserve Amount”). Pursuant to the Lockbox Agreement, all items and funds from time to time on deposit therein and in all proceeds thereof, and the Lockbox Account shall be under the control of the Administrative Agent. At the close of each Business Day, the Borrower, or the Servicer on its behalf, shall cause the Lockbox Bank to deposit into the Collection Account all amounts available in the Lockbox Account in excess of the Required Lockbox Reserve Amount.

(E) Paying Agent Account Control.

(i) Each Paying Agent Account shall be established and at all times maintained by the Paying Agent with the Securities Intermediary, which shall act as a “securities intermediary” (as defined in Section 8-102 of the UCC) and a “bank” (as defined in Section 9-102 of the UCC) hereunder with respect to each Paying Agent Account. The Securities Intermediary hereby confirms that, as of the Closing Date, the account numbers of each of the Paying Agent Accounts are as described on Schedule II attached hereto.

(ii) Each Paying Agent Account shall be a “securities account” as defined in Section 8-501 of the UCC and shall be maintained by the Paying Agent at the Securities Intermediary in the name of the Borrower, subject to the lien of the Administrative Agent, for the benefit of the Secured Parties. The Securities Intermediary shall treat the Administrative Agent as the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) credited to the Paying Agent Accounts.

(iii) The Securities Intermediary hereby confirms and agrees that:

(a) it shall not change the name or account number of any Paying Agent Account without the prior written consent of the Administrative Agent and the Borrower;

(b) all securities or other property underlying any financial assets (as hereinafter defined) credited to a Paying Agent Account shall be registered in the name of the Paying Agent, indorsed to the Paying Agent or indorsed in blank or credited to another securities account maintained in the name of the Paying Agent, and in no case will any financial asset credited to a Paying Agent Account be registered in the name of the Borrower or any other Person, payable to the order of the Borrower or specially indorsed to the Borrower or any other Person, except to the extent the foregoing have been specially indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c) all property transferred or delivered to the Paying Agent pursuant to this Agreement will be credited to the appropriate Borrower Account in accordance with the terms of this Agreement;

(d) each Paying Agent Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat each of the Borrower and the Servicer as entitled to exercise the rights that comprise any financial asset credited to each such Paying Agent Account, including the right to provide any Entitlement Order or “instruction” or make any withdrawals from any Paying Agent Account (x) pursuant to Section 2.7 and this Section 8.2 and (y) as otherwise permitted by the Administrative Agent; and

(e) notwithstanding the intent of the parties hereto, to the extent that any Paying Agent Account shall be determined to constitute a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, such Paying Agent Account shall be subject to the exclusive control of the Administrative Agent, for the benefit of the Secured Parties, and the Securities Intermediary will comply with instructions originated by the Administrative Agent directing disposition of the funds in such Paying Agent Account, without further consent by the Borrower or the Servicer; provided that, notwithstanding the foregoing, the Administrative Agent hereby authorizes the Securities Intermediary to honor withdrawal, payment, transfer or other instructions directing disposition of the funds in the Collection Account received from the Borrower or the Servicer, on its behalf, pursuant to Section 2.7 or this Section 8.2 but subject to the limitations set forth in this Section 8.2.

(iv) The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument or cash) credited to any Paying Agent Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(v) If at any time the Securities Intermediary shall receive an “entitlement order” (as defined in Section 8-102(a)(8) of the UCC) (an “Entitlement Order”) from the Administrative Agent (i.e., an order directing a transfer or redemption of any financial asset in any Paying Agent Account), or any “instruction” (within the meaning of Section 9-104 of the UCC), originated by the Administrative Agent, (i) the Securities Intermediary shall comply with such Entitlement Order or instruction without further consent by the Borrower, the Servicer or any other Person and (ii) neither the Servicer nor the Borrower shall provide any Entitlement Order or “instruction” or make any further withdrawals from any Paying Agent Account, except (x) pursuant to Section 2.7 or this Section 8.2 or (y) as otherwise permitted by the Administrative Agent.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vi) In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Paying Agent Account or any financial assets, funds, cash or other property credited thereto or any security entitlement with respect thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent, for the benefit of the Secured Parties. Notwithstanding the preceding sentence, the financial assets, funds, cash or other property credited to any Paying Agent Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Administrative Agent, for the benefit of the Secured Parties (except that the Paying Agent may set-off (i) all amounts due to the Paying Agent in its capacity as securities intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Paying Agent Accounts, and (ii) the face amount of any checks that have been credited to the Paying Agent Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

(vii) Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) and the “security intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) with respect to any bank holding a Paying Agent Account.

(viii) The Securities Intermediary is an Eligible Institution acting as “securities intermediary” (as defined in Section 8-102 of the UCC) and a “bank” (as defined in Section 9-102 of the UCC) hereunder with respect to each Paying Agent Account. If, at any time, the Securities Intermediary ceases to be an Eligible Institution, then the Servicer, for the benefit of the Administrative Agent and the Lenders, shall within thirty (30) days (or such longer time as may be agreed by the Administrative Agent in its reasonable discretion) establish a new Collection Account, Liquidity Reserve Account, or Takeout Transaction Account meeting the conditions specified above with an Eligible Institution acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed) and transfer any cash and/or any investments held therein or with respect thereto to such new Collection Account, Liquidity Reserve Account, or Takeout Transaction Account, as applicable. From the date such new Collection Account, Liquidity Reserve Account, or Takeout Transaction Account is established, it shall be the “Collection Account,” “Liquidity Reserve Account”, or “Takeout Transaction Account” hereunder, as applicable

(F) Permitted Investments. Unless a Potential Default, Event of Default, Potential Amortization Event or Amortization Event shall have occurred and be continuing, the Servicer (and after an Event of Default, the Administrative Agent) may direct each banking institution at which the Collection Account or the Liquidity Reserve Account shall be established, in writing, to invest the funds held in such accounts in one

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

or more Permitted Investments. All interest derived from such Permitted Investments shall be deemed to be “investment proceeds” and shall be deposited into such account to be distributed in accordance with the requirements hereof. The taxpayer identification number associated with the Collection Account and the Liquidity Reserve Account shall be that of the Borrower, and the Borrower shall report for federal, state and local income tax purposes the income, if any, earned on funds in such accounts. All such investments shall mature at least one (1) Business Day prior to each Payment Date and no Permitted Investment may be purchased at a premium or sold at a loss. Notwithstanding the foregoing, amounts in the Takeout Transaction Account will remain uninvested.

Section 8.3. Adjustments. If the Servicer makes a mistake with respect to the amount of any Collection or payment and deposits, pays or causes to be deposited or paid, an amount that is less than or more than the actual amount thereof, the Servicer shall appropriately adjust the amounts subsequently deposited into the applicable account or lockbox or paid out to reflect such mistake for the date of such adjustment (and shall give the Paying Agent applicable instructions in writing to the extent any such adjustments affect the Paying Agent Accounts). Any Eligible Home Improvement Loan in respect of which a dishonored check is received shall be deemed not to have been paid.

ARTICLE IX

THE PAYING AGENT

Section 9.1. Appointment. U.S. Bank Trust Company, National Association is hereby appointed as Paying Agent by the Borrower, and accepts such appointment, subject to the terms of this Agreement, and the other parties hereto confirm such appointment.

Section 9.2. Representations and Warranties. The Paying Agent represents to the other parties hereto as follows as of the date hereof:

(A) Organization; Corporate Powers. The Paying Agent is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement, and no license, permit, consent or approval, is required to be obtained, effective or given by the Paying Agent to enable it to perform its obligations hereunder.

(B) Authority. The execution, delivery and performance by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent.

(C) Enforcement. This Agreement constitutes the legal, valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether such enforcement is sought at equity or at law.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(D) No Conflict. The Paying Agent is not in violation of any law, rule, or regulation governing the banking or trust powers of the Paying Agent applicable to it or any indenture, lease, loan or other agreement to which the Paying Agent is a party or by which it or its assets may be bound or affected, except for such laws, rules or regulations or indentures, leases, loans or other agreements the violation of which would not have a material adverse effect on the Paying Agent’s abilities to perform its obligations in accordance with the terms of this Agreement.

Section 9.3. Limitation of Liability of the Paying Agent. Notwithstanding anything contained herein to the contrary, this Agreement has been executed by U.S. Bank Trust Company, National Association, not in its individual capacity, but solely as the Paying Agent, and in no event shall U.S. Bank Trust Company, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the other parties hereto or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the party responsible therefor.

Section 9.4. Certain Matters Affecting the Paying Agent. Notwithstanding anything herein to the contrary:

(A) The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Paying Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement.

(B) The Paying Agent shall not be subject to any fiduciary or other implied duties, obligations or covenants regardless of whether an Event of Default has occurred and is continuing.

(C) The Paying Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Paying Agent, unless it shall be conclusively determined by the final judgment of a court of competent jurisdiction not subject to appeal or review that the Paying Agent was grossly negligent in ascertaining the pertinent facts.

(D) The Paying Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction given or certificate or other document delivered to the Paying Agent under this Agreement or any other Transaction Document.

(E) None of the provisions of this Agreement or any other Transaction Document shall require the Paying Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(F) The Paying Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, electronic document or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and shall be under no obligation to inquire as to the adequacy, accuracy or sufficiency of any such information or be under any obligation to make any calculation or verification in respect of any such information and shall not be liable for any loss that may be occasioned thereby. The Paying Agent may also, but shall not be required to, rely upon any statement made to it orally or by telephone and believed by it to have been made by the property person, and shall not incur any liability for relying thereon.

(G) Whenever in the administration of the provisions of this Agreement or any other Transaction Document the Paying Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter may, in the absence of gross negligence, willful misconduct or bad faith on the part of the Paying Agent, be deemed to be conclusively proved and established by a certificate delivered to the Paying Agent hereunder, and such certificate, in the absence of gross negligence, willful misconduct or bad faith on the part of the Paying Agent, shall be full warrant to the Paying Agent for any action taken, suffered or omitted by it under the provisions of this Agreement or any other Transaction Document.

(H) The Paying Agent may, at the expense of the Borrower, consult with counsel, accountants and other experts, and the advice of such counsel, accountants or other experts or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel. Before the Paying Agent acts or refrains from acting hereunder, it may require and shall be entitled to receive an Officer’s Certificate and/or an opinion of counsel, the costs of which (including the Paying Agent’s reasonable attorney’s fees and expenses) shall be paid by the party requesting that the Paying Agent act or refrain from acting. The Paying Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or opinion of counsel.

(I) The Paying Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, entitlement order, approval or other paper or document. The Paying Agent may conclusively rely on the truth of the statements made and the correctness of the opinions rendered.

(J) Except as provided expressly hereunder, the Paying Agent shall have no obligation to invest and reinvest any cash held in any of the accounts hereunder in the absence of a timely and specific written investment direction pursuant to the terms of this Agreement. In no event shall the Paying Agent be liable for the selection of investments or for investment losses incurred thereon. The Paying Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of another party to timely provide a written investment direction

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

pursuant to the terms of this Agreement. Investments in any Permitted Investments are not obligations or recommendations of, or endorsed or guaranteed by, the Paying Agent or its Affiliates. The Paying Agent and its Affiliates may provide various services for Permitted Investments and may be paid fees for such services. Each party hereto understands and agrees that proceeds of the sale of investments of the funds in any account maintained with the Paying Agent will be deposited by the Paying Agent into the applicable accounts on the Business Day on which the Paying Agent receives appropriate instructions hereunder, if such instructions received by the Paying Agent prior to the deadline for same day sale of such investments. If the Paying Agent receives such instructions after the applicable deadline for the sale of such investments, such proceeds will be deposited by the Paying Agent into the applicable account on the next succeeding Business Day. The parties hereto agree that notifications after the completion of purchases and sales of investments shall not be provided by the Paying Agent hereunder, and the Paying Agent shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement shall be made available if no investment activity has occurred during such period.

(K) The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any action or omission on the part of any agent, attorney, custodian or nominee so appointed.

(L) Any corporation or entity into which the Paying Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any corporation or entity succeeding to all or substantially all of the business of the Paying Agent shall be the successor of the Paying Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(M) In no event shall the Paying Agent be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Paying Agent has been advised of such loss or damage and regardless of the form of action.

(N) In no event shall the Paying Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Paying Agent’s control, including a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, epidemics, pandemics, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

other Transaction Document or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Paying Agent’s control whether or not of the same class or kind as specified above.

(O) The rights, privileges, indemnities, protections, immunities and benefits given to the Paying Agent under this Agreement are extended to and shall be enforceable by U.S. Bank Trust Company, National Association and U.S. Bank National Association in each of its capacities hereunder and the other Transaction Documents (including but not limited to, the Back-Up Servicer, and any future or successor capacities), and each agent, custodian, co-trustee and other Person employed by it to act hereunder, in each case, mutatis mutandis.

(P) The right of the Paying Agent to perform any permissive or discretionary act enumerated in this Agreement or any other Transaction Document shall not be construed as a duty.

(Q) Absent gross negligence, bad faith or willful misconduct (in each case as conclusively determined by a court of competent jurisdiction pursuant to a final order or verdict not subject to appeal) on the part of, U.S. Bank Trust Company, National Association or U.S. Bank National Association in acting in each of its capacities under this Agreement and the related Transaction Documents shall not constitute impermissible self-dealing or a conflict of interest, and the parties hereto hereby waive any conflict of interest presented by such service. U.S. Bank Trust Company, National Association and U.S. Bank National Association may act as agent for, provide banking, custodial, collateral agency, verification and other services to, and generally engage in any kind of business, with others to the same extent as if U.S. Bank Trust Company, National Association and U.S. Bank National Association, were not a party hereto. Nothing in this Agreement or any other Transaction Document shall in any way be deemed to restrict the right of U.S. Bank Trust Company, National Association and U.S. Bank National Association to perform such services for any other person or entity, and the performance of such services for others will not, in and of itself, be deemed to violate or give rise to any duty or obligation to any party hereto not specifically undertaken by U.S. Bank Trust Company, National Association and U.S. Bank National Association hereunder or under any other Transaction Document.

(R) The Paying Agent shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement or any other Transaction Document other than for the Paying Agent’s compensation.

(S) The Paying Agent shall not be deemed to have notice or knowledge of, or be required to act based on, any event or information (including any Event of Default, Amortization Event or any other default) unless a Responsible Officer of the Paying Agent has actual knowledge or shall have received written notice thereof. In the absence of such actual knowledge or receipt of such notice by a Responsible Officer of the Paying Agent, the Paying Agent may conclusively assume that none of such events have

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

occurred, and the Paying Agent shall not have any obligation or duty to determine whether any Event of Default, Amortization Event or any other default has occurred. The delivery or availability of reports or other documents to the Paying Agent (including publicly available reports or documents) shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such information that this Agreement specifically requires the Paying Agent to examine in such report or document and to take an action with respect thereto; and knowledge or information acquired by (i) U.S. Bank Trust Company, National Association and U.S. Bank National Association in any of its respective capacities hereunder or under any other document related to this transaction shall not be imputed to U.S. Bank Trust Company, National Association and U.S. Bank National Association in any of its other capacities hereunder or under such other documents except to the extent their respective duties are performed by Responsible Officers in the same division of U.S. Bank Trust Company, National Association or U.S. Bank National Association, and vice versa, and (ii) any Affiliate of U.S. Bank National Association shall not be imputed to U.S. Bank Trust Company, National Association and U.S. Bank National Association in any of its respective capacities, provided that the foregoing shall not relieve the Person acting as Back-Up Servicer, or Paying Agent, as applicable, from its obligations to perform or responsibility for the manner of performance of its duties in a separate capacity under the Transaction Documents.

(T) Except as otherwise provided in this Article IX:

(i) except as expressly required pursuant to the terms of this Agreement, the Paying Agent shall not be required to make any initial or periodic examination of any documents or records for the purpose of establishing the presence or absence of defects, the compliance by the Borrower or any other Person with its representations and warranties or for any other purpose except as expressly required pursuant to the terms of this Agreement;

(ii) whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Paying Agent shall be subject to the provisions of this Article IX;

(iii) the Paying Agent shall not have any liability with respect to the acts or omissions of any other Person, and may assume compliance by each of the other parties to the Transaction Documents with their obligations thereunder unless a Responsible Officer of the Paying Agent is notified of any such noncompliance in writing;

(iv) under no circumstances shall the Paying Agent be personally liable for any representation, warranty, covenant, obligation or indebtedness of any other party to the Transaction Documents (other than U.S. Bank Trust Company, National Association in any of its capacities under the Transaction Documents);

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(v) the Paying Agent shall not be held responsible or liable for or in respect of, and makes no representation or warranty with respect to (A) any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement, continuation statement or amendments to a financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, or (B) the monitoring, creation, maintenance, enforceability, existence, status, validity, priority or perfection of any security interest, lien or collateral or the performance of any collateral; and

(vi) the Paying Agent shall not be required to take any action hereunder if it shall have reasonably determined, or shall have been advised by its counsel, that such action is likely to result in liability on the part of the Paying Agent or is contrary to the terms hereof or any other Transaction Document to which it is a party or is not in accordance with applicable laws.

(U) It is expressly understood and agreed by the parties hereto that the Paying Agent (i) has not provided nor will it provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the consummation, funding and ongoing administration of this Agreement and the matters contemplated herein, including, but not limited to, income, gift and estate tax issues, and the initial and ongoing selection and monitoring of financing arrangements, (ii) has not made any investigation as to the accuracy of any representations, warranties or other obligations of any other party to this Agreement or the other Transaction Documents or any other document or instrument and shall not have any liability in connection therewith and (iii) has not prepared or verified, or shall be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document delivered in connection with this Agreement or the other Transaction Documents.

(V) The recitals contained herein shall not be taken as the statements of the Paying Agent, and the Paying Agent does not assume any responsibility for their correctness. The Paying Agent does not make any representation regarding the validity, sufficiency, or enforceability of this Agreement or the other Transaction Documents or as to the perfection or priority of any security interest therein, except as expressly set forth in Section 9.2(C).

(W) In the event that (i) the Paying Agent is unsure as to the application or interpretation of any provision of this Agreement or any other Transaction Document, (ii) this Agreement is silent or is incomplete as to the course of action that the Paying Agent is required or permitted to take with respect to a particular set of facts, or (iii) more than one methodology can be used to make any determination or calculation to be performed by the Paying Agent hereunder, then the Paying Agent may give written notice to the Administrative Agent requesting written instruction and, to the extent that the Paying Agent acts or refrains from acting in good faith in accordance with any such written instruction, the Paying Agent shall not be personally liable to any Person. If the Paying Agent shall not have received such written instruction within ten (10) calendar days of delivery of notice to the Administrative Agent (or within such shorter period of time as may reasonably be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking any action, and shall have no liability to any Person for such action or inaction.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(X) The Paying Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Transaction Document or to institute, investigate, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto at the request, order or direction of any of any Person, unless such Person with the requisite authority shall have offered to the Paying Agent security or indemnity satisfactory to the Paying Agent against the costs, expenses and liabilities (including the reasonable and invoiced fees and expenses of the Paying Agent’s counsel and agents) which may be incurred therein or thereby.

(Y) The Paying Agent shall have no duty (i) to maintain or monitor any insurance or (ii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

(Z) The Paying Agent shall not be liable for a failure to perform its duties if such failure is a result of another party failing to perform its duties under this Agreement or any other Transaction Document.

Section 9.5. Indemnification. The Borrower and the Servicer (if it is an Affiliate of the Borrower) agree, jointly and severally, to reimburse and indemnify, defend and hold harmless each of the Paying Agent, and the Back-Up Servicer, in each case, in its individual and representative capacities, and its officers, directors, agents and employees (collectively, the “U.S. Bank Indemnified Parties”) against any and all fees, costs, damages, losses, suits, claims, judgments, liabilities, obligations, penalties, actions, expenses (including the reasonable and invoiced fees and expenses of its counsel, agents or experts) or disbursements of any kind and nature whatsoever, regardless of the merit, which may be imposed on, incurred by or demanded, claimed or asserted against any of them in any way directly or indirectly relating to or arising out of or in connection with this Agreement or any other Transaction Document or any other document delivered in connection herewith or therewith or the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or thereof or of any such other documents, including in connection with any defense or enforcement (including any action, claim or suit brought) by any U.S. Bank Indemnified Party of its rights hereunder or thereunder (including rights to indemnification), provided, that none of the Borrower or the Servicer shall be liable for any of the foregoing to the extent arising from the gross negligence, willful misconduct or bad faith of the Paying Agent or the Back-Up Servicer, as applicable, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The provisions of this Section 9.5 shall survive the discharge, termination or assignment of this Agreement or any related agreement or the earlier of the resignation or removal of the Paying Agent or the Back-Up Servicer, as applicable. This Section 9.5 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims and damages arising from any non-Tax Proceeding. The U.S. Bank Indemnified Parties’ expenses are intended as expenses of administration.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 9.6. Successor Paying Agent. The Paying Agent may resign at any time by giving at least thirty (30) days’ prior written notice thereof to the other parties hereto; provided, that no such resignation shall become effective until a successor Paying Agent that is satisfactory to the Administrative Agent and, to the extent no Event of Default or Amortization Event has occurred and is continuing, the Borrower has been appointed hereunder. The Paying Agent may be removed at any time for cause by at least thirty (30) days’ prior written notice received by the Paying Agent from the Administrative Agent. Upon any such resignation or removal, the Administrative Agent shall have the right to appoint a successor Paying Agent that is satisfactory to the Borrower (unless an Event of Default or Amortization Event has occurred and is continuing). If no successor Paying Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the exiting Paying Agent’s giving notice of resignation or receipt of notice of removal, then the exiting Paying Agent may, at the sole expense (including all fees, costs and expenses (including attorneys’ reasonable and invoiced fees and expenses) incurred in connection with such petition) of the Borrower, petition a court of competent jurisdiction to appoint a successor Paying Agent. Upon the acceptance of any appointment as the Paying Agent hereunder by a successor Paying Agent, such successor Paying Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Paying Agent, and the exiting Paying Agent shall be discharged from its duties and obligations hereunder. After any exiting Paying Agent’s resignation hereunder, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Paying Agent hereunder. If the Paying Agent consolidates with, merges or converts into, or transfers or sells all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Paying Agent.

ARTICLE X

MISCELLANEOUS

Section 10.1. Survival. All representations and warranties made by the Borrower and the initial Servicer herein and all indemnification obligations of the Borrower and the initial Servicer hereunder shall survive, and shall continue in full force and effect, after the making and the repayment of the Advances hereunder and the termination of this Agreement.

(B) The provisions of Sections 2.11, 2.15, 7.8, 7.21, 9.5, 10.5, 10.6, 10.20 and 10.21 shall survive the discharge, termination, or assignment of the Transaction Documents.

Section 10.2. Amendments, Etc.

(A) Except as otherwise set forth in this Agreement (including Section 2.10(B) and Section 2.19(B)) or in the applicable Transaction Document, no amendment to or waiver of any provision of this Agreement or any other Transaction Document (other than any Fee Letter), nor consent to any departure therefrom by the parties hereto, shall in any

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

event be effective unless the same shall be in writing and executed by the Borrower and the Majority Lenders, and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Majority Lenders (and each such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given); provided that no such amendment or waiver shall:

(i) extend or increase any Commitment of any Committed Lender without the written consent of such Committed Lender (it being understood that a waiver of any condition precedent set forth in Article III or the waiver of any Potential Default or Event of Default shall not constitute an extension or increase of any Commitment of any Committed Lender);

(ii) reduce the principal of, or rate of interest specified herein on, any Advance, or any fees or other amounts payable hereunder or under any other Transaction Document, without the written consent of each Funding Agent directly and adversely affected thereby;

(iii) postpone any date scheduled for any payment of principal of, or interest on, any Advance, or any fees or other amounts payable hereunder or under any other Transaction Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Funding Agent directly and adversely affected thereby;

(iv) change Section 10.7(B) in a manner that would alter the pro rata sharing of payments required thereby or change Section 2.7 or Section 2.9, in each case, without the written consent of each Funding Agent directly and adversely affected thereby;

(v) waive any condition set forth in Section 3.1 without the written consent of each Funding Agent;

(vi) amend or modify any provision of Section 6.1 or Section 6.2 without the consent of all Funding Agents;

(vi) change any provision of this Section 10.2 or the percentage in the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vii) amend or modify the definition of “Borrowing Base,” or any constituent term thereof without the written consent of each Funding Agent;

(viii) amend, modify or waive any provision of Sections 7.14 through 7.25 hereof without the written consent of all Funding Agents; or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ix) amend, modify or waive any provision that affects the rights or duties of the Paying Agent, Securities Intermediary, Custodian, Servicer or Back-Up Servicer under this Agreement without the written consent of such Paying Agent, Custodian, Servicer or Back-Up Servicer, respectively; provided, that consent to any amendment, consent or waiver shall not be unreasonably withheld by any such Person;

(x) amend, modify or waive the definition of “Advance Rate”, “Advance Rate Calculator”, “Amortization Event”, “Eligible Home Improvement Loan”, or “Majority Lenders” in a manner that is adverse in any material respect to the Lenders without the written consent of each Lender; or

(xi) release all or substantially all of the Collateral, except in connection with dispositions permitted hereunder without the written consent of all Lenders.

The Borrower shall provide to each party hereto a copy of any amendments to, consents of, or waivers of any provision of this Agreement within five (5) Business Days after the execution and delivery thereof.

(B) Notwithstanding anything to the contrary set forth in this Section 10.2, the consent of the Administrative Agent shall not be required for any amendment made in accordance with Section 5.1(Q).

(C) Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

(D) In addition, notwithstanding anything in this Section 10.2 to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Transaction Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Transaction Document if the same is not objected to in writing by the Majority Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.3. Notices, Etc.

(A) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided by clause (B) below), all notices and other communications provided for hereunder, the Security Agreement or the Pledge Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email at their respective addresses (or to their respective email addresses) indicated in Schedule 5, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 5.

Notwithstanding the foregoing, each Monthly Servicer Report described in Section 5.1(B) and each Borrowing Base Certificate described in Section 2.4(A) may be delivered by electronic mail; provided, that such electronic mail is sent by a Responsible Officer of the Borrower and each such Monthly Servicer Report or Borrowing Base Certificate is accompanied by an electronic reproduction of the signature of a Responsible Officer of the Borrower. All such notices and communications shall be effective, upon receipt, provided, that notice by email shall be effective upon electronic or telephonic confirmation of receipt from the recipient. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in clause (B) below, shall be effective as provided in said clause (B).

(B) Notices and other communications under this Agreement, the Security Agreement or the Pledge Agreement may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it under this Agreement, the Security Agreement or the Pledge Agreement by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(C) Unless the parties hereto otherwise agree in writing, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is received later than 5:00 P.M. (New York City time) on a Business Day or is received on a day that is not a Business Day, such notice, email or other communication shall be deemed given for the purposes of this Agreement on the next succeeding Business Day.

(D) Any party hereto may change its address for notices and other communications under this Agreement, the Security Agreement or the Pledge Agreement by notice to the other parties hereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(E) Notwithstanding the foregoing or any other provision of this Agreement, delivery of any notice or report required or permitted under this Agreement (with the exception of any notification of breach or default, whether matured or unmatured, including but not limited to a Potential Default, an Event of Default, a Potential Amortization Event, an Amortization Event, and a Servicer Termination Event, and any notice or report that by its terms requires two or more forms of notice), by or on behalf of the Borrower to any other transaction party (other than the Paying Agent or the Securities Intermediary) may be, or by or on behalf of any other transaction party (other than the Paying Agent or the Securities Intermediary) to the Borrower or any other transaction party may (but shall not be required to) be, transmitted by means of electronic mail in accordance with this Section 10.3 or the use of a communication portal, if available, that is mutually agreed on by the Borrower and the Administrative Agent (the “Portal Provider”), which shall be located at such internet address as shall be specified by the Portal Provider from time to time in writing to the Borrower and all other parties hereto or as otherwise mutually agreed on by the Borrower and the Administrative Agent (the “Communication Portal”). As a condition of providing access to the Communication Portal, the Portal Provider may require registration and the acceptance of a disclaimer and/or other agreement to the terms and conditions of use, including an agreement to comply with the Portal Provider’s instructions for use of the Communication Portal. No such notice or report made by means of the Communication Portal shall be deemed sufficient for any purpose unless uploaded in accordance with the terms and conditions of use and instructions for use of the Communication Portal provided by the Portal Provider from time to time (and shall not be effective with respect to notice to the Paying Agent or the Securities Intermediary). Notwithstanding the use of the Communication Portal by the Borrower or any other party, neither the Administrative Agent nor (if different) the Portal Provider shall be responsible for any failure of any such notice or report to be delivered, timely or otherwise, to any party. Furthermore, neither the Administrative Agent nor (if different) the Portal Provider shall have any liability to the Borrower or any other party with respect to any information that is not delivered or transmitted to or available for download by any party, because of the failure of that information to be uploaded in accordance with the terms and conditions of the use of the Communication Portal, because that information is not in a form or format that will allow it to be uploaded to or further transmitted by the Communication Portal, or because that information is not actually received by the Communication Portal for any reason. Each of Borrower and any other transaction party that uploads any notice or report to the Communication Portal understands and acknowledges that it has sole responsibility for redacting any confidential information or personally identifiable information from any notice or report before uploading it to the Communication Portal and that, once so uploaded, any such notice or report may be transmitted to or downloaded by any other party as is, in the form received. For the avoidance of doubt, the Portal Provider shall not be responsible for redacting from any uploaded notice or report any confidential information prior to providing that information to any other party. The Portal Provider shall not be required to make available to any party any information that in its sole judgment is confidential, may include any personally identifiable information or could otherwise violate applicable law, or could result in liability to the Administrative Agent or (if different) the Portal Provider, or to any of their respective affiliates. Both the Administrative Agent and (if different) the Portal Provider shall be entitled to rely on but shall not be responsible to any other party for the content or accuracy of any information provided by means of the Communication Portal.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.4. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges hereunder and under the Transaction Documents are cumulative and not exclusive of any rights, remedies, powers or privileges that any Person would otherwise have.

Section 10.5. Indemnification. The Borrower agrees to indemnify the Administrative Agent, the Paying Agent, the Securities Intermediary, the Back-Up Servicer, the Successor Servicer, the Custodian, each Lender, and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including fees and expenses (including reasonable and documented or invoiced out-of-pocket fees and expenses of counsel) of its agents, experts and counsel in defending any action or claim or enforcing the Borrower’s indemnification obligations hereunder) to which such Indemnitee may become subject arising out of, resulting from or in connection with (A) the execution or delivery of the Transaction Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (B) any claim, litigation, investigation or proceeding (each, a “Proceeding” (including any Proceedings under environmental laws)) relating to the Transaction Documents or any other agreement, document, instrument or transaction related thereto, the use of proceeds of the Advances and the transactions contemplated hereby, regardless of whether any Indemnitee is a party thereto and whether or not such Proceedings are brought by the Borrower, its equity holders, Affiliates, creditors or any other third party, and to reimburse each Indemnitee upon written demand therefor (together with reasonable back-up documentation or invoices supporting such reimbursement request) for any reasonable and documented or invoiced legal or other out-of-pocket expenses incurred in connection with any of the foregoing of one law firm to such Indemnitees, taken as a whole, and, in the case of a conflict of interest, of one additional counsel to the affected Indemnitee taken as a whole (and, if reasonably necessary, of one local counsel and/or one regulatory counsel in any material relevant jurisdiction); provided, that the foregoing indemnity and reimbursement obligation will not, as to any Indemnitee, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of, or with respect to such Indemnitee and its Related Parties (other than the Paying Agent, the Securities Intermediary and the Back-Up Servicer), or a material breach of the Transaction Documents by, such Indemnitee or any of its Related Parties or (ii) arising out of any claim, litigation, investigation or proceeding that does not involve an act or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

omission of the Borrower or any of the Borrower’s Affiliates and that is brought by such Indemnitee against another Indemnitee (other than an Indemnitee acting in its capacity as Administrative Agent, Paying Agent, Securities Intermediary, Back-Up Servicer, agent or any other similar role in connection with the Transaction Documents) or (B) any settlement entered into by such Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed). This Section 10.5 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims and damages arising from any non-Tax Proceeding. Notwithstanding anything to the contrary in this Section 10.5, the provisions of this Section shall be applied without prejudice to, and the provisions shall not have the effect of diminishing, the rights of the Paying Agent, the Securities Intermediary and Back-Up Servicer, and any U.S. Bank Indemnified Parties under Section 9.5 of this Agreement or any other provision of any Transaction Document providing for the indemnification of any such Persons.

Section 10.6. Costs, Expenses and Taxes. The Borrower agrees to pay (i) all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration, modification, amendment and/or waiver of this Agreement, the Transaction Documents and the other documents to be delivered hereunder, including (a) the reasonable and documented or invoiced fees and out-of-pocket expenses of counsel for the Administrative Agent and the Paying Agent with respect thereto and with respect to advising the Administrative Agent and the Paying Agent as to its rights and responsibilities under this Agreement and the other Transaction Documents, (b) the reasonable and documented or invoiced fees and documented out of pocket of expenses of accountants and other professional advisors engaged by the Administrative Agent in connection with the foregoing, and (c) UCC search and filing fees and all other related fees and expenses in connection therewith and (ii) all reasonable and documented fees and reasonable and documented out-of-pocket expenses incurred by the Conduit Lenders in connection with the review by each rating agency then rating the Commercial Paper notes of such Conduit Lenders. The Borrower further agrees to pay on demand all reasonable and documented or invoiced out-of-pocket costs and expenses, if any (including reasonable and documented or invoiced counsel fees and out-of-pocket expenses) (A) incurred by the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Transaction Documents and (B) incurred by the Administrative Agent, any Funding Agent or the Paying Agent in connection with the transactions described herein and in the other Transaction Documents, or any potential Takeout Transaction, including in any case reasonable and documented or invoiced counsel fees and expenses in connection with the enforcement of rights under this Section 10.6. Without limiting the foregoing, the Borrower acknowledges and agrees that the Administrative Agent or its counsel may at any time after an Event of Default shall have occurred and be continuing, engage professional consultants selected by the Administrative Agent to conduct due diligence with respect to the transactions contemplated hereby, including (A) review and independently assess the existing methodology employed by the Borrower in allocating Collections with respect to the Home Improvement Loans, assess the reasonableness of the methodology for the equitable allocation of those Collections and make any recommendations to amend the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

methodology, if appropriate, (B) review the financial forecasts submitted by the Borrower to the Administrative Agent and assess the reasonableness and feasibility of those forecasts and make any recommendations based on that review, if appropriate, and (C) verify the asset base of the Borrower and the Borrower’s valuation of its assets, as well as certain matters related thereto. The reasonable and documented or invoiced fees and out-of-pocket expenses of such professional consultants, in accordance with the provisions of this Section 10.6, shall be at the sole cost and expense of the Borrower. In addition, the Borrower shall pay any and all Other Taxes and agrees to save the Administrative Agent, the Paying Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Other Taxes. Notwithstanding anything to the contrary set forth in this Section 10.6, the Borrower shall not be required to pay the costs or expenses of the Lenders (other than the costs and expenses of the Administrative Agent, any Funding Agent, or the Paying Agent in their capacities as such) following an Event of Default if such costs or expenses are related to disputes among the Secured Parties.

Section 10.7. Right of Set-off; Ratable Payments; Relations Among Lenders.

(A) Upon the occurrence and during the continuance of any Event of Default, each of the Administrative Agent and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by and other indebtedness at any time owing to the Administrative Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Loan Notes, whether or not the Administrative Agent or such Lenders shall have made any demand under this Agreement or the Loan Notes and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Administrative Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and the Lenders under this Section 10.7(A) are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent and the Lenders may have.

(B) If any Lender, whether by setoff or otherwise, has payment made to it upon its Advances in a greater proportion than that received by any other Lender, such other Lender agrees, promptly upon demand, to purchase a portion of the Advances held by the Lenders so that after such purchase each Lender will hold its ratable share of Advances. If any Lender, whether in connection with setoff or amounts which might be

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon written demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them, provided that:

(i) if any such portions are purchased and all or any portion of the payment giving rise thereto is recovered, such portions shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Lender), (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

(C) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

Section 10.8. Binding Effect; Assignment.

(A) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Paying Agent, the Custodian, the Administrative Agent, each Funding Agent and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders (and any assignment by Borrower in violation of this Section 10.8 shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (B) of this Section 10.8, (ii) by way of participation in accordance with the provisions of paragraph (D) of this Section 10.8, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (E) of this Section 10.8. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (D) of this Section 10.8 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(B) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(a) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or the Advances at the time owing to it or contemporaneous assignments to or by related Permitted Assignee (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (B)(i)(b) of this Section 10.8 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or a Permitted Assignee, no minimum amount need be assigned; and

(b) in any case not described in paragraph (B)(i)(a) of this Section 10.8, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $[***], unless each of the Administrative Agent and, so long as no Event of Default or Amortization Event has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (B)(i)(b) or paragraph (B)(v) of this Section 10.8 and, in addition:

(a) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default or Amortization Event has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or a Permitted Assignee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or a Permitted Assignee.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption. The assignee, if it is not a Lender, shall deliver to the Administrative Agent written notice and other information that the Administrative Agent reasonably may request.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(v) No Assignment to Certain Persons. No such assignment shall be made to (a) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (b) any Defaulting Lender or any of their Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (c) any Disqualified Lender, provided that (x) if an Event of Default has occurred and is continuing, any Lender may make an assignment to a Disqualified Lender without the consent of the Borrower and (ii) if an Amortization Event has occurred and is continuing, any Lender may make an assignment to a Disqualified Lender with the consent of the Borrower (such consent not to be unreasonably withheld or delayed); provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof. Any Disqualified Lender that becomes an assignee pursuant to this paragraph (B)(v) shall not be considered a Disqualified Lender for the purpose of this Agreement.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its applicable percentage of the Advances. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(viii) Assignment to Assignee Lenders; Release of Assigning Lenders. Subject to acceptance by the Administrative Agent and recording thereof pursuant to paragraph (C) of this Section 10.8, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.11, Section 2.15, Section 10.5 and Section 10.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (D) of this Section 10.8.

(C) Register. Upon, and to the extent of, any assignment (unless otherwise stated therein) made by any Lender hereunder and subject to recording thereof under this paragraph, the assignee or purchaser of such assignment shall be a Lender hereunder for all purposes of this Agreement and shall have all the rights, benefits and obligations (including the obligation to provide documentation pursuant to Section 2.15(G)) of a Lender hereunder. Each Funding Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register (each, a “Register”) for the recordation of the names and addresses of the Lenders in its Lender Group, the Commitments of and outstanding principal amounts (and accrued interest) of the Advances owing to each Lender in its Lender Group pursuant to the terms hereof from time to time and any assignment of such Commitments of its Committed Lenders and/or outstanding Advances. The entries in each Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Funding Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Paying Agent, the Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(D) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) that is not a Disqualified Lender, unless, in the case of a sale of a participation to a Disqualified Lender, either (i) an Event of Default has occurred and is then continuing (in which case the consent of the Borrower shall not be required) or (ii) the Borrower has consented to such sale in writing (such consent not to be unreasonably withheld or delayed; it being agreed and acknowledged that the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Borrower shall be deemed to have consented unless it shall object thereto by written notice to the applicable Lender within ten (10) Business Days after having received notice thereof), which, in either case, such participant shall not be considered a Disqualified Lender for the purpose of this Agreement (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitment or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Funding Agents and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.5 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.11 and Section 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(G) (it being understood that the documentation required under Section 2.15(G) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.22 as if it were an assignee under paragraph (b) of this Section 10.8; and (B) shall not be entitled to receive any greater payment under Section 2.11 or Section 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(A) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(A) as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7(B) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(E) Certain Pledges. (i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank and (ii) a Conduit Lender may at any time, without any requirement to obtain the consent of the Administrative Agent or the Borrower, pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of capital and yield) under this Agreement to a collateral agent or trustee for its Commercial Paper program or to any Federal Reserve Bank; in each case; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(F) Disqualified Lenders or Defaulting Lenders. If any assignment or participation is made to a Disqualified Lender or Defaulting Lender in violation of this Section 10.8, the Borrower may upon notice to the applicable Disqualified Lender or Defaulting Lender and the Administrative Agent, (A) purchase or prepay the Advances held by such Disqualified Lender or Defaulting Lender by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender or Defaulting Lender paid to acquire such Advances, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Lender or Defaulting Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.8), all of its interest, rights and obligations under this Agreement to one or more banks or other entities at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender or Defaulting Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

Disqualified Lenders (A) will not, absent an Event of Default or consent from the Borrower (x) have the right to receive financial reports that are not publicly available, Monthly Servicer Reports or other reports or confidential information provided to Lenders by the Borrower or the Administrative Agent (other than Tax reporting information with respect to the Advances), (y) attend or participate in meetings with the Borrower attended by the Lenders and the Administrative Agent, or (z) access any electronic site maintained by the Borrower or Administrative Agent to provide Lenders with confidential information or confidential communications from counsel to or financial advisors of the Administrative Agent and (B)(x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Transaction Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

plan of liquidation, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by a bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(G) Assignment by Conduit Lenders. Notwithstanding anything contained in this Agreement to the contrary, (i) no consent of the Borrower shall be needed for a Conduit Lender to assign its interests hereunder to its liquidity bank or an Affiliate or to any other Conduit Lender in its Lender Group or to grant a security interest in its interests hereunder to any conduit trustee (in each case, other than any Defaulting Lender or Disqualified Lender), and (ii) any such pledge, assignment or grant of security interest may otherwise be made without compliance with Section 10.8(B). For any such assignment, the assigning entity will be permitted to use its internal form of assignment instead of the Assignment and Assumption attached hereto and each such assignment shall be recorded on the books and records of the relevant Lenders, without the need to execute and deliver an Assignment and Assumption, and for all purposes of this Agreement and all related documents, the relevant Lenders shall be deemed to have the benefit of an executed, delivered, accepted and recorded Assignment and Assumption relating to such assignment.

Section 10.9. Governing Law. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (EXCEPT, AS TO ANY OTHER TRANSACTION DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10.10. Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York (New York County) or of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each of the parties hereto consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts. Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, or any legal process with respect to itself or any of its property, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.11. Waiver of Jury Trial. All parties hereunder hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties in connection herewith or therewith. All parties acknowledge and agree that they have received full and significant consideration for this provision and that this provision is a material inducement for all parties to enter into this Agreement.

Section 10.12. Section Headings. All Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

Section 10.13. Tax Characterization. The parties hereto intend for the transactions effected hereunder to constitute a financing transaction for U.S. federal income tax purposes.

Section 10.14. Execution in Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (pdf) or by other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.15. Limitations on Liability. None of the Affiliates of the Borrower, the holders of limited liability company interests of or in the Borrower, or any of the members, managers, general or limited partners, officers, employees, agents, shareholders or directors of the foregoing, shall be under any liability to the Administrative Agent or the Lenders, respectively, any of their successors or assigns, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

hereunder shall be, to the fullest extent permitted under applicable law, with respect to the Borrower, solely the limited liability company obligations of the Borrower. The Borrower, any Affiliate of the Borrower and each member, manager, partner, officer, employee, agent, shareholder and director of the Borrower, any Affiliate of the Borrower or any holder of a limited liability company interest of or in the Borrower may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Borrower) respecting any matters arising hereunder. Nothing contained in this Section shall relieve any of Parent, Seller or Servicer of any liability they may incur as a party to any other Transaction Document.

Section 10.16. Confidentiality.

(A) The Borrower, for itself and its Affiliates, covenants and agrees to maintain the confidentiality of (i) any provisions of this Agreement that are redacted in any filing of the appropriate report with the Securities and Exchange Commission and (ii) each of the Fee Letters (collectively, “Confidential Information”), in either case, in communications with third parties and otherwise; provided that this Agreement may be disclosed (w) to such party’s Affiliates or such party’s or its Affiliates’ officers, directors, employees and other representatives, (x) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (y) to the legal counsel and auditors of the Borrower if they agree to hold it confidential and (z) to the extent required by Law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(B) Each Lender, each Funding Agent, and the Administrative Agent agrees to maintain the confidentiality of all nonpublic information with respect to the parties herein or any other matters furnished or delivered to it pursuant to or in connection with this Agreement or any other Transaction Document; provided, that such information may be disclosed (i) to such party’s Affiliates or such party’s or its Affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively “Lender Representatives”), in each case, who have a need to know such information for the purpose of assisting in the negotiation, completion and administration of the Facility and on a confidential basis, (ii) to any assignee of or participant in, or any prospective assignee of or participant in, the Facility or any of its rights or obligations under this Agreement, other than a Disqualified Lender, in each case on a confidential basis, (iii) to any actual or prospective financing source, hedge counterparty or other similar party in connection with financing or risk management activities related to the Facility (in each case, other than a Disqualified Lender), (iv) to any Commercial Paper equity provider or liquidity provider for a Conduit Lender (in each case, other than a Disqualified Lender), (v) to any Commercial Paper rating agency (including by means of a password protected internet website maintained in connection with Rule 17g-5), (vi) to any actual or potential investor in any Lender, any provider of liquidity for any Lender, or any trustee thereof, if such investor, provider of liquidity or trustee, as applicable, has agreed to hold it

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

confidential (in each case, other than a Disqualified Lender), (vi) to the extent requested or required by applicable law, regulation, subpoena or any other legal process or by any court, governmental or regulatory authority, body or agency having jurisdiction over such party (including any self-regulatory authority), (vii) to any other party hereto (in each case, other than a Disqualified Lender), (viii) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (ix) to any pledgee in connection with a transfer permitted pursuant to Section 10.8(E) or (G). In addition, each Lender, each Funding Agent, and the Administrative Agent may disclose the existence of this Agreement and information about this Agreement, on a confidential basis, to market data collectors, similar service providers to the lending industry and service providers to the foregoing in connection with the administration and management of this Agreement and the other Transaction Documents. Notwithstanding any other provision herein or in any other Transaction Document, each Lender and the Administrative Agent hereby confirms that the Borrower (and each employee, representative or other agent of each such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents.

The provisions of this Section 10.16(B) shall not apply to any information that (i) is or hereafter becomes (through a source other than the applicable Lender, Funding Agent or the Administrative Agent or any Lender Representative associated with such party) generally available to the public, (ii) was rightfully known to the applicable Lender, applicable Funding Agent or the Administrative Agent or any Lender Representative or was rightfully in their possession prior to the date of its disclosure pursuant to this Agreement; (iii) becomes available to the applicable Lender, applicable Funding Agent or the Administrative Agent or any Lender Representative from a third party unless to their knowledge such third party disclosed such information in breach of an obligation of confidentiality to the applicable Lender, applicable Funding Agent or the Administrative Agent or any Lender Representative; (iv) has been approved for release by written authorization of the parties whose information is proposed to be disclosed; or (v) has been independently developed or acquired by any Lender, any Funding Agent or the Administrative Agent or any Lender Representative without violating this Agreement. The provisions of this Section 10.16 shall not prohibit any Lender, any Funding Agent or the Administrative Agent from filing with or making available to any judicial, governmental or regulatory agency or providing to any Person with standing any information or other documents with respect to the Facility as may be required by applicable Law or requested by such judicial, governmental or regulatory agency.

From and after the Closing Date, the provisions of this Section 10.16(B) supersede any obligations of Citibank, N.A. under the Confidentiality Agreement, dated as of May 10, 2023, between Citibank, N.A. and Sunnova Energy Corporation pursuant to a termination agreement mutually agreed by such parties.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.17. WAIVER OF CONSEQUENTIAL DAMAGES, ETC. EACH PARTY HERETO AGREES NOT TO ASSERT, AND HEREBY WAIVES, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, ANY SPECIAL, EXEMPLARY, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY ANY APPLICABLE LEGAL REQUIREMENT) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY ADVANCE OR THE USE OF THE PROCEEDS THEREOF.

Section 10.18. USA Patriot Act Notice. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Patriot Act”), and the Administrative Agent’s and each Lender’s policies and practices, the Administrative Agent and the Lenders are required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Administrative Agent or such Lender to identify the Borrower in accordance with the Patriot Act.

Section 10.19. Paying Agent Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, but not limited to those relating to funding of terrorist activities and money laundering, the Paying Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Paying Agent. Accordingly, each of the parties agrees to provide to the Paying Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Paying Agent to comply with such laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, but not limited to those relating to funding of terrorist activities and money laundering.

Section 10.20. Non-Petition. Each party hereto hereby covenants and agrees that it will not institute against or join any other Person in instituting against the Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or of any state of the United States or of any other jurisdiction prior to the date which is one year and one day after the payment in full of all outstanding indebtedness of the Conduit Lender.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.21. No Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of each Conduit Lender under this Agreement and all other Transaction Documents are solely the corporate obligations of such Conduit Lender and shall be payable solely to the extent of funds received by such Conduit Lender from the Borrower in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay such Conduit Lender’s matured and maturing Commercial Paper or other rated indebtedness and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender but shall continue to accrue. The payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any party to this Agreement or any other Transaction Document against a Conduit Lender shall be subordinated to the payment in full of all of such Conduit Lender’s Commercial Paper and other rated indebtedness. No recourse under or with respect to any obligation, covenant or agreement of any Conduit Lender as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager or administrator of such Person or any incorporator, stockholder, member, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

Section 10.22. [Reserved].

Section 10.23. Additional Back-Up Servicer and Paying Agent Provisions. The parties hereto acknowledge that neither the Paying Agent nor the Back-Up Servicer shall be required to act as a “commodity pool operator” as defined in the Commodity Exchange Act, as amended, or be required to undertake regulatory filings related to this Agreement in connection therewith.

Section 10.24. Third Party Beneficiaries. The parties hereto agree and acknowledge that the Back-Up Servicer is an express third party beneficiary of the provisions of Sections 2.5, 2.7, 9.4, 9.5 and this Article X, and shall be entitled to enforce their rights hereunder as if direct parties hereto.

Section 10.25. Direction. Each of the Administrative Agent and the Borrower hereby authorizes and directs the Paying Agent to execute and deliver this Agreement.

Section 10.26. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(A) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.27. Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.28. Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Advances in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 10.29. Limited Recourse. All amounts payable on or in respect of the Obligations shall constitute limited recourse obligations of the Borrower secured by, and payable solely from and to the extent of, the Collateral; provided, that (A) the foregoing shall not limit in any manner the ability of the Administrative Agent or any other Lender to seek specific performance of any Obligation (other than the payment of a monetary obligation in excess of the amount payable solely from the Collateral), (B) the provisions of this Section 10.29 shall not limit the right of any Person to name the Borrower as party defendant in any action, suit or in the exercise of any other remedy under this Agreement or the other Transaction Documents, and (C) when any portion of the Collateral is transferred in a transfer permitted under Sections 5.2(A)(ii), 5.2(A)(iii) or 5.2(E), by the Borrower pursuant to the Sale and Contribution Agreement, or as otherwise permitted under this Agreement, the security interest in and Lien on such Collateral shall automatically be released, and the Lenders under this Agreement will no longer have any security interest in, lien on, or claim against such Collateral. No recourse shall be sought or had for the obligations of the Borrower against any Affiliate, director, officer, shareholder, manager or agent of the Borrower other than as specified in the Transaction Documents. Nothing contained in this Section shall relieve any of Parent, Seller or Servicer of any liability they may incur as a party to any other Transaction Document.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Sunnova Asset Portfolio 9, LLC, as Borrower

By:	/s/ Robert Lane
Name: Robert Lane
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Sunnova Asset Portfolio 9 Holdings, LLC, as Seller

By:	/s/ Robert Lane
Name: Robert Lane
Title: Executive Vice President, Chief Financial Officer

Sunnova SLA Management, LLC, as Servicer

By:	/s/ Robert Lane
Name: Robert Lane
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

CITIBANK, N.A., as Administrative Agent

By:	/s/ Michael Stephan
Name: Michael Stephan
Title: Attorney-in-Fact

CITIBANK, N.A., as a Committed Lender and as a Funding Agent

By:	/s/ Michael Stephan
Name: Michael Stephan
Title: Attorney-in-Fact

[Signature Page to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

CAFCO, LLC, as a Conduit Lender

By:	Citibank, N.A., as its attorney-in-fact

By:	/s/ Linda Moses
Name:	Linda Moses
Title:	Attorney in Fact

CHARTA, LLC, as a Conduit Lender

By:	Citibank, N.A., as its attorney-in-fact

By:	/s/ Linda Moses
Name:	Linda Moses
Title:	Attorney in Fact

CIESCO, LLC, as a Conduit Lender

By:	Citibank, N.A., as its attorney-in-fact

By:	/s/ Linda Moses
Name:	Linda Moses
Title:	Attorney in Fact

CRC FUNDING, LLC, as a Conduit Lender

By:	Citibank, N.A., as its attorney-in-fact

By:	/s/ Linda Moses
Name:	Linda Moses
Title:	Attorney in Fact

[Signature Page to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Paying Agent

By:	/s/ Christina Richie
Name: Christina Richie
Title: Vice President

U.S. Bank National Association, as Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:	/s/ Christina Richie
Name: Christina Richie
Title: Vice President

[Signature Page to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT A

DEFINED TERMS

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“A-1 Custodial Certification” shall have the meaning set forth in Section 4(a) of the Custodial Agreement.

“A-2 Custodial Certification” shall have the meaning set forth in Section 4(b) of the Custodial Agreement.

“Additional Lender” shall have the meaning set forth in Section 2.16(A).

“Adjusted Term SOFR” shall mean, for purposes of any calculation and subject to the provisions of Section 2.19(A), the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Administrative Agent’s Account” shall mean the Administrative Agent’s bank account designated by the Administrative Agent from time to time by written notice to the Borrower and the Funding Agents.

“Administrative Agent Removal Effective Date” shall have the meaning set forth in Section 7.11.

“Administrative Agent Resignation Effective Date” shall have the meaning set forth in Section 7.11.

“Advance” shall have the meaning set forth in Section 2.2.

“Advance Rate” shall mean, as of any date of determination and with respect to any Home Improvement Loan, the lesser of (x) the percentage calculated in accordance with the Advance Rate Calculator and (y) [***]%.

“Advance Rate Calculator” means an Excel-spreadsheet based cashflow engine labeled as the “Advance Rate Calculator” that has been developed by the Administrative Agent and delivered to the Borrower in electronic form prior to the Closing Date and attached hereto by reference as Schedule III, as such cashflow engine may be updated from time to time at the direction of the Administrative Agent by the delivery of such updated cashflow engine to the Borrower no later than ten (10) Business Days prior to the date that such updated cash flow engine shall become effective, with assumptions and model elements based on prevailing market conditions and data regarding the Home Improvement Loans provided by the Borrower in accordance with Section 2.4 and Section 5.1(B)(iii).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Any descriptions of the process by which outputs are generated by the Advance Rate Calculator set forth herein or in any document or record delivered in connection herewith (whether prior to, on, or after the date hereof) are for explanatory purposes only, and if any such description of a process or calculation to be performed by the Advance Rate Calculator conflicts with the Advance Rate Calculator, then the Advance Rate Calculator shall be controlling.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” shall have the meaning set forth in Section 2.11(B).

“Affiliate” shall mean, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person, or, (ii) is an officer or director of such Person, and in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power to (a) vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (b) direct or cause the direction of the management and policies of such other Person whether by contract or otherwise. Notwithstanding the foregoing, the Citi Conduit Lenders shall be deemed to be Affiliates of Citibank, N.A.

“Affiliated Entity” shall mean any of the Parent, the Servicer (if it is an Affiliate of the Borrower), the Seller, and any of their respective direct or indirect Subsidiaries and/or Affiliates, whether now existing or hereafter created, organized or acquired.

“Aggregate Commitments” shall mean, at any time, the sum of the Commitments then in effect, including, as a consequence of an increase thereof pursuant to the provisions of Section 2.16(A). The Aggregate Commitments in effect as of the Closing Date shall be equal to $65,000,000.

“Aggregate Home Improvement Loan Balance” shall mean, on any date of determination, the sum of the Home Improvement Loan Balances of all Eligible Home Improvement Loans.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Amortization Event” shall mean the occurrence of any of the following events:

(i) the occurrence of a Servicer Termination Event, provided, that, an Amortization Event shall not occur if a Servicer Termination Event of the type described in Section 7.1(i) of the Servicing Agreement occurs unless and until the Administrative Agent provides notice to the Borrower that such occurrence is an Amortization Event;

Exhibit A-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) the occurrence of an Event of Default;

(iii) if Sunnova Management is the Servicer and the sum of (a) the net cash provided by operating activities of Sunnova Management, as reported in any set of quarterly financial statements delivered pursuant to Section 6(q)(ii) of the Limited Performance Guaranty plus (b) unrestricted cash on hand held by Sunnova Management as of the date of such financial statements, shall be negative (for purposes of this clause (iii), the term “net cash” and “operating activities” shall have the meanings attributable to such terms under GAAP); provided, that if (a) on or prior to the date that is fifteen (15) Business Days after the date on which it is determined that such amount is negative, the Parent’s equity holders, any of their Affiliates and any other Person makes an equity investment to Sunnova Management in cash in an amount not less than such shortfall, and such cash, if so designated by Sunnova Management, be included as unrestricted cash, and (b) any such action described in sub-clause (a) is communicated to the Administrative Agent in writing, then no Amortization Event shall be deemed to have occurred or be continuing;

(iv) Parent breaches any of the Financial Covenants and such breach has not been cured in accordance with Section 6(r) of the Limited Performance Guaranty;

(v) the Three Month Rolling Average Default Level is greater than [***]%;

(vi) SEI, Parent or Seller (A) decides or determines, whether publicly announced or not, that it will no longer originate, acquire or sell Home Improvement Loans, as applicable, (B) incurs any other material change in the scope or nature of its business objectives or plans that is reasonably likely to result in the permanent cessation of the origination, acquisition or sale of Home Improvement Loans, as applicable, or (C) ceases to originate, acquire or sell Home Improvement Loans, as applicable, for a period of four (4) consecutive months; provided that, with respect to the foregoing clause (C), no Amortization Event shall occur pursuant to such clauses if the occurrence of such Amortization Event is a result of a Force Majeure Event while such Force Majeure Event is occurring and so long as SEI, Parent and Seller are working diligently to cure or mitigate (as applicable) such Force Majeure Event; and

(vii) the occurrence of an event of default under a Sunnova Credit Facility;

provided, that (A) upon the first and second occurrence of an Amortization Event of the type described in clause (v) above, such Amortization Event shall terminate on the Payment Date on which the Three Month Rolling Average Default Level is equal to or less than [***]%, and (B) upon the first and second occurrence of an Amortization Event of the type described in sub-clause (C) of clause (vi) above, such Amortization Event shall

Exhibit A -3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

terminate on the Payment Date immediately following the date on which SEI, Parent or Seller again originate, acquire or sell Home Improvement Loans; provided further, that no Amortization Event (or Potential Amortization Event related thereto) of the type described in clause (v) above shall be deemed to have occurred under the Transaction Documents, including for purposes of Section 3.2(A)(iv), and the Availability Period shall not be terminated in connection therewith, (A) during the period commencing on the Closing Date and ending ninety (90) days thereafter or (B) during any period commencing on the date on which no Advances are outstanding hereunder and ending on the date on which the Monthly Servicer Report for the first full Collection Period following the next Borrowing Date is required to be delivered. Upon the third occurrence of an Amortization Event of a type described in clauses (v) and (vi)(C) above, an Amortization Event shall exist and continue until the aggregate amount of all Obligations has been reduced to zero.

“Ancillary Home Improvement Agreements” shall mean in respect of each Eligible Home Improvement Loan, all agreements and documents ancillary and associated with such Eligible Home Improvement Loan and the related Home Improvement Assets giving rise to amounts included in the Aggregate Home Improvement Loan Balance, which are entered into with an Obligor or Approved Installer in connection therewith, including any Payment Facilitation Agreement.

“Annual Percentage Rate” or “APR” shall mean, with respect to a Home Improvement Loan, the stated annual percentage rate disclosed in the Home Improvement Loan Contract or related documents and calculated in accordance with the federal Truth-in-Lending Act.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 4.1(s)(iv).

“Applicable Default Margin” shall mean a rate per annum equal to [***]%.

“Applicable Law” shall mean all applicable laws of any Governmental Authority, including, without limitation, laws relating to consumer leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

“Applicable Margin” shall mean, as to each Lender, the “Applicable Margin” (as defined in the Fee Letter between the Borrower and such Lender).

“Approved Form” shall mean (i) the Home Improvement Loan Contracts and Ancillary Home Improvement Agreements used by the Seller and Borrower substantially in the form attached as Exhibit F hereto as modified or supplemented pursuant to Section 5.1(W) and (ii) any other form of installment sale contract, loan agreement, or other financing agreement or promissory note and related home improvement agreements that are approved by Administrative Agent in writing after the Closing Date.

Exhibit A -4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Approved Installer” shall mean an installer approved by the Parent in accordance with the Parent’s then-applicable policies and procedures and listed on the Parent’s list of approved installers as of the time of installation of the applicable Home Improvements.

“Approved Jurisdiction” shall mean those certain jurisdictions listed on Schedule VI (other than those jurisdictions marked in such Schedule as “Pending” in relation to a particular Home Improvement Type until such time as all conditions have been satisfied under the Applicable Law of such jurisdiction to allow the sale of such Home Improvement Type in such jurisdiction), as such schedule may be updated from time to time at the direction of the Borrower by the delivery of such updated schedule to the Administrative Agent.

“Approved Vendor” shall mean a manufacturer of Specified Home Improvements that was approved by the Parent in accordance with the Parent’s then-applicable policies and procedures and listed on the Parent’s list of approved vendors as of the time of installation of the applicable Specified Home Improvements.

“Assignment and Assumption” shall mean (i) an Assignment and Assumption in substantially the form of Exhibit G hereto, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower or (ii) with respect to an assignment between Conduit Lenders or a Conduit Lender and the related Committed Lender or the Committed Lender and one of its Affiliates (including a Conduit Lender), such other form of assignment described in Section 1.1(B).

“Availability Period” shall mean the period from the Closing Date until the earlier to occur of the following: (i) the Commitment Termination Date and (ii) the first date after the Closing Date on which an Amortization Event occurs; provided, however, that if the first or second occurrence of an Amortization Event has subsequently been cured pursuant to the definition of “Amortization Event”, the Availability Period will continue until the earlier to occur of (x) the Commitment Termination Date and (y) the next occurrence of an Amortization Event.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to Section 2.19(D).

“Back-Up Servicer” shall mean U.S. Bank National Association, in its capacity as Back-Up Servicer under the Servicing Agreement, and/or any other Person or entity performing similar services for the Borrower which has been approved in writing by the Administrative Agent.

Exhibit A -5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Back-Up Servicer Fee Letter” shall mean the letter, dated as of June 28, 2023, between Sunnova Energy Corporation and the Back-Up Servicer with respect to, inter alia, certain fees payable by the Borrower to the Back-Up Servicer.

“Back-Up Servicing Fee” shall have the meaning given the terms Backup Servicer Initial Acceptance Fee and Backup Servicer Annual Administration Fee in the Back-Up Servicer Fee Letter.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean the U.S. Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Rate” shall mean, with respect to any Lender for any day, a rate per annum equal to the greatest of (i) the prime rate of interest announced publicly by a Funding Agent with respect to its Lender Group (or the Affiliate of such Lender or Funding Agent, as applicable, that announces such rate) as in effect at its principal office from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Person) or, if such Lender, Funding Agent or Affiliate thereof does not publicly announce the prime rate of interest, as quoted in The Wall Street Journal on such day, (ii) the Federal Funds Effective Rate plus [***]%, and (iii) Adjusted Term SOFR for a one-month tenor in effect on such day plus [***]%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of the Administrative Agent, any Funding Agent or any Lender. Interest calculated pursuant to clause (i) above will be determined based on a year of three hundred sixty-five (365) days or three hundred sixty six (366) days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (ii) and (iii) above will be determined based on a year of three hundred sixty (360) days and actual days elapsed. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. Notwithstanding the foregoing, if the Base Rate as determined herein would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

Exhibit A -6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Base Rate Advance” shall mean an Advance that bears interest at a rate based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Basel III” shall mean Basel III: A global regulatory framework for more resilient banks and banking systems prepared by the Basel Committee on Banking Supervision, and all national implementations thereof.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(A); provided that, if the Benchmark would be less than the Floor, the Benchmark will be deemed to be the Floor.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) [***]% ([***] basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated asset-backed lending facilities similar hereto and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated asset-backed lending facilities at such time.

Exhibit A -7

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Specified Tenor of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which the Specified Tenor of such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the Specified Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Specified Tenor of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Specified Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity

Exhibit A -8

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the Specified Tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Specified Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the Specified Tenor of such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to the Specified Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.19.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrower’s Account” shall mean (i) the Borrower’s bank account, described on Schedule II attached hereto, for the account of the Borrower or (ii) such other account as may be designated by the Borrower from time to time by at least ten (10) Business Days’ prior written notice to the Administrative Agent and the Lenders, so long as such other account is acceptable to the Administrative Agent in its sole and absolute discretion.

Exhibit A -9

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Borrower’s Portfolio” shall mean the Home Improvement Loans listed on the Schedule of Eligible Home Improvement Loans.

“Borrowing Base” shall mean, as of any date of determination, the product of (a) the Net Aggregate Home Improvement Loan Balance times (b) the Advance Rate applicable on such date as determined by the Advance Rate Calculator.

“Borrowing Base Certificate” shall mean the certificate in the form of Exhibit B-1 attached hereto together with each schedule thereto completed as required.

“Borrowing Base Deficiency” shall have the meaning set forth in Section 2.9.

“Borrowing Date” shall mean, (i) with respect to any Advance, the date of the making of such Advance and (ii) with respect to any addition of Eligible Home Improvement Loans to Borrower’s Portfolio other than in connection with an Advance and solely for purposes of determining or confirming the eligibility of such Home Improvement Loans, the date such Eligible Home Improvement Loans are transferred to Borrower to cure a Borrowing Base Deficiency pursuant to Section 2.9, which date shall in any case be a Business Day.

“Breakage Costs” shall mean, with respect to a failure by the Borrower, for any reason resulting from the Borrower’s failure (but excluding any failure to borrow resulting from a Lender default under this Agreement or a Defaulting Lender) to borrow any proposed Advance on the date specified in the applicable Notice of Borrowing (including without limitation, as a result of the Borrower’s failure to satisfy any conditions precedent to such borrowing) after providing such Notice of Borrowing, the resulting loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits, actually sustained by, without duplication, the Administrative Agent, any Lender or any Funding Agent; provided, however, that the Administrative Agent, such Lender or such Funding Agent shall use commercially reasonable efforts to minimize such loss or expense and shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

“Business Day” shall mean any day other than Saturday, Sunday and any other day on which commercial banks in New York, New York, or St. Paul, Minnesota, are authorized or required by law to close.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Capital Stock include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

Exhibit A -10

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Change in Law” shall mean (i) the adoption or taking effect of any Law after the date of this Agreement, (ii) any change in Law or in the administration, interpretation, application or implementation thereof by any Governmental Authority after the date of this Agreement, (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement or (iv) compliance by any Affected Party, by any lending office of such Affected Party or by such Affected Party’s holding company, if any, with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Act, (b) Basel III and (c) all requests, rules, guidelines and directives under either of the Dodd-Frank Act or Basel III or issued in connection therewith shall be deemed to be a “Change in Law,” regardless of the date implemented, enacted, adopted or issued.

“Change of Control” shall mean, the occurrence of one or more of the following events:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of SEI or Parent to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (for purposes of this definition, a “Group”), other than, in each case, any such sale, lease, exchange or transfer to a Person or Group that is, prior to such, lease, exchange or transfer, an Affiliate of SEI and is controlled (as that term is used in the definition of Affiliate) by SEI;

(ii) the approval by the holders of Capital Stock of SEI, Parent, Intermediate Holdco, the Seller or the Borrower of any plan or proposal for the liquidation or dissolution of such Person;

(iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of SEI, other than any Person that is a Permitted Investor or Group that is controlled by a Permitted Investor provided that any transfers or issuances of equity of SEI on or after the Closing Date to, among or between a Permitted Investor or any Affiliate thereof, shall not constitute a “Change of Control” for purposes of this clause (iii);

(iv) all of the Capital Stock in Parent shall cease to be owned by SEI;

(v) all of the Capital Stock in Intermediate Holdco shall cease to be owned directly or indirectly by Parent;

(vi) all of the Capital Stock in the Borrower shall cease to be owned by the Seller; or

Exhibit A -11

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vii) all of the Capital Stock in the Borrower shall cease to be directly or indirectly owned by Parent.

“Citi Committed Lender” shall mean Citibank, N.A.

“Citi Conduit Lenders” shall mean each asset-backed Commercial Paper conduit administered by the Citi Committed Lender or an Affiliate of the Citi Committed Lender listed on Exhibit D as a Conduit Lender (if any) and its respective permitted successors and assigns.

“Citi Fee Letter” shall mean that certain Fee Letter, dated as of the Closing Date, by and among the Administrative Agent, the Citi Committed Lender, and the Borrower.

“Citi Funding Agent” shall mean Citibank, N.A., in its capacity as Funding Agent for the Citi Lender Group.

“Citi Lender Group” shall mean a group consisting of the Citi Conduit Lenders, the Citi Committed Lender and the Citi Funding Agent.

“Closing Date” shall mean September 5, 2023.

“Closing Date Flow of Funds Memorandum” shall mean a flow of funds memorandum in respect of the distribution of the proceeds of the Advance made on the Closing Date signed by the Borrower.

“Collateral” shall have the meaning set forth in the Security Agreement.

“Collection Account” shall have the meaning set forth in Section 8.2(A)(ii).

“Collection Period” shall mean, with respect to a Payment Date, the calendar month preceding the month in which such Payment Date occurs; provided, however, that with respect to the first Payment Date, the Collection Period will be the period from and including the Closing Date to and including September 30, 2023.

“Collections” shall mean, with respect to any Home Improvement Loan and the related Home Improvement Assets, all Obligor Payments and any other cash proceeds thereof and all Rebates. Without limiting the foregoing, “Collections” shall include any amounts payable to the Borrower (i) with respect to the Home Improvement Loans and related Home Improvement Assets (including, all contractual payments (including, for the avoidance of doubt, principal, interest, and fees), liquidation proceeds, insurance proceeds, distributions and other proceeds payable under or in connection with any such Home Improvement Loan and all proceeds from any sale or disposition of any Related Property or proceeds of indemnities or other rights under any other Home Improvement Asset), (ii) under any Hedge Agreement entered into in connection with this Agreement, (iii) in connection with the sale or disposition of any such Home Improvement Loans or the related Home Improvement Assets, and (iv) any indemnities, proceeds or other payments made by a third party with respect to such Home Improvement Loans or the related Home Improvement Assets.

Exhibit A -12

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Commercial Paper” shall mean commercial paper, money market notes and other promissory notes and senior indebtedness issued by or on behalf of a Conduit Lender.

“Commitment” shall mean the obligation of a Committed Lender to fund Advances, as set forth on Exhibit D attached hereto, as increased and/or reduced from time to time pursuant to Section 2.6 or Section 2.16(A) and as amended in connection with assignments made by Committed Lenders pursuant to Section 10.8. If from time to time any Commitment is increased and/or reduced pursuant to Section 2.6 or Section 2.16(A), then the Borrower shall deliver to the Administrative Agent an amended Exhibit D setting forth the revised Commitments of the Committed Lenders. If, from time to time, any Lender other than Citibank, N.A. becomes a party to this Agreement as a Committed Lender, then the Administrative Agent shall deliver to the Borrower an amended Exhibit D setting forth the revised Commitments of the Committed Lenders.

“Commitment Termination Date” shall mean the earliest to occur of (i) the Scheduled Commitment Termination Date, (ii) the occurrence of an Event of Default and declaration of all amounts due in accordance with Section 6.2(B) and (iii) the date of any voluntary termination of the facility by the Borrower.

“Committed Lender” shall mean each of the Citi Committed Lender and each other financial institution identified as such on the applicable Joinder Agreement that may become a party hereto.

“Communication Portal” shall have the meaning set forth in Section 10.3.

“Conduit Lender” shall mean each of the Citi Conduit Lenders and each other financial institution identified as such that may become a party hereto.

“Confidential Information” shall have the meaning set forth in Section 10.16(A).

“Conforming Changes” shall mean, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of

Exhibit A -13

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Conveyed Property” shall mean the “Seller Conveyed Property” as defined in Section 2(a) of the Sale and Contribution Agreement.

“Cost of Funds” shall mean, with respect to any Interest Accrual Period and for each Advance outstanding by a Lender for each day during such Interest Accrual Period, interest accrued on such Advance during such Interest Accrual Period at the Interest Rate applicable to such Advance. For the avoidance of doubt, the Cost of Funds shall not constitute “Confidential Information”.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning set forth in Section 10.27.

“CP Advance” shall mean that portion of the Advances which bear interest by reference to the CP Yield Rate.

“CP Cost of Funds Rate” shall mean, with respect to each Conduit Lender for any day during any Interest Accrual Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) that are allocated on a fair and equitable basis, in whole or in part, by their respective Funding Agent (on behalf of such Conduit Lender), which rates shall reflect and give effect to (in each case, to the extent such costs are allocated, in whole or in part, to any financing or funding of such Conduit Lender (including, without limitation, any Commercial Paper notes issued by the related Funding Agent (on behalf of such Conduit Lender)): (a) all commissions of placement agents, dealers and similar Persons in respect of such funding or financing (including Commercial Paper notes), (b) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Conduit Lender’s funding and financing programs (including Commercial Paper) in connection with the preparation, completion, issuance, delivery or payment of such fundings and financings (including Commercial Paper), and (c) any other costs, fees and expenses associated with the funding or maintenance of the applicable

Exhibit A -14

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

CP Advance by such Conduit Lender, including any liquidity support, credit enhancement, government sponsored funding programs (including the Federal Reserve Bank’s Commercial Paper Funding Facility), or any other borrowings by such Conduit Lender including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the Commercial Paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Cost of Funds Rate, the respective Funding Agent for such Conduit Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CP Yield Rate” shall mean, for any day with respect to a Conduit Lender, the greater of (i) the CP Cost of Funds Rate applicable to such Conduit Lender for such day and (ii) [***]%.

“Credit and Underwriting Policies” means the credit and underwriting policies attached as Exhibit D to the Servicing Agreement, as amended from time to time in accordance with Section 5.2(L)(ii).

“Credit Card Receivable” shall mean Obligor Payments with respect to an Eligible Home Improvement Loan that are made via credit card.

“Custodial Agreement” shall mean the Custodial Agreement dated as of or about the Closing Date, by and among the Custodian, the Borrower, the Servicer and the Administrative Agent.

“Custodial Fee” shall mean a fee payable by the Borrower to the Custodian as set forth in the Custodial Fee Letter.

“Custodial Fee Letter” shall mean the Custodial Fee Letter, dated as of the Closing Date, between the Borrower and the Custodian.

“Custodian” shall mean U.S. Bank National Association, a national banking association, in its capacity as the provider of services under the Custodial Agreement and/or any other Person or entity performing similar services for the Borrower which has been approved in writing by the Administrative Agent.

“Custodian File” shall have the meaning set forth in the Custodial Agreement.

“Customer Collection Policies” shall mean the initial Servicer’s internal billing and collection policies attached as Exhibit E to the Servicing Agreement, as amended from time to time in accordance with Section 5.2(L)(ii); provided that from and after the appointment of a Successor Servicer pursuant to the Servicing Agreement, the “Customer Collection Policies” shall mean the billing and collection policy of such Successor Servicer for servicing assets comparable to the Borrower Home Improvement Assets (as defined in the Servicing Agreement).

Exhibit A -15

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Cut-off Date” shall mean, for each Home Improvement Loan, the date specified as such in the related Schedule of Eligible Home Improvement Loans, which is the date after which all subsequent collections related to such Home Improvement Loans are sold by the Seller to the Borrower and pledged by the Borrower to the Secured Parties.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated securitization credit facilities (and, if unavailable, for syndicated business loans); provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Level” shall mean, for any Collection Period, the quotient (expressed as a percentage) of (i)(x) the aggregate Home Improvement Loan Balance of all Home Improvement Loans in the Borrower’s Portfolio that became Defaulted Home Improvement Loans during such Collection Period and that did not repay all past due portions of a contractual payment due under the related Home Improvement Loan Contract by the end of the Collection Period, minus (y) any net liquidation proceeds received during such Collection Period in respect of such Defaulted Home Improvement Loans for which the Seller did not exercise its option to repurchase or substitute, divided by (ii) the sum of the Home Improvement Loan Balances of all Home Improvement Loans in the Borrower’s Portfolio on the first day of such Collection Period.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Home Improvement Loan” shall mean a Home Improvement Loan for which (i) the related Obligor is more than one hundred twenty (120) days past due on any portion of a contractual payment due under the related Home Improvement Loan Contract, (ii) an Insolvency Event has occurred with respect to an Obligor, (iii) if such Home Improvement Loan is a secured loan, the related Home Improvements have been deactivated or repossessed by the Servicer, or (iv) the Servicer has determined that all or any portion of the Home Improvement Loan has been, in accordance with the applicable Parent Policies, placed on a “non-accrual” status or is “non-collectible,” a charge-off has been taken or any or all of the principal amount due under such Home Improvement Loan has been reduced or forgiven. For the avoidance of doubt, any past due amounts owed by an original Obligor after reassignment to or execution of a replacement Home Improvement Loan with a new Obligor shall not cause the Home Improvement Loan to be deemed to be a Defaulted Home Improvement Loan so long as the replacement Home Improvement Loan is otherwise an Eligible Home Improvement Loan at such time.

Exhibit A -16

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Defaulting Lender” shall mean, subject to Section 2.17(B)(ii), any Lender that (a) has failed to (i) fund all or any portion of its Advances within three (3) Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, in each case (i) and (ii) that continues undischarged, unstayed, uncontroverted, undismissed or is not otherwise cured or terminated within ten (10) Business Days of the occurrence thereof; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(B)(ii)) upon delivery of written notice of such determination to the Borrower and each Lender.

Exhibit A -17

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Defective Home Improvement Loan” shall mean a Home Improvement Loan with respect to which it is determined by the Administrative Agent (acting at the written direction of the Majority Lenders), at any time, that the Seller breached as of the Transfer Date for such Home Improvement Loan the representation in Section 6(b) of the Sale and Contribution Agreement, unless such breach has been waived, in writing, by the Administrative Agent, acting at the direction of the Majority Lenders.

“Delinquency Status Classification” shall mean, as of any date of determination for any Home Improvement Loan, the number of days that such Home Improvement Loan is past due on any portion of a contractual payment due under the related Home Improvement Loan Contract.

“Delinquent Home Improvement Loan” shall mean a Home Improvement Loan for which the related Obligor is more than thirty (30) days past due on any portion of a contractual payment due under the related Home Improvement Loan Contract.

“Disqualified Lender” shall mean any Persons identified in writing, prior to the Closing Date, by the Borrower to the Administrative Agent and any Person clearly identifiable as an Affiliate thereof on the basis of its name (in each case, other than any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such financial institution or other Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity); provided that in no event shall a Person that is a Lender under this Agreement as of the Closing Date be designated as a Disqualified Lender. The Borrower may from time to time after the Closing Date update the list of Disqualified Lenders provided to the Administrative Agent prior to the Closing Date (x) (i) to include identified Affiliates of financial institutions or other Persons identified pursuant to the preceding sentence or (ii) with the consent of the Administrative Agent, to add any Person not previously identified on the list of Disqualified Lenders; provided that, in each case of the foregoing clauses (i) and (ii), such updates shall not apply retroactively to disqualify parties that have previously acquired an assignment or participation interest in the Commitment or (y) to remove one or more Persons as Disqualified Lenders (in which case such removed Person or Persons shall no longer constitute Disqualified Lenders).

“Distributable Collections” shall have the meaning set forth in Section 2.7(B).

“Dodd-Frank Act” shall mean the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” shall mean the lawful currency of the United States.

“EEA Financial Institution” shall mean (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

Exhibit A -18

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any other Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Home Improvement Loan” shall mean, on any date of determination, a Home Improvement Loan:

(i) that meets all of the requirements specified on Schedule I;

(ii) for which the legal title to the Obligor Payments related thereto is vested solely in the Borrower; and

(iii) all of the ownership interests in which, together with all of the rights in all Home Improvement Assets relating thereto (a) have been acquired by the Borrower pursuant to the Sale and Contribution Agreement and (b) have not been transferred in connection with a Takeout Transaction or otherwise sold by the Borrower or otherwise encumbered by the Borrower except by Permitted Liens.

“Eligible Institution” shall mean a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (a)(1) that has either (I) a long term unsecured debt rating of “[***]” or better by S&P and “[***]” or better by Moody’s or (II) a short term unsecured debt rating or certificate of deposit rating of “[***]” or better by S&P or “[***]” by Moody’s, (2) the parent corporation of which has either (I) a long term unsecured debt rating of “[***]” or better by S&P and “[***]” or better by Moody’s or (II) a short term unsecured debt rating or certificate of deposit rating of “[***]” or better by S&P and “[***]” by Moody’s or (3) is otherwise acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed) and (b) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“Eligible Letter of Credit Bank” shall mean a financial institution (a) organized in the United States, (b) having total assets in excess of $[***] and with a long term rating of at least “[***]” by S&P and “[***]” by Moody’s and a short term rating of at least “[***]” by S&P and “[***]” by Moody’s, and (c) approved by the Administrative Agent (such approval not to be unreasonably delayed withheld or delayed).

Exhibit A -19

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Engagement Letter” shall mean that certain letter, dated May 10, 2023, by and between Citibank, N.A. and the Parent.

“eOriginal” shall mean eOriginal, Inc. and its successors and assigns.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each Person (as defined in Section 3(9) of ERISA), which together with the Borrower, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” shall mean (i) that a Reportable Event has occurred with respect to any Single-Employer Plan; (ii) the institution of any steps by the Borrower or any ERISA Affiliate, the Pension Benefit Guaranty Corporation or any other Person to terminate any Single-Employer Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Single-Employer Plan; (iii) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Multi-Employer Plan or Multiple Employer Plan or written notification of the Borrower or any ERISA Affiliate concerning the imposition of withdrawal liability; (iv) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code in connection with any Plan; (v) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vi) with respect to a Single-Employer Plan, a failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA, whether or not waived; (vii) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Single-Employer Plan; (viii) a determination that a Single-Employer Plan is or is expected to be in “at-risk” status (within the meaning of Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA); (ix) the insolvency of or commencement of reorganization proceedings with respect to a Multi-Employer Plan or written notification that a Multi-Employer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); or (x) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect to any of the foregoing.

“Erroneous Payment” has the meaning assigned to it in Section 7.27(A).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 7.27(D).

Exhibit A -20

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.27(D).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.27(E).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“eVault” shall mean the electronic “vault” created and maintained by eOriginal in order to store documents in electronic form pursuant to an agreement between the Custodian and eOriginal and subject to control in favor of the Administrative Agent or any other such electronic “vault” maintained by a provider mutually agreed upon by the Borrower, the Administrative Agent and the Custodian, in which the Borrower’s authoritative electronic copies of the Home Improvement Loan Contracts reside and is subject to control in favor of the Administrative Agent.

“Event of Default” shall mean any of the Events of Default described in Section 6.1.

“Excess Concentration Amount” shall mean, as of any date of determination, without duplication, the sum of the following:

(a) the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans that would cause the highest Home Improvements Type to exceed [***]% (or [***]% during the Ramp-Up Period); plus

(b) the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans having FICO scores that would cause the Weighted Average FICO Score to be less than [***]; plus

(c) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligors had FICO scores between [***] and [***] at the time of origination exceeds [***]% of the Aggregate Home Improvement Loan Balance; plus

(d) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligors had FICO scores between [***] and [***] at the time of origination exceeds [***]% of the Aggregate Home Improvement Loan Balance; plus

(e) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligors had FICO scores between [***] and [***] at the time of origination exceeds [***]% of the Aggregate Home Improvement Loan Balance; plus

Exhibit A -21

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(f) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligors had FICO scores between [***] and [***] at the time of origination exceeds [***]% of the Aggregate Home Improvement Loan Balance; plus

(g) the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans having a remaining term to stated maturity date that would cause the Weighted Average Remaining Term to Maturity to be greater than 120 months; plus

(h) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans having a remaining term to stated maturity date greater than 180 months exceeds [***]% of the Aggregate Home Improvement Loan Balance; plus

(i) the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans having an Annual Percentage Rate that would cause the Weighted Average APR to be less than [***]%; plus

(j) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the Annual Percentage Rate is [***]% or less exceeds [***]% of the Aggregate Home Improvement Loan Balance; plus

(k) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligor resides in the state in the United States with the highest concentration of Obligors measured by the aggregate Home Improvement Loan Balance of Obligors in each state exceeds [***]% of the Aggregate Home Improvement Loan Balance; plus

(l) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligor resides in the three states in the United States with the highest concentration of Obligors measured by the aggregate Home Improvement Loan Balance of Obligors in each state exceeds [***]% of the Aggregate Home Improvement Loan Balance; plus

(m) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligor resides in Puerto Rico exceeds [***]% of the Aggregate Home Improvement Loan Balance; plus

(n) the amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans relating to the Approved Installer with the highest originations measured by the Aggregate Home Improvement Loan Balance exceeds [***]%, provided that if such Approved Installer is Trinity Home Improvements, LLC, such percentages shall be [***]% (or [***]% during the Ramp-Up Period), in each case, of the Aggregate Home Improvement Loan Balance; plus

Exhibit A -22

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(o) the aggregate Payment Facilitation Amounts with respect to all Home Improvement Loans for which a Payment Facilitation Agreement has been completed exceeds [***]% of the Aggregate Home Improvement Loan Balance.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a Law in effect on the date on which (a) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(A)) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.15(G) and (iv) any withholding Taxes imposed under FATCA.

“Facility” shall mean this Agreement together with all other Transaction Documents.

“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreements between the United States and another country which modify the provisions of the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Effective Rate” shall mean, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0.00%.

“Fee Letters” shall mean (i) the Citi Fee Letter, and (ii) each fee letter between Borrower and any other Lender.

Exhibit A -23

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“FICO Score” shall mean, with respect to the Obligor of a Home Improvement Loan, the statistical credit score of the Obligor of a Home Improvement Loan based on methodology developed by Fair Isaac Corporation and used by the Seller or its agents to determine credit risk when underwriting such Home Improvement Loan and obtained in accordance with the applicable Parent Policies. For purposes of clarification, the “FICO Score” of any Obligor shall mean the most recent FICO Score used by the Parent to make a credit decision with respect to such Obligor.

“Financial Covenants” shall have the meaning set forth in the Limited Performance Guaranty.

“Floor” shall mean 0.00%.

“Force Majeure Event” shall mean (i) acts of God; (ii) flood, fire, epidemic, earthquake or explosion; (iii) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riots or other civil unrest; (iv) government order or law; (v) actions, embargoes or blockades in effect on or after the date of this Agreement; (vi) action by any governmental authority; (vii) supply chain delays or disruptions; (viii) epidemics or pandemics; or (ix) strikes, labor stoppages or slowdowns or other industrial disturbances, in each case, that is beyond the reasonable control of the SEI, Parent or Seller, as applicable.

“Funding Agent” shall mean a Person appointed as a Funding Agent for a Lender Group pursuant to Section 7.14.

“GAAP” shall mean generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower’s independent certified public accountants and the Administrative Agent reasonably agree) both as to classification of items and amounts.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedge Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Borrower’s business and operations and not for speculative purposes.

“Hedge Counterparty” shall mean each counterparty under a Hedge Agreement with the Borrower.

Exhibit A -24

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Hedge Counterparty Joinder” shall mean that certain Joinder Agreement executed by a Hedge Counterparty and acknowledged by the Administrative Agent, a copy of which shall be maintained by the Administrative Agent and provided to any party to this Agreement upon request.

“Hedge Notional Schedule” shall mean Schedule V attached hereto which shows, for each calendar month occurring during the period beginning on the Closing Date and ending on the Scheduled Facility Maturity Date, the expected aggregate outstanding principal amount of the Advances as of the first day of each such calendar month (or the Closing Date in the case of the first such calendar month), provided that, if at any time the aggregate outstanding principal amount of the Advances exceeds or, as a result of the making of an Advance will exceed or if at any time (as a result of repayments or otherwise) the aggregate outstanding principal amount of the Advances is less than, the expected aggregate outstanding principal amount of the Advances shown on such schedule, such schedule shall be adjusted to reflect the aggregate principal amount of the Advances that will be outstanding after giving effect to such Borrowing or repayment.

“Hedge Requirements” shall mean the requirement that the Borrower, from and after the fifth (5th) Business Day after each Borrowing Date (including the Closing Date if that is a Borrowing Date), have in effect one or more Hedge Agreements with one or more Hedge Counterparties that are Qualifying Hedge Counterparties having a notional balance schedule which, after giving effect to such Hedge Agreements, will result in not less than 90% and not more than 110% (except to the extent that any notional balance in excess of 110% is attributable to Hedge Agreements entered into in connection with prior Advances) of the outstanding principal amount of the Advances (as shown on the Hedge Notional Schedule as such schedule may be adjusted from time to time as set forth in the definition thereof) to be subject to an effectively fixed interest rate. All such Hedge Agreements shall be on terms and conditions and pursuant to such documentation as shall be reasonably acceptable to the Administrative Agent (not to be unreasonably withheld, conditioned or delayed).

“Holder Rule” shall mean the Federal Trade Commission Trade Regulation Rule Concerning the Preservation of Consumer’s Claims and Defenses that appears in 16 C.F.R. Part 433.

“Home Improvement Asset” shall mean, with respect to a Home Improvement Loan, the right title and interest in:

(i) the Related Property related to such Home Improvement Loan;

(ii) the Ancillary Home Improvement Agreements related to such Home Improvement Loan, along with any other electronic or paper documents, files and records that the Seller or Servicer has kept or may keep with respect to such Home Improvement Loan in accordance with its usual and customary procedures;

Exhibit A -25

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) all Collections received with respect to such Home Improvement Loan on or after the date of sale to the Borrower, including any payments of principal and interest, and other payments from or for the account of the obligors thereon; and

(iv) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

“Home Improvement Loan” shall mean a secured or unsecured loan or other financing arrangement originated in accordance with the applicable Parent Policies and made to one or more Obligors to finance the purchase and installation of Home Improvements, as may be amended, waiver, supplement modified or replaced from time to time by a Payment Facilitation Agreement.

“Home Improvement Loan Balance” shall mean, with respect to any Home Improvement Loan, as of any date of determination, the outstanding principal balance under the related Home Improvement Loan, excluding any capitalized interest, as such outstanding principal balance may be modified from time to time by a Payment Facilitation Agreement.

“Home Improvement Loan Contract” shall mean the loan and security agreement, promissory note, home improvement agreement, retail installment and security agreement, retail installment contract or other substantially similar agreement evidencing the Home Improvement Loan entered into by the Obligor and the applicable installer or channel partner or Parent on an Approved Form, in each case, as may be waived, replaced, amended, amended and restated, supplemented or otherwise modified from time to time by a Payment Facilitation Agreement.

“Home Improvement Loan Servicing Files” shall mean such files, documents, and computer files (including those documents comprising the Custodian File) necessary for the Servicer to perform the services described in the Servicing Agreement.

“Home Improvement Types” shall mean, collectively, the following types of home improvements: (i) roofs, (ii) HVAC Systems, (iii) generators, (iv) EV chargers, (v) main panel upgrades, (vi) water systems and (vi) such other improvements as set forth in the applicable Parent Policies from time to time, which improvements are not a consumer good (e.g., standalone appliances, electronics or decorative hardware or products).

Exhibit A -26

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Home Improvements” shall mean, with respect to any Obligor, home improvements comprised of one or more Home Improvement Types that have been installed for such Obligor together with any related equipment and services necessary for, and used or installed in connection with, the installation of such home improvements.

“HVAC System” shall mean a heating, ventilation and cooling system.

“Illegality Notice” has the meaning specified in Section 2.18(B).

“Increased Commitment Date” shall have the meaning set forth in Section 2.16(A).

“Indebtedness” shall mean as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (iv) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (other than in connection with this Agreement); (v) obligations of such Person to pay the deferred purchase price of property or services; (vi) obligations of such Person as lessee under leases which have been or should be in accordance with GAAP recorded as capital leases; (vii) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and whether structured as a borrowing, sale and leaseback or a sale of assets for accounting purposes; (viii) any guaranty or endorsement of, or responsibility for, any Indebtedness of the types described in this definition; (ix) liabilities secured by any Lien on property owned or acquired, whether or not such a liability shall have been assumed (other than any Permitted Liens); or (x) unvested pension obligations.

“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Indemnitees” shall have the meaning set forth in Section 10.5.

“Independent Director” shall have the meaning set forth in Section 5.1(M).

“Insolvency Event” shall mean, with respect to any Person:

(i) the commencement of: (a) a voluntary case by such Person under the Bankruptcy Code or (b) the seeking of relief by such Person under other Debtor Relief Laws in any jurisdiction outside of the United States;

Exhibit A -27

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) the commencement of an involuntary case against such Person under the Bankruptcy Code (or other Debtor Relief Laws) and the petition is not controverted or dismissed within sixty (60) days after commencement of the case;

(iii) a custodian (as defined in the Bankruptcy Code) (or equal term under any other Debtor Relief Law) is appointed for, or takes charge of, all or substantially all of the property of such Person;

(iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (or any equal term under any other Debtor Relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(v) such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;

(vi) any order of relief or other order approving any such case or proceeding referred to in clauses (i) or (ii) above is entered;

(vii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or

(viii) such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.

“Intercreditor Agreement” shall mean an intercreditor agreement, by and among the Borrower, the Administrative Agent and the Qualifying Hedge Counterparties party thereto (other than any Lender Affiliate Hedge Counterparty) from time to time.

“Interest Accrual Period” shall mean (i) the period beginning on the Closing Date and ending on the fifth Business Day prior to the Payment Date occurring in October 2023 and (ii) thereafter, the period beginning on the day after the end of the prior Interest Accrual Period and ending on the fifth Business Day prior to the Payment Date occurring in the next calendar month following the month in which such Interest Accrual Period begins; provided, however, that with respect to any application of Distributable Collections pursuant to Sections 2.7(C) on a Business Day other than a Payment Date, the “Interest Accrual Period” shall mean the period beginning on the first day of such “Interest Accrual Period” and ending on the fifth Business Day immediately preceding such Business Day.

Exhibit A -28

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Interest Distribution Amount” shall mean, with respect to the Advances on any date of determination, an amount equal to the sum of (i) the Cost of Funds for the related Interest Accrual Period for all Advances outstanding during such Interest Accrual Period, as such amount is reported to the Servicer by the Administrative Agent or by the applicable Funding Agent for its Lender Group, and (ii) any unpaid Interest Distribution Amounts from prior Payment Dates plus, to the extent permitted by law, interest thereon at the rate used to calculate the Interest Rate applicable to the Advances of each Lender for such Interest Accrual Period. For the avoidance of doubt, the Interest Distribution Amount shall not constitute “Confidential Information”.

“Interest Proceeds” shall mean, with respect to any Collection Period, without duplication, the sum of:

(a) all payments of interest and other income received by the Borrower during such Collection Period on the Home Improvement Loans (including interest and other income received on Home Improvement Loans that are sold back to Seller during such Collection Period);

(b) all amendment and waiver fees, late payment fees, and other fees and commissions received by the Borrower during such Collection Period; and

(c) any other amounts received by the Borrower that the Servicer has determined in good faith should be treated as Interest Proceeds.

“Interest Rate” shall mean, for any Interest Accrual Period and for each Advance outstanding by a Lender for each day during such Interest Accrual Period:

(a) so long as no Event of Default (which has not otherwise been waived by the applicable Lenders pursuant to the terms hereof) has occurred:

(i) with respect to each Advance funded or maintained by a Committed Lender during such Interest Accrual Period, a rate equal to the sum of (x) Adjusted Term SOFR plus (y) the Applicable Margin, or, in the event that a Term SOFR Disruption Event has occurred and is continuing, a rate equal to the sum of (x) the Base Rate plus (y) the Applicable Margin; and

(ii) with respect to each Advance funded or maintained by a Conduit Lender during the related Interest Accrual Period, a rate equal to the sum of (x) the applicable CP Yield Rate plus (y) the Applicable Margin; and

(b) upon the occurrence and during the continuance of an Event of Default (which has not otherwise been waived by the applicable Lenders pursuant to the terms hereof):

Exhibit A -29

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i) with respect to each Advance funded or maintained by a Committed Lender during such Interest Accrual Period, a rate equal to the sum of (x) Adjusted Term SOFR plus (y) the Applicable Margin plus (z) the Applicable Default Margin, or, in the event that a Term SOFR Disruption Event has occurred and is continuing, a rate equal to the sum of (x) the Base Rate plus (y) the Applicable Margin plus (z) the Applicable Default Margin; and

(ii) with respect to each Advance funded or maintained by a Conduit Lender during the related Interest Accrual Period, a rate equal to the sum of (x) the applicable CP Yield Rate plus (y) the Applicable Margin plus (z) the Applicable Default Margin.

“Intermediate Holdco” shall mean Sunnova Intermediate Holdings, LLC, a Delaware limited liability company.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

“Joinder Agreement” shall mean a joinder agreement, substantially in the form attached hereto as Exhibit E.

“Joinder Date” shall mean the date on which any Lender joins the Facility by execution of a Joinder Agreement or otherwise.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, judgment, injunction, writ, decree or award of any Governmental Authority.

“Lender Affiliate Hedge Counterparty” shall mean any Lender or any Affiliate of any Lender that is a Qualifying Hedge Counterparty and party to a Hedge Agreement with the Borrower; provided that, if a Person ceases to be a Lender or an Affiliate of a Lender, but remains a Qualifying Hedge Counterparty and a party to one or more Hedge Agreements with the Borrower that were entered into prior to such cessation, such Person shall nonetheless remain a Lender Affiliate Hedge Counterparty, but only with respect to such Hedge Agreements and transactions thereunder that were entered into during or prior to the time such Person ceased to be a Lender or an Affiliate of a Lender.

“Lender Group” shall mean a group of Lenders represented by the same Funding Agent.

“Lender Group Advance Percentage” shall mean, for any Lender Group, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is, with respect to each Lender Group, the Advances outstanding of all Lenders in such Lender Group, and the denominator of which is the Aggregate Commitments.

“Lender Group Percentage” shall mean, for any Lender Group, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is, with respect to each Lender Group, the Commitments of all Lenders in such Lender Group, and the denominator of which is the Aggregate Commitments.

Exhibit A -30

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Lender Representative” shall have the meaning set forth in Section 10.16(B).

“Lenders” shall have the meaning set forth in the introductory paragraph hereof.

“Letter of Credit” shall mean any letter of credit issued by an Eligible Letter of Credit Bank and provided by the Borrower to the Administrative Agent in lieu of or in substitution for moneys otherwise required to be deposited in the Liquidity Reserve Account which Letter of Credit is to be held as an asset of the Liquidity Reserve Account and which satisfies each of the following criteria: (i) the related account party of which is the Servicer or an Affiliate of the Borrower (but not, for the avoidance of doubt, the Borrower), (ii) is issued for the benefit of the Paying Agent, (iii) has a stated expiration date of at least one hundred eighty (180) days from the date of determination (taking into account any automatic renewal rights), (iv) is payable in Dollars in immediately available funds to the Paying Agent upon the delivery of a draw certificate duly executed by the Paying Agent stating that (A) an Event of Default or Amortization Event has occurred and is continuing or (B) the issuing bank ceased to be an Eligible Letter of Credit Bank and the Letter of Credit has not been extended or replaced with a Letter of Credit issued by an Eligible Letter of Credit Bank within ten (10) Business Days such issuing bank ceasing to be an Eligible Letter of Credit Bank, (v) the funds of any draw request submitted by the Paying Agent in accordance with Section 8.2(C) will be made available in cash no later than two (2) Business Days after the Paying Agent submits the applicable drawing documents to the related Eligible Letter of Credit Bank, and (vi) that has been reviewed by the Administrative Agent and otherwise contains terms and conditions that are acceptable to the Administrative Agent. For purposes of determining the amount on deposit in the Liquidity Reserve Account, the Letter of Credit shall be valued at the amount as of any date then available to be drawn under such Letter of Credit.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Limited Performance Guaranty” shall mean the Limited Performance Guaranty, dated as of the Closing Date, by the Parent for the benefit of the Borrower and the Administrative Agent.

“Liquidation Fee” shall mean for any Interest Accrual Period for which a reduction of the principal balance of the relevant Advance is made for any reason, on any day other than the last day of such Interest Accrual Period, the amount, if any, by which (A) the additional interest (calculated without taking into account any Liquidation Fee or any shortened duration of such Interest Accrual Period) which would have accrued during the portion of such Interest Accrual Period for which the cost of funding had been established prior to such reduction of the principal balance on the portion of the principal balance so

Exhibit A -31

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

reduced, exceeds (B) the income, if any, received by the Conduit Lender or the Committed Lender which holds such Advance from the investment of the proceeds of such reductions of principal balance for the portion of such Interest Accrual Period for which the cost of funding had been established prior to such reduction of the principal balance. A statement as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Conduit Lender or Committed Lender to the Borrower and shall be prima facie evidence of the matters to which it relates for the purpose of any litigation or arbitration proceedings, absent manifest error or fraud. Such statement shall be submitted five (5) Business Days prior to such amount being due.

“Liquidity Reserve Account” shall have the meaning set forth in Section 8.2(A)(iii).

“Liquidity Reserve Account Required Balance” shall mean, as of any determination date, the product of (a) the Aggregate Home Improvement Loan Balance as of such date, times (b) [***]%.

“Loan Note” shall mean each Loan Note of the Borrower in the form of Exhibit C attached hereto, payable to the order of a Funding Agent for the benefit of the Lenders in such Funding Agent’s Lender Group, in the aggregate face amount of up to the aggregate Commitments of the Lenders comprising such Lender Group, evidencing the aggregate indebtedness of the Borrower to the Lenders in such Funding Agent’s Lender Group, provided that, for the avoidance of doubt, the issuance of a Loan Note in the form of Exhibit C attached hereto shall be issued at the option and request of each Funding Agent (for the benefit of the Lenders in such Funding Agent’s Lender Group) and not be a requirement to evidence indebtedness of the Borrower owed to such Funding Agent’s Lender Group hereunder.

“Lockbox Account” shall have the meaning set forth in Section 8.2(A)(i) and shall include any replacement “Lockbox Account” in accordance with the terms hereof.

“Lockbox Agreement” shall mean a Blocked Account Control Agreement, dated as of the Closing Date, by and among the Borrower, the Lockbox Bank and the Administrative Agent, or a replacement agreement among the Borrower, the Lockbox Bank and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

“Lockbox Bank” shall mean JPMorgan Chase Bank, N.A. (as long as it is an Eligible Institution) or another Eligible Institution approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) where the Lockbox Account is maintained.

“Lockbox Bank Withdrawn Amount” shall have the meaning set forth in Section 5.1(T).

“Majority Lenders” shall mean, as of any date of determination, (i) prior to the Commitment Termination Date, Lenders (which group must include the Citi Committed

Exhibit A -32

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Lender) having Commitments equal to or exceeding fifty percent (50%) of all Commitments and (ii) on and after the Commitment Termination Date, the Lenders (which group must include the Citi Committed Lender) having Advances equal to or exceeding fifty percent (50%) of all Advances. Any Defaulting Lender, its Commitments, and its Advances shall be excluded in any calculation of Majority Lenders.

“Managed Portfolio Default File” shall mean, as of any date of determination, an Excel-spreadsheet based record of all Home Improvement Loans sold by the Seller to the Borrower, which provides an indication as of such date whether each Home Improvement Loan is a Defaulted Home Improvement Loan.

“Managed Portfolio Delinquency File” shall mean, as of any date of determination, an Excel-spreadsheet based record of all Home Improvement Loans sold by the Seller to the Borrower, which provides a Delinquency Status Classification for each Home Improvement Loan as of such date.

“Margin Stock” shall have the meaning set forth in Regulation U.

“Material Adverse Effect” shall mean, any event or circumstance having a material adverse effect on any of the following: (i) the business, property, operations or financial condition of the Borrower, the Servicer, or the Parent, (ii) the ability of the Borrower, or the Servicer to perform its respective obligations under the Transaction Documents (including the obligation to pay interest that is due and payable), (iii) the validity or enforceability of, or the legal right to collect amounts due under or with respect to, a material portion of the Eligible Home Improvement Loans, or (iv) the priority or enforceability of any liens in favor of the Administrative Agent.

“Minimum Payoff Amount” shall mean, with respect to Home Improvement Loans subject to a Takeout Transaction, an amount of proceeds equal to the sum of (i) the product of the aggregate Home Improvement Loan Balance of such Home Improvement Loans times the Advance Rate then in effect plus (ii) any accrued interest with respect to the amount of principal of Advances being prepaid in connection with such Takeout Transaction, plus (iii) all Liquidation Fees, Unused Line Fees and other fees under any Fee Letter due and payable to any Lender or the Administrative Agent with respect to such Takeout Transaction; provided that if such Takeout Transaction is being undertaken to cure an Event of Default, then the Minimum Payoff Amount shall include such additional proceeds as are necessary to cure such Event of Default, if any.

“Monthly Payment Date” shall mean the Payment Date.

“Monthly Servicer Report” shall have the meaning set forth in the Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor rating agency.

Exhibit A -33

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Multi-Employer Plan” shall mean a multi-employer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean a Single Employer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Nationally Recognized Accounting Firm” shall mean (A) PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLC, Deloitte LLP and any successors to any such firm and (B) any other public accounting firm designated by the Parent and approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed.

“Net Aggregate Home Improvement Loan Balance” shall mean the difference of (x) the Aggregate Home Improvement Loan Balance minus (y) the Excess Concentration Amount.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.2 and (b) has been approved by the Majority Lenders.

“Notice of Borrowing” shall have the meaning set forth in Section 2.4(A).

“Obligations” shall mean and include, with respect to the Borrower all loans, advances, debts, liabilities, obligations, covenants and duties owing by such Person to the Administrative Agent, the Paying Agent, the Back-Up Servicer, any Secured Hedge Counterparty or any Lender of any kind or nature, present or future, arising under this Agreement, the Loan Notes, the Security Agreement, any of the other Transaction Documents or any other instruments, documents or agreements executed and/or delivered in connection with any of the foregoing, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a letter of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. The term includes the principal amount of all Advances, together with interest (including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding), charges, expenses, fees, attorneys’ and paralegals’ fees and expenses, any other sums chargeable to the Borrower under this Agreement or any other Transaction Document pursuant to which it arose.

“Obligor” shall mean an obligor under a Home Improvement Loan.

Exhibit A -34

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Obligor Payments” shall mean with respect to a Home Improvement Loan, all principal, interest, fees and other payments due from an Obligor under or in respect of such Home Improvement Loan.

“OFAC” shall have the meaning set forth in Section 4.1(S).

“Officer’s Certificate” shall mean a certificate signed by an authorized officer of an entity.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Home Improvement Loan and the related Home Improvement Assets or Transaction Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, that is not made pursuant to Section 2.17(A).

“Parent” shall mean Sunnova Energy Corporation, a Delaware corporation.

“Parent Policies” means the Credit and Underwriting Policies and the Customer Collection Policies.

“Participant” shall have the meaning set forth in Section 10.8.

“Participant Register” shall have the meaning set forth in Section 10.8.

“Patriot Act” shall have the meaning set forth in Section 10.17.

“Paying Agent” shall mean U.S. Bank Trust Company, National Association, not in its individual capacity, but solely as paying agent under this Agreement or any replacement thereof selected in accordance with, and meeting the requirements set forth in, Section 8.2(B)(ii).

“Paying Agent Account” shall have the meaning set forth in Section 8.2(A)(iv).

“Paying Agent Fee” shall mean a fee payable by the Borrower to the Paying Agent as set forth in the Paying Agent Fee Letter.

Exhibit A -35

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Paying Agent Fee Letter” shall mean that certain letter agreement dated on or prior to the Closing Date, between the Borrower and the Paying Agent.

“Payment Date” shall mean the twenty-fifth day of each calendar month (or if such day is not a Business Day, the immediately succeeding Business Day). The initial Payment Date shall be October 25, 2023.

“Payment Facilitation Agreement” shall mean each modification, waiver or amendment agreement (including a replacement Home Improvement Loan) entered into by the Servicer in accordance with the Servicing Standard (as defined in the Servicing Agreement) and the Servicing Agreement on behalf of the Borrower relating to a Home Improvement Loan.

“Payment Facilitation Amount” shall mean, with respect to any Home Improvement Loan for which a Payment Facilitation Agreement has been completed, an amount equal to the excess, if any, of (i) the Home Improvement Loan Balance of such Home Improvement Loan immediately prior to such Payment Facilitation Agreement being completed (which includes any past due amounts), over (ii) the Home Improvement Loan Balance of such Home Improvement Loan immediately after completion of such Payment Facilitation Agreement. For the avoidance of doubt, the Home Improvement Loan Balance to be used in the calculation of clause (ii) will be determined in accordance with the terms of the Payment Facilitation Agreement.

“Payment Recipient” shall have the meaning set forth in Section 7.27(A).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Assignee” shall mean any of the following: (a) a Lender or any of its Affiliates, (b) any Person managed by a Lender or any of its Affiliates; or (c) any Program Support Provider for any Conduit Lender, an Affiliate of any Program Support Provider, or any Commercial Paper conduit administered, sponsored or managed by a Lender or to which a non-Conduit Lender provides liquidity support, an Affiliate of a Lender or an Affiliate of an entity that administers or manages a Lender or with respect to which the related Program Support Provider of such Commercial Paper conduit is a Lender.

“Permitted Indebtedness” shall mean Indebtedness under the Transaction Documents.

“Permitted Investments” shall mean, as of any date, any one or more of the following obligations or securities, in each case denominated in or redeemable in Dollars that mature prior to the Payment Date immediately following such date: (i) (a) direct interest bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; (b) direct interest-bearing obligations of, and interest-bearing obligations

Exhibit A -36

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

guaranteed as to payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each of S&P and Moody’s; and (c) evidence of ownership of a proportionate interest in specified obligations described in (a) and/or (b) above; (ii) [Reserved]; (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a rating of no less than “A-1+” by S&P and “P-1” by Moody’s and a maturity of no more than 365 days; (iv) Commercial Paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the closing date thereof) of any corporation (other than the Parent), incorporated under the laws of the United States of America or any state thereof, that, at the time of the investment or contractual commitment to invest therein, a rating of “A-1” by S&P and “P-1” by Moody’s; (v) money market mutual funds, or any other mutual funds registered under the 1940 Act which invest only in other Permitted Investments, having a rating, at the time of such investment, in the highest rating category by each of S&P and Moody’s; (vi) money market deposit accounts, demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the Commercial Paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof will be rated “A-1” by S&P and “P-1” by Moody’s, including proprietary money market funds offered or managed by U.S. Bank National Association or an Affiliate thereof; (vii) repurchase agreements with respect to obligations of, or guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States of America; provided, however, that the unsecured obligations of the party agreeing to repurchase such obligations at the time have a credit rating of no less than the “A-1” by S&P and “P-1” by Moody’s; and (viii) any investment agreement (including guaranteed investment certificates, forward delivery agreements, repurchase agreements or similar obligations) with an entity which on the date of acquisition has a credit rating of no less than the “A-1” by S&P and “P-1” by Moody’s.

“Permitted Investor” shall mean collectively, Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners-D, LP, Quantum Strategic Partners and each of their Permitted Transferees (as defined in the Investors Agreement, dated as of March 29, 2018, by and among the Parent and the other signatories thereto).

“Permitted Liens” shall mean (i) any lien for taxes, assessments and governmental charges or levies owed by the applicable asset owner and not yet due and payable or which are being contested in good faith, (ii) judgment Liens which do not otherwise result in an Event of Default under Section 6.1(J), (iii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar

Exhibit A -37

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

rights, (iv) Liens in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of the Borrower and created pursuant to the Transaction Documents), and (v) to the extent any Home Improvements constitute a fixture, any conflicting interest of an encumbrancer or owner of the real property that has or would have priority over the applicable UCC fixture filing (or jurisdictional equivalent) so long as any such lien does not adversely affect the rights of the Borrower or the Administrative Agent.

“Person” shall mean any individual, corporation (including a business trust), partnership, limited liability company, joint-stock company, trust, unincorporated organization or association, joint venture, government or political subdivision or agency thereof, or any other entity.

“Plan” shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrower or any Affiliate may have any liability.

“Pledge Agreement” shall mean the Pledge Agreement, dated as of the Closing Date, by the Seller in favor of the Administrative Agent for the benefit of the Secured Parties.

“Portal Provider” shall have the meaning set forth in Section 10.3.

“Potential Amortization Event” shall mean any event or condition which with notice, passage of time or both would constitute an Amortization Event.

“Potential Default” shall mean any event or condition which with notice, passage of time or both would constitute an Event of Default.

“Prime Rate” means, as of any date of determination, the prime rate of interest announced publicly by a Funding Agent with respect to its Lender Group (or the Affiliate of such Lender or Funding Agent, as applicable, that announces such rate) as in effect at its principal office from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Person) or, if such Lender, Funding Agent or Affiliate thereof does not publicly announce the prime rate of interest, as quoted in The Wall Street Journal on such day.

“Pro Forma Home Improvement Loan Balance” shall mean, as of any Borrowing Date, the sum of (x) the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans owned by the Borrower as of such date and (y) the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans that are to be sold or contributed to the Borrower on such Borrowing Date.

“Program Support Provider” shall mean and includes any Person now or hereafter extending liquidity or credit or having a commitment to extend liquidity or credit to or for the account of, or to make purchases from, a Conduit Lender (or any related Commercial Paper issuer that finances such Conduit Lender) in support of Commercial Paper issued,

Exhibit A -38

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

directly or indirectly, by such Conduit Lender in order to fund Advances made by such Conduit Lender hereunder or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Lender’s or such related issuer’s Commercial Paper program, but only to the extent that such letter of credit, surety bond, or other instrument supported either Commercial Paper issued to make Advances hereunder or was dedicated to that Program Support Provider’s support of the Conduit Lender as a whole rather than one particular issuer within such Conduit Lender’s Commercial Paper program.

“Proposed Form” shall have the meaning set forth in Section 5.1(W).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning set forth in Section 10.26.

“Qualifying Hedge Counterparty” shall mean a counterparty reasonably acceptable to the Administrative Agent (such approval not to be unreasonably, withheld, conditioned or delayed), which at all times satisfies all then applicable counterparty criteria of S&P or Moody’s for eligibility to serve as counterparty under a structured finance transaction rated “[***]”, in the case of S&P or “[***]”, in the case of Moody’s, provided that, for the avoidance of doubt, the parties hereto agree that as of the Closing Date, Citibank, N.A. meets such requirement and will continue to constitute a Qualifying Hedge Counterparty hereunder so long as it continues to meet such requirement.

“Ramp-Up Period” shall mean the period beginning on the Closing Date and ending on the earlier of (a) the last day of the Collection Period that ends immediately after the six-month anniversary of the Closing Date and (b) the day the Aggregate Home Improvement Loan Balance exceeds $[***].

“Recipient” shall mean the Administrative Agent, the Lenders or any other recipient of any payment to be made by or on account of any obligation of the Borrower under this Agreement or any other Transaction Document.

“Refund Price” shall have the meaning set forth in the Sale and Contribution Agreement.

“Register” shall have the meaning set forth in Section 10.8.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Property” shall mean, with respect to a Home Improvement Loan, the Home Improvements and any other property or other assets of the Obligor and all proceeds thereof pledged as collateral to secure the repayment of such Home Improvement Loan.

Exhibit A -39

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the Pension Benefit Guaranty Corporation by regulation or by public notice waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.

“Required Lockbox Reserve Amount” shall have the meaning set forth in Section 8.2(E).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, (x) with respect to the Paying Agent, the Securities Intermediary, the Servicer, the Back-Up Servicer, any President, Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer or Corporate Trust Officer, or any other officer in the corporate trust department customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Agreement, the Servicing Agreement, or any other Transaction Document, as applicable; and (y) with respect to the Parent, the Seller, the Borrower, and any other party to the Transaction Documents, the corporation, limited liability company or partnership, the chairman of the board, the president, any vice president, the secretary, the treasurer, any assistant secretary, any assistant treasurer, managing member and each other officer of such corporation or limited liability company or the general partner of such partnership authorized in resolutions of the board of directors of such corporation or the managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Transaction Documents on behalf of such corporation, limited liability company or partnership, as the case may be, and who is authorized to act therefor.

“S&P” shall mean S&P Global Ratings, a S&P Global Inc. business, together with its successors.

Exhibit A -40

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Sale and Contribution Agreement” shall mean the Sale and Contribution Agreement dated as of or about the Closing Date, by and between the Seller and the Borrower.

“Sanctions” means economic, trade, or financial sanctions, requirements, or embargoes imposed, administered, or enforced from time to time by any Sanctions Authority, in each case applicable to Borrower or its Affiliated Entities to the extent such Sanctions Authority has jurisdiction over the Borrower or its Affiliated Entities pursuant to Applicable Laws.

“Sanctions Authority” means the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Kingdom (including, without limitation, His Majesty’s Treasury), the European Union and any EU member state, the United Nations Security Council, and any other relevant sanctions authority, in each case, applicable to Borrower or its Affiliated Entities to the extent such Sanctions Authority has jurisdiction over the Borrower or its Affiliated Entities pursuant to Applicable Laws.

“Sanctioned Jurisdiction” means, at any time, a country or territory that is, or whose government is, the subject of Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions related list maintained by any Sanctions Authority, (b) any Person located, organized, or resident in a Sanctioned Jurisdiction, or (c) any other subject of Sanctions, including, without limitation, any Person controlled or 50 percent or more owned in the aggregate, directly or indirectly, by, or acting for or on behalf of, or at the direction of, any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions Target” means a Sanctioned Person or Sanctioned Jurisdiction.

“Schedule of Eligible Home Improvement Loans” shall mean, as the context may require, the schedule of Eligible Home Improvement Loans, which schedule may be updated from time to time in accordance with the terms of this Agreement.

“Scheduled Commitment Termination Date” shall mean, unless otherwise extended pursuant to and in accordance with Section 2.14, the Payment Date occurring in October 2025.

“Scheduled Facility Maturity Date ” shall mean the second anniversary of the last day of the Availability Period (as such date may be extended pursuant to and in accordance with Section 2.14).

“Secured Hedge Counterparties” means, collectively, (i) each Lender Affiliate Hedge Counterparty and (ii) each Hedge Counterparty that is a Qualifying Hedge Counterparty and that has become party to the Intercreditor Agreement (including pursuant to a Hedge Counterparty Joinder); provided that, for the avoidance of doubt, a Hedge Counterparty that has ceased to be a Qualifying Hedge Counterparty shall continue to be a Secured Hedge Counterparty hereunder until the effectiveness of the assignment, novation or replacement of its Hedge Agreement pursuant to Section 6.1(M).

Exhibit A -41

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Secured Parties” shall mean the Administrative Agent, each Lender and each Secured Hedge Counterparty; provided that, for the avoidance of doubt, a Hedge Counterparty that has ceased to be a Qualifying Hedge Counterparty shall continue to be a Secured Party hereunder until the effectiveness of the assignment, novation or replacement of its Hedge Agreement pursuant to Section 6.1(M).

“Securities Intermediary” shall mean U.S. Bank National Association and its successors and assigns, and any other Person selected in accordance with, and meeting the requirements set forth in Section 8.2(E)(viii) of this Agreement, in each case, acting as “securities intermediary” (as defined in Section 8-102 of the UCC) and a “bank” (as defined in Section 9-102 of the UCC) hereunder with respect to each Paying Agent Account.

“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, executed and delivered by the Borrower in favor of the Administrative Agent for the benefit of the Secured Parties.

“SEI” shall mean Sunnova Energy International Inc., a Delaware corporation.

“Seller” shall have the meaning set forth in the introductory paragraph hereof.

“Servicer” shall have the meaning set forth in the introductory paragraph hereof.

“Servicer Extraordinary Expenses” shall mean extraordinary expenses incurred by the Servicer in a manner consistent with the Servicing Standard in connection with any litigation, arbitration or enforcement proceeding pursued by or against the Servicer in respect of a Home Improvement Loan.

“Servicer Fee” shall have the meaning set forth in Section 2.1(b) of the Servicing Agreement.

“Servicer Termination Event” shall have the meaning set forth in Section 7.1 of the Servicing Agreement.

“Servicing Agreement” shall mean the Servicing Agreement dated as of the Closing Date, by and among the Borrower, the Servicer, the Back-Up Servicer and the Administrative Agent.

“Single Employer Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multi-Employer Plan, that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code and is sponsored or maintained by the Borrower or any ERISA Affiliate or for which the Borrower or any ERISA

Exhibit A -42

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Affiliate may have liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” shall mean an Advance that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (iii) of the definition of “Base Rate”.

“Specified Home Improvements” shall mean generators and HVAC Systems.

“Specified Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, a tenor for such Benchmark equal to the Interest Accrual Period commencing immediately following such determination date, unless such tenor for such Benchmark is no longer available pursuant to Section 2.19(D).

“Subsidiary” shall mean, with respect to any Person at any time, (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock or shares of beneficial interest normally entitled to vote for the election of one or more directors, managers or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s subsidiaries, or any partnership of which such Person or any of such Person’s Subsidiaries is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s subsidiaries.

“Successor Servicer” shall have the meaning set forth in the Servicing Agreement.

“Successor Servicer Engagement Fee” shall mean a one-time fee of $[***] payable to the Back-up Servicer in the event that it assumes the role of Successor Servicer.

“Sunnova Credit Facility” shall mean any credit warehouse facility for the debt financing of loans to consumers and/or leases, power purchase agreements or similar agreements with consumers, in each case, originated by or on behalf of the Parent or its Subsidiaries, in which the Administrative Agent or its affiliates is a lender, agent or noteholder thereunder.

“Supported QFC” shall have the meaning set forth in Section 10.26.

Exhibit A -43

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Takeout Transaction” shall mean any of the following:

(a) any sale, assignment or other transfer of Home Improvement Loans and the related Home Improvement Assets and related Collateral by the Borrower to any of its Affiliates (including a special purpose bankruptcy remote subsidiary of the Seller) or to a third party, in each case, in an arms’ length transaction, which Collateral is used to secure or provide for the payment of amounts owing (or to be owing) or expected as a result of the issuance of equity or debt securities or other Indebtedness by a Person other than the Borrower that are backed by such Collateral (a “Financing Transaction”); provided, that immediately after giving effect to such Financing Transaction, (i) no Event of Default exists (unless such Event of Default would be cured by application of the net proceeds of such Financing Transaction), (ii) an amount equal to the Minimum Payoff Amount for the Home Improvement Loans and related Home Improvement Assets removed from the Borrower in the Financing Transaction shall be deposited into the Takeout Transaction Account for distribution in accordance with Section 2.7(C), (iii) there are no selection procedures utilized which are materially adverse to the Lenders with respect to those Home Improvement Loans and related Home Improvement Assets assigned by the Borrower in the Financing Transaction and (iv) such Financing Transaction is not guaranteed by and has no material recourse to the Borrower (except that such assets are being sold and assigned by it free and clear of all Liens) or to the Seller;

(b) a financing arrangement, securitization, sale or other disposition of Home Improvement Loans and related Home Improvement Assets and related Collateral entered into by the Borrower or any of its Affiliates other than under this Agreement so long as (1) all proceeds of such transaction shall have been deposited into the Takeout Transaction Account and (2) all Obligations (other than inchoate obligations and contingent obligations not then due) shall have been paid down to zero; or

(c) any other financing arrangement, securitization, sale or other disposition of Home Improvement Loans and the related Home Improvement Assets and related Collateral (either directly or through the sale or other disposition of the Capital Stock of the Borrower) entered into by the Borrower or any of its Affiliates other than under this Agreement that is not a Financing Transaction and that has been consented to in writing by the Administrative Agent (on behalf of the Majority Lenders).

“Takeout Transaction Account” shall have the meaning set forth in Section 8.2(A)(iv).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean

Exhibit A -44

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for the Specified Tenor (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day;

(b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” shall mean a percentage equal to [***]% per annum.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Disruption Event” means, with respect to any SOFR Advance the occurrence of any event referred to in subsection (A)(i), (A)(ii) or (B) of Section 2.18. A Term SOFR Disruption Event shall be deemed not to have occurred if a “Benchmark” is selected in accordance with Section 2.19.

Exhibit A -45

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Three Month Rolling Average Default Level” shall mean, for any Payment Date, the average of the Default Levels for the last three (3) Collection Periods.

“Transaction Documents” shall mean this Agreement, the Loan Notes, the Security Agreement, the Pledge Agreement, each Fee Letter, the Paying Agent Fee Letter, the Servicing Agreement, the Custodial Agreement, the Sale and Contribution Agreement, the Lockbox Agreement, the Limited Performance Guaranty, each Hedge Agreement, the Engagement Letter, any Intercreditor Agreement, each fee letter with any service provider, and any other agreements, instruments, certificates or documents delivered hereunder or thereunder or in connection herewith or therewith, and “Transaction Document” shall mean any of the Transaction Documents.

“Transfer Date” shall mean the date set forth in the relevant Transfer Certificate (as defined in the Sale and Contribution Agreement).

“Transferable Home Improvement Loan” shall mean any Home Improvement Loan that constitutes a Defaulted Home Improvement Loan or Delinquent Home Improvement Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Bank Indemnified Parties” shall have the meaning set forth in Section 9.5.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person who is a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

Exhibit A -46

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“U.S. Special Resolution Regime” shall have the meaning set forth in Section 10.26.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.15(G)(ii)(b)(3).

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” shall mean the United States of America.

“Unused Line Fee” shall have the meaning set forth in Section 2.5(A) and shall include, as of any Payment Date, any unpaid Unused Line Fee from prior Payment Dates.

“Unused Line Fee Percentage” shall mean, with respect to any Unused Line Fee Period, (i) if the average Usage Percentage is less than [***]% during such Unused Line Fee Period, [***]% per annum (provided that with respect to any Unused Line Fee Period that ends during the first 60 days after the Closing Date, the fee shall be [***]% per annum), (ii) if the Usage Percentage during such Unused Line Fee Period is greater than or equal to [***]% but less than [***]% during such Unused Line Fee Period, [***]% per annum, and (iii) if the Usage Percentage is greater than or equal to [***]% during such Unused Line Fee Period, [***]% per annum.

“Unused Line Fee Period” means a period equivalent to the then applicable Interest Accrual Period.

“Unused Portion of the Commitments” shall mean, with respect to a Lender Group on any day, the excess of (x) the Commitment of the Committed Lender in such Lender Group as of 5:00 P.M. (New York City time) on such day, over (y) the sum of the aggregate outstanding principal balance of the Advances of all of the Lenders in such Lender Group as of 5:00 P.M. (New York City time) on such day.

“Upfront Fee” shall mean, as to each Lender, the Upfront Fee (as defined in the Fee Letter between the Borrower and such Lender).

“Usage Percentage” shall mean, with respect to any Unused Line Fee Period, a percentage equal to (i) the daily average outstanding principal balance of all Advances during such Unused Line Fee Period divided by (ii) the Aggregate Commitments as of the last day of such Unused Line Fee Period.

“Weighted Average APR” shall mean, as of any date of determination, the weighted average of the Annual Percentage Rate applicable to all Eligible Home Improvement Loans owned by the Borrower on such date, calculated by (a) summing the products obtained by multiplying (i) the Annual Percentage Rate applicable to each such Eligible Home Improvement Loan times (ii) the Home Improvement Loan Balance of each such Eligible Home Improvement Loan and (b) dividing such sum by the Aggregate Home Improvement Loan Balance as of such date of determination.

Exhibit A -47

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Weighted Average FICO Score” shall mean, as of any date of determination with respect to all Eligible Home Improvement Loans owned by the Borrower on such date, the number obtained by (a) summing the products obtained by multiplying (i) the FICO Score applicable to each such Eligible Home Improvement Loan times (ii) the Home Improvement Loan Balance of each such Eligible Home Improvement Loan and (b) dividing such sum by the Aggregate Home Improvement Loan Balance as of such date of determination.

“Weighted Average Remaining Term to Maturity” shall mean, as of any date of determination with respect to all Eligible Home Improvement Loans owned by the Borrower on such date, the number obtained by (a) summing the products obtained by multiplying (i) the remaining term to the stated maturity date (expressed in months) of each such Eligible Home Improvement Loan times (ii) the Home Improvement Loan Balance of each such Eligible Home Improvement Loan and (b) dividing such sum by the Aggregate Home Improvement Loan Balance as of such date of determination.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Exhibit A -48

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT B-1

FORM OF BORROWING BASE CERTIFICATE

BORROWING BASE CERTIFICATE

SUNNOVA ASSET PORTFOLIO 9, LLC

[                    ], 20[    ]

In connection with that certain Credit Agreement, dated as of September 5, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the definitions given thereto in the Credit Agreement), by and among Sunnova Asset Portfolio 9, LLC, as Borrower (the “Borrower”), Sunnova SLA Management, LLC, as Servicer, Sunnova Asset Portfolio 9 Holdings, LLC, as Seller, Citibank, N.A., as Administrative Agent for the financial institutions that may become parties thereto as Lenders, the Lenders, U.S. Bank Trust Company, National Association, as Paying Agent, and U.S. Bank National Association, as Custodian and Securities Intermediary, the Borrower hereby certifies that:

1. The sum of all outstanding Advances will not exceed the then Aggregate Commitment plus any Advances approved in excess of such Aggregate Commitment pursuant to Section 2.16(A) of the Credit Agreement, after giving effect to the Advance requested in the attached Notice of Borrowing.

2. The attached Schedule I sets forth the borrowing base calculations reflecting a Borrowing Base that equals or exceeds the sum of the outstanding Advances after giving effect to the Advance requested (the “Borrowing Base Calculations”) and provides all data used, in Excel-spreadsheet format, to calculate the foregoing as of the Borrowing Date and the computations reflected in the Borrowing Base Calculations are true, correct and complete.

3. The attached Schedule II set forth the Excess Concentration Amount calculations (the “Excess Concentration Amount Calculation”) and provides all data used, in Excel-spreadsheet format, to calculate the foregoing as of the date set forth above and the computations reflected in the Excess Concentration Amount Calculation are true, correct and complete.

4. [The attached Schedule III contains an updated Advance Rate Calculator, that incorporates each of the following: (i) the assumptions and inputs reflected in the Advance Rate Calculator as provided in conjunction with the most recently delivered Monthly Servicer Report and (ii) a loan data tape reflecting the Pro Forma Home Improvement Loan Balance.]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

5. Each Home Improvement Loan included in the Borrowing Base Calculations constitutes an Eligible Home Improvement Loan as of the date hereof and the Excess Concentration Amount Calculation has been computed based on the information known to Borrower or Servicer as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

Sunnova Asset Portfolio 9, LLC, as Borrower

By:
Name:
Title:

Exhibit B-1-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE I

Borrowing Base Calculation

1. Net Aggregate Home Improvement Loan Balance	$

2. Excess Concentration Amount (from Schedule II)	$

3. Line 1 minus Line 2	$

4. Advance Rate (from Advance Rate Calculator)%

5. Line 3 times Line 4 (the “Borrowing Base”)	$

Exhibit B-1-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE II

Excess Concentration Amount Calculation

Aggregate Home Improvement Loan Balance: $_________________

Reference	Category	Dollar Amount

(a)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans that would cause the highest Home Improvements Type to exceed [***]% (or [***]% during the Ramp-Up Period)

(b)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans having FICO scores that would cause the Weighted Average FICO Score to be less than [***]

(c)(1)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligors had FICO scores between [***] and [***]

(c)(2)	Aggregate Home Improvement Loan Balance times [***]%

(c)(3)	Line (c)(1) minus Line (c)(2)

(d)(1)	The amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligors had FICO scores between [***] and [***] at the time of origination

(d)(2)	Aggregate Home Improvement Loan Balance times [***]%

(d)(3)	Line (d)(1) minus Line (d)(2)

(e)(1)	The amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligors had FICO scores between [***] and [***] at the time of origination

(e)(2)	Aggregate Home Improvement Loan Balance times [***]%

(e)(3)	Line (e)(1) minus Line (e)(2)

(f)(1)	The amount by which the aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligors had FICO scores between [***] and [***] at the time of origination

(f)(2)	Aggregate Home Improvement Loan Balance times [***]%

(f)(3)	Line (f)(1) minus Line (f)(2)

Exhibit B-1-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Reference	Category	Dollar Amount

(g)(1)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans having a remaining term to stated maturity date that would cause the Weighted Average Remaining Term to Maturity to be greater than 120 months

(h)(1)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans having a remaining term to stated maturity date greater than 180 months

(h)(2)	Aggregate Home Improvement Loan Balance times [***]%

(h)(3)	Line (h)(1) minus Line (h)(2)

(i)(1)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans having an Annual Percentage Rate that would cause the Weighted Average APR to be less than [***]%

(j)(1)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the Annual Percentage Rate is [***]%

(j)(2)	Aggregate Home Improvement Loan Balance times [***]%

(j)(3)	Line (j)(1) minus Line (j)(2)

(k)(1)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligor resides in the state in the United States with the highest concentration of Obligors measured by the aggregate Home Improvement Loan Balance of Obligors in each state

(k)(2)	Aggregate Home Improvement Loan Balance times [***]%

(k)(3)	Line (k)(1) minus Line (k)(2)

(l)(1)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligor resides in the three states in the United States with the highest concentration of Obligors measured by the aggregate Home Improvement Loan Balance of Obligors in each state

(l)(2)	Aggregate Home Improvement Loan Balance times [***]%

(l)(3)	Line (l)(1) minus Line (l)(2)

(m)(1)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans for which the related Obligor resides in Puerto Rico

Exhibit B-1-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Reference	Category	Dollar Amount

(m)(2)	Aggregate Home Improvement Loan Balance times [***]%

(m)(3)	Lime (m)(1) minus line (m)(2)

(n)(1)	The aggregate Home Improvement Loan Balance of all Eligible Home Improvement Loans relating to the Approved Installer with the highest originations measured by the Aggregate Home Improvement Loan Balance

(n)(2)	Aggregate Home Improvement Loan Balance times [***]% (but if such Approved Installer is Trinity Home Improvements, LLC, such percentages shall be [***]% (or [***]% during the Ramp-Up Period))

(n)(3)	Line (n)(1) minus Line (n)(2)

(o)(1)	The aggregate Payment Facilitation Amounts with respect to all Home Improvement Loans for which a Payment Facilitation Agreement has been completed

(o)(2)	Aggregate Home Improvement Loan Balance times [***]%

(o)(3)	Line (o)(1) minus Line (o)(2)

Sum of (a) plus (b) plus (c)(3) plus (d)(3) plus (e)(3) plus (f)(3) plus (g)(1)

plus (h)(3) plus (i)(1) plus (j)(3) plus (k)(3) plus (l)(3) plus (m)(3) plus (n)(3)

plus (o)(3) (the “Excess Concentration Amount”): $________________

Exhibit B-1-6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE III

Advance Rate Calculator

[To attach or include a file reference to the updated Advance Rate Calculator being delivered with this Borrowing Base Certificate]

Exhibit B-1-7

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT B-2

FORM OF NOTICE OF BORROWING

__________ ___, 20__

To:	Citibank, N.A., as Administrative Agent and as Funding Agent

Citi Global Loans / Conduit Operations

1 Penns Way, Ops 2 Floor 2

New Castle, DE 19720

Telephone: [***]

Email: [***]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 5, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Sunnova Asset Portfolio 9, LLC, as Borrower (the “Borrower”), Sunnova SLA Management, LLC, as Servicer, Sunnova Asset Portfolio 9 Holdings, LLC, as Seller, Citibank, N.A., as administrative agent for the financial institutions that may from time to time become parties thereto as Lenders (in such capacity, the “Administrative Agent”), the Lenders, U.S. Bank Trust Company, National Association, as Paying Agent, and U.S. Bank National Association, as Custodian and Securities Intermediary. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

In accordance with Section 2.4 of the Credit Agreement, the Borrower hereby requests that the Lenders provide Advances based on the following criteria:

1. Aggregate principal amount of Advances requested: $[____________]

2. Allocated amount of such Advance to be paid by the Lenders in each Lender Group:

Citi Lender Group $[___________]

[Other Lender Group $[___________]

3. Requested Borrowing Date: ________ ___, 20__1

$_______________ should be transferred to the Liquidity Reserve Account

[1]	No earlier than two Business Days after the date of delivery of this Notice of Borrowing.

Exhibit B-2-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Account(s) to which Funding Agents should wire the balance of the requested funds:

Bank Name: [_________________]

ABA No.: [_________________]

Account Name: [_________________]

Account No.: [_________________]

Reference: [_________________]

4. Attached to this notice as Exhibit A is the Borrowing Base Certificate in connection with these Advances.

Very truly yours,

Sunnova Asset Portfolio 9, LLC

By:
Name:
Title:

Exhibit B-2-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT C

FORM OF LOAN NOTE

LOAN NOTE

Up to $[________]    [___], 20[_]

New York, New York

Reference is made to that certain Credit Agreement, dated as of September 5, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Sunnova Asset Portfolio 9, LLC (the “Borrower”), Sunnova SLA Management, LLC, as servicer, Sunnova Asset Portfolio 9 Holdings, LLC, as seller, Citibank, N.A., as agent for the Lenders (including any Conduit Lender), the Lenders from time to time party thereto, each Funding Agent representing a group of Lenders party thereto, U.S. Bank Trust Company, National Association, as paying agent, and U.S. Bank National Association as custodian and as securities intermediary. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay [________], as Funding Agent, for the benefit of the Lenders in its Lender Group (the “Loan Note Holder”), on the Scheduled Facility Maturity Date or such earlier date as provided in the Credit Agreement (whether or not shown on Schedule I attached hereto (or such electronic counterpart)), in immediately available funds in lawful money of the United States the principal amount of up to [___________] MILLION DOLLARS ($[_________]) or, if less, the aggregate unpaid principal amount of all Advances made by the Lenders in the Loan Note Holder’s Lender Group to the Borrower pursuant to the Credit Agreement together with all accrued but unpaid interest thereon.

The Borrower also agrees to pay interest in like money to the Loan Note Holder, for the benefit of the Lenders in its Lender Group, on the unpaid principal amount of each such Advance from time to time from the date of each such Advance until payment in full thereof at the rate or rates and on the dates set forth in the Credit Agreement.

This Loan Note is one of the Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein and is secured by the Collateral including the Home Improvement Loans and the related Home Improvement Assets.

In the event of any inconsistency between the provisions of this Loan Note and the provisions of the Credit Agreement, the Credit Agreement will prevail.

Exhibit B-2-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

This loan note and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this loan note and the transactions contemplated hereby shall, in accordance with section 5-1401 of the general obligations law of the state of New York, shall be governed by, and construed in accordance with, the laws of the State of New York .

Any legal action or proceeding with respect to this Loan Note may be brought in the courts of the State of New York (New York County) or of the United States for the Southern District of New York, and by execution and delivery of this Loan Note, each of the parties hereto consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts. Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, or any legal process with respect to itself or any of its property, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Loan Note or any document related hereto. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York Law.

All parties hereunder hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Loan Note, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties in connection herewith or therewith. All parties acknowledge and agree that they have received full and significant consideration for this provision and that this provision is a material inducement for all parties to enter into this Loan Note.

This Loan Note may be transferred or assigned by the holder hereof at any time, subject to compliance with any applicable law. This Loan Note shall be binding upon the Borrower and shall inure to the benefit of the holder hereof and its successors and assigns. The obligations and liabilities of the Borrower hereunder may not be assigned to any Person without the prior written consent of the holder hereof. Any such assignment in violation of this paragraph shall be void and of no force or effect.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

[Signature page follows]

Exhibit C-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, this Loan Note has been duly executed and delivered on behalf of the Borrower by its duly authorized officer on the date and year first written above.

Sunnova Asset Portfolio 9, LLC

By:
Name:
Title:

Exhibit C-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE I

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Interest Rate	Interest Accrual Period	Notation made by:

Exhibit C

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT D

LENDERS AND COMMITMENTS

Citi Lender Group

Committed Lender

Citibank, N.A.
Commitment Amount:	$65,000,000

Conduit Lenders

CAFCO, LLC
CHARTA, LLC
CIESCO, LLC
CRC FUNDING, LLC

Funding Agent

Citibank, N.A.

  Wiring Instructions for Payments to Funding Agent and Conduit Lenders:

Funding Agent

Bank Name:	[***]
ABA / Routing No.:	[***]
Account Name:	[***]
Acct No.:	[***]
Attention:	[***]

Reference:	[***]

CAFCO, LLC
Bank Name	[***]
ABA/Routing No.	[***]
Account Name	[***]
Account No.	[***]
Attention	[***]
Reference	[***]

CHARTA, LLC
Bank Name	[***]
ABA/Routing No.	[***]
Account Name	[***]
Account No.	[***]

Exhibit C

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Attention	[***]
Reference	[***]

CIESCO, LLC
Bank Name	[***]
ABA/Routing No.	[***]
Account Name	[***]
Account No.	[***]
Attention	[***]
Reference	[***]

CRC Funding, LLC[2]
Bank Name	[***]
ABA/Routing No.	[***]
Account Name	[***]
Account No.	[***]
Attention	[***]
Reference	[***]

[2]	Unless otherwise specified these are the Conduit wire instructions to be initially used.

Exhibit D-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT E

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (the “Joinder Agreement”), among SUNNOVA ASSET PORTFOLIO 9, LLC, as Borrower (the “Borrower”), the Lender set forth in Item 2 of Schedule I hereto, as an additional lender (the “Additional Lender”) and the Funding Agent set forth in Item 2 of Schedule I hereto, as an additional funding agent (the “Additional Funding Agent”), and CITIBANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), and Funding Agents under, and as defined in, the Credit Agreement described below (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, this Joinder Agreement is being executed and delivered in connection with the Credit Agreement, dated as of September 5, 2023 among SUNNOVA ASSET PORTFOLIO 9, LLC, as Borrower, SUNNOVA SLA MANAGEMENT, LLC, as Servicer, SUNNOVA ASSET PORTFOLIO 9 HOLDINGS, LLC, as Seller, U.S. BANK NATIONAL ASSOCIATION, as Custodian and as Securities Intermediary, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Paying Agent, the Lenders and Funding Agents from time to time party thereto and CITIBANK, N.A., as Administrative Agent for the Lenders (as amended, modified, and/or supplemented prior to the date hereof, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined); and

WHEREAS, the Additional Lender wishes to become a Lender party to the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon receipt by the Administrative Agent of a counterpart of this Joinder Agreement, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Additional Lender, the Additional Funding Agent, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Borrower, the Servicer, the Paying Agent, the Additional Lender and the Additional Funding Agent a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Agreement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent for the Lenders and shall set forth, inter alia, the date on which the joinder effected by this Joinder Agreement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Additional Lender shall be a Committed Lender party to the Credit Agreement for all purposes thereof having an initial Lender Group Percentage and Commitment, if applicable, as set forth in such Schedule II.

Exhibit C

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

By executing and delivering this Joinder Agreement the Additional Lender confirms to and agrees with the Administrative Agent and the Lender as follows: (i) neither the Administrative Agent nor any other Lender makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement (other than representations or warranties made by such respective parties) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, or with respect to the financial condition of Parent, Sunnova Management, Seller, or the Borrower (collectively, the “Sunnova Entities” and each, a “Sunnova Entity”), or the performance or observance by any Sunnova Entity of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto; (ii) the Additional Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iii) the Additional Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) each Additional Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII of the Credit Agreement; (v) each Additional Lender appoints and authorizes the related Additional Funding Agent to take such action as funding agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Credit Agreement; and (vi) the Additional Lender agrees (for the benefit of the other parties to the Credit Agreement) that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Schedule II hereto sets forth the Commitment and the Commitment Termination Date of the Additional Lender, as well as administrative information with respect to the Additional Lender and the Additional Funding Agent.

This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

Exhibit E-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Schedule I to

Joinder Agreement

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER AGREEMENT

Re:

Credit Agreement, dated as of September 5, 2023 (as amended, modified, and/or supplemented prior to the date hereof) among SUNNOVA ASSET PORTFOLIO 9, LLC, as Borrower, SUNNOVA SLA MANAGEMENT, LLC, as Servicer, SUNNOVA ASSET PORTFOLIO 9 HOLDINGS, LLC, as Seller, U.S. BANK NATIONAL ASSOCIATION, as Custodian and as Securities Intermediary, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Paying Agent, the Lenders and Funding Agents from time to time party thereto and CITIBANK, N.A., as Administrative Agent

Item 1:	Date of Joinder Agreement:

Item 2:	Additional Lender:

Additional Funding Agent:

Item 3:	Type of Lender: _______	Conduit	Lender
	_______	Committed	Lender

Item 4:	Complete if Committed Lender:	Commitment: $____________

Scheduled Commitment Termination Date:

Item 5:	Name of Funding Agent:

Item 6:	Name of Lender Group:

Item 7:	Signatures of Parties to Agreement:

Exhibit E-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

as Additional Lender

By:
Name:
Title:

By:
Name:
Title:

SUNNOVA ASSET PORTFOLIO 9, LLC, as Borrower

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

[_________], as a Conduit Lender

By:
Name:
Title:

Exhibit E-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Schedule II to

Joinder Agreement

LIST OF INVESTING OFFICES, ADDRESSES

FOR NOTICES AND COMMITMENT

[Additional Lender]
Committed Lender		(Y/N)
Initial Lender Group Percentage: (if applicable)		_______%
Initial Commitment:	$	____________
Office and Address for Notices:

[Additional Funding Agent]

Office and Address for Notices:

Exhibit E-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Schedule III to

Joinder Agreement

FORM OF

JOINDER EFFECTIVE NOTICE

To: [Names and addresses of Borrower, Servicer, Paying Agent, Additional Lender and Additional Funding Agent]

The undersigned, as Administrative Agent under the Credit Agreement, dated as of September 5, 2023 (as amended, modified, and/or supplemented prior to the date hereof) among SUNNOVA ASSET PORTFOLIO 9, LLC, as Borrower, SUNNOVA SLA MANAGEMENT, LLC, as Servicer, SUNNOVA ASSET PORTFOLIO 9 HOLDINGS, LLC, as Seller, U.S. BANK NATIONAL ASSOCIATION, as Custodian and as Securities Intermediary, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Paying Agent, the Lenders and Funding Agents from time to time party thereto and CITIBANK, N.A., as Administrative Agent, acknowledges receipt of the executed counterparts of a completed Joinder Agreement. [Note: Attach copies of Schedules I and II from such Joinder Agreement.] Terms defined in such Joinder Agreement are used herein as therein defined.

Pursuant to such Joinder Agreement, you are advised that the Joinder Effective Date will be _____________, ____.

Very truly yours,

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit E-6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT F

Approved Forms

[On file with Administrative Agent]

Exhibit F-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

This ASSIGNMENT AND ASSUMPTION (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Funding Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility identified below, and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is

[3]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[4]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[5]	Select as appropriate.
[6]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit G-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is an [Affiliate] of [identify Lender]]

3.	Borrower: Sunnova Asset Portfolio 9, LLC

4.	Administrative Agent: Citibank, N.A. as administrative agent for the Lenders under the Credit Agreement

5.

Credit Agreement: Credit Agreement, dated as of September 5, 2023, among the Borrower, Sunnova SLA Management, LLC, as servicer, Sunnova Asset Portfolio 9 Holdings, LLC, as seller, the financial institutions from time to time parties thereto, each funding agent representing a group of lenders, the Administrative Agent, U.S. Bank Trust Company, National Association, not in its individual capacity, but solely as paying agent, and U.S. Bank National Association, as Custodian (as defined therein) and as Securities Intermediary (as defined therein).

6.	Assigned Interest[s]:

Assignor[s][7]	Assignee[s][8]	Aggregate Amount of Commitment/ Advances for all Lenders[9]	Amount of Commitment/Advances Assigned[8]	Percentage Assigned of Commitment/ Advances[10]
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date: ______________][11]

[7]	List each Assignor, as appropriate.
[8]	List each Assignee, as appropriate.
[9]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.
[11]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit G-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Effective Date:    _____________ ___, 20___ [TO BE INSERTED BY THE FUNDING AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][12]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][13]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][14] Accepted:
CITIBANK, N.A., as Administrative Agent

By:
Title:

[12]	Add additional signature blocks as needed.
[13]	Add additional signature blocks as needed.
[14]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Exhibit G-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

[Consented to:][15]

SUNNOVA ASSET PORTFOLIO 9, LLC

By:
Title:

[15]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit G-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) it assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower or its Affiliates or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the Borrower or any of its Affiliates or any other Person of any of their respective obligations under any Transaction Document.

1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.8 of the Credit Agreement (subject to such consents, if any, as may be required thereunder)16, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a non-U.S. Person attached to the Assignment and Assumption, is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

[16]

By confirming that it meets all the requirements to be an assignee under Section 10.8(B) of the Credit Agreement, the assignee is also confirming that it is not a Disqualified Lender (see section 10.8(B)(v).

Exhibit G-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2. Payments. From and after the Effective Date, the Funding Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date. Notwithstanding the foregoing, the Funding Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit G-6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE I

ELIGIBILITY CRITERIA APPLICABLE TO ALL HOME IMPROVEMENT LOANS

In order to be an “Eligible Home Improvement Loan” as of any date of determination a Home Improvement Loan must satisfy each of the following criteria as of such date:

a) such loan is a Home Improvement Loan and each entry with respect to the Home Improvement Loan set forth on the Schedule of Eligible Home Improvement Loans is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading;

b) such Home Improvement Loan is evidenced and governed by form loan documentation in one of the Approved Forms (as such form documentation may be modified, supplemented or replaced after the Closing Date in accordance with Section 5.1(W) of the Agreement);

c) such Home Improvement Loan has not been amended, waived, extended, or modified from its original terms in any manner inconsistent with the applicable Parent Policies;

d) such Home Improvement Loan is denominated and payable solely in Dollars;

e) the Related Property with respect to such Home Improvement Loan is located in any State of the United States, the District of Columbia, or Puerto Rico;

f) the FICO score for the Obligor on such Home Improvement Loan is at least [***];

g) the Obligor on such Home Improvement Loan does not have any statutory or other right under its Ancillary Home Improvement Agreements to cancel such Home Improvement Loan (or such statutory or other cancellation right is no longer be exercisable);

h) the related Home Improvement Loan Contract for such Home Improvement Loan, the Ancillary Home Improvement Agreements and the rights with respect to the related Conveyed Property are freely assignable to the Borrower and a security interest in the Conveyed Property may be granted by the Borrower without the consent of any Person;

i) such Home Improvement Loan together with its Ancillary Home Improvement Agreements was originated and is as of the related Cut-off Date, in compliance in all material respects with all Applicable Laws (including, without limitation, laws, rules and regulations relating to usury, the Holder Rule, credit protection and privacy laws);

j) such Home Improvement Loan together with its Ancillary Home Improvement Agreements is in full force and effect, is the legal, valid and binding obligation of the related Obligor and is enforceable in accordance with its terms, except as such enforcement may be limited in the future by applicable Debtor Relief Laws and except as such enforceability may be limited in the future by general principles of equity (whether considered in a suit at law or in equity);

Schedule I-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

k) such Home Improvement Loan is not a Defaulted Home Improvement Loan or a Delinquent Home Improvement Loan; furthermore, the related Obligor associated with such Home Improvement Loan is not an Obligor for any other Home Improvement Loan that would meet the definition of either a Defaulted Home Improvement Loan or a Delinquent Home Improvement Loan;

l) no selection procedures reasonably believed by the Borrower to be adverse to the Lenders were utilized in selecting such Home Improvement Loan and the related Conveyed Property from among the Eligible Home Improvement Loans directly owned by the Seller and its Affiliates;

m) such Home Improvement Loan was originated in the ordinary course of Parent’s business in accordance with the Credit and Underwriting Policies (including the approval of the related Obligor in accordance with Parent’s credit approval parameters);

n) in the case of Home Improvement Loans for Specified Home Improvements, the Home Improvements securing such Home Improvement Loan were sold by and have been properly delivered to and designed, procured and installed for the related Obligor by an Approved Installer using Home Improvements manufactured by an Approved Vendor and are in good repair, without defects and are in satisfactory order, and all such installation is complete. At the time of installation, such Approved Installer was properly licensed and had the required expertise to design, procure and install the related Home Improvements. The installation of such Home Improvements is complete, and the related Obligor has accepted such Home Improvements and has not notified the Borrower, or any Affiliate thereof of any existing defects therein which is not in the process of being investigated, addressed or repaired by the Approved Installer, Borrower, or an Affiliate thereof;

o) the related Home Improvement Loan Contract for such Home Improvement Loan does not provide the Obligor with any right of set-off;

p) the related Home Improvement Loan Contract for such Home Improvement Loan has not been satisfied, subordinated or rescinded;

q) the transfer, assignment and pledge of such Home Improvement Loan and the related Conveyed Property by the Borrower pursuant to the Security Agreement is not subject to and will not result in any Tax payable by Borrower to any federal, state or local government except as paid. No Tax is owed in connection with the sale or contribution to the Borrower except as paid;

Schedule I-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

r) the Home Improvement Loan Contract for such Home Improvement Loan is governed by the laws of any State, the District of Columbia, or Puerto Rico and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer, pledge or assignment of the related Home Improvement Loan Contract under any of the Transaction Documents, including any exchange for refund in accordance with the Transaction Documents;

s) there are no unpaid fees owed to third parties relating to the origination of such Home Improvement Loan and installation of the related Home Improvements;

t) a precautionary fixture filing for such Home Improvement Loan has been submitted for recordation in the applicable county records or real property registry if required under the Servicing Agreement or the Credit and Underwriting Policies;

u) in the case of Home Improvement Loans for Specified Home Improvements, such Home Improvement Loan is secured by a valid first priority perfected security interest and lien (subject to Permitted Liens) on the Home Improvements securing the Obligor’s obligations under such Home Improvement Loan, subject only to Permitted Liens, and the terms of the Home Improvement Loan Contract provide that the parties thereto agree that the related Home Improvements are not fixtures under the applicable UCC;

v) such Home Improvement Loan is an obligation of an Obligor (i) that is an individual that is not deceased and that is not a Governmental Authority, a business, a corporation, institution or other legal entity (a “natural person”); (ii) who voluntarily entered into such Home Improvement Loan and not as a result of fraud or identity theft; and (iii) who owns the real property on which the Home Improvements are installed;

w) the original principal amount of such Home Improvement Loan is not less than $[***] and not more than $[***] (or $[***] if the proceeds of the Home Improvement Loan were used to finance the installation and/or repairs of a roof);

x) such Home Improvement Loan has an original term to maturity not to exceed (i) with reference to Home Improvement Loans with respect to which the related Home Improvements are (i) roofing materials, 240 months, (ii) HVAC and Generators, 132 months and (iii) any other Home Improvement Loans, 60 months;

y) (i) the Obligor on such Home Improvement Loan is not a debtor in a bankruptcy case as of the related Transfer Date and (ii) such Obligor has not commenced any litigation or asserted any claim challenging the validity or enforceability of the related Home Improvement Loan Contract;

z) Seller had legal title of such Home Improvement Loan Contract for such Home Improvement Loan at the time of the sale of such Home Improvement Loan to the Borrower and the Borrower will acquire legal title thereto free and clear of all Liens (other than Permitted Liens and Liens released concurrently with the transfer to the Borrower under the Sale and Contribution Agreement);

Schedule I-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

aa) (i) if such Home Improvement Loan is a secured loan, the Home Improvement Loan Contract for such Home Improvement Loan constitutes “chattel paper” within the meaning of the UCC in all applicable jurisdictions and either (x) the single authoritative electronic copy of such chattel paper has been delivered to the Custodian’s eVault or (y) if the Home Improvement Loan Contract evidencing such Home Improvement Loan was signed by the obligor on tangible paper media, such Home Improvement Loan Agreement is validated by the Servicer as a complete and binding agreement, scanned by the Servicer to create a replicated electronic record of the verified paper original agreement, confirmed by the Servicer that the electronic record accurately reflects the original tangible paper media comprising the Home Improvement Loan Agreement, such electronic record of the verified paper original agreement delivered by the Servicer to the Custodian, with a verified electronic copy maintained by the Custodian into its electronic records, and the Servicer destroys the original paper media (or permanently marks it as a copy); and (ii) if such Home Improvement Loan is an unsecured loan, the agreement that evidences the Home Improvement Loan constitutes either a “payment intangible” or an “instrument” within the meaning of the UCC in all applicable jurisdictions, and either (x) if such Home Improvement Loan Contract is a payment intangible evidenced by a record or records in electronic form, the single authoritative electronic copy of such payment intangible has been delivered to the Custodian’s eVault or (y) if such Home Improvement Loan Contract was originally a payment intangible evidenced by tangible paper media or an instrument, it is received by the Custodian, validated as a complete and binding agreement, and scanned to create a replicated electronic record of the verified paper original agreement, with the Custodian then submitting a verified electronic copy into its electronic vault and, upon confirmation that the electronic record accurately reflects the original tangible paper media comprising the payment intangible or instrument, the Custodian destroys the original paper media (or permanently marks it as a copy);

bb) all payments with respect to such Home Improvement Loan are payable without condition and notwithstanding any casualty, loss or other damage to such Home Improvements, and the Ancillary Home Improvement Agreements or the Home Improvement Loan Contract for such Home Improvement Loan provide for acceleration of payments and repossession or deactivation of the related Home Improvements securing such Home Improvement Loan, as applicable, upon a default by the related Obligor;

cc) the Home Improvement Loan Contract for such Home Improvement Loan provides that, upon the sale of the residence connected to the related Home Improvements, the Obligor of such Home Improvement Loan must pre-pay such Home Improvement Loan unless the purchaser of the residence (i) meets the Parent’s (or the applicable Approved Installer’s) underwriting criteria, (ii) executes and delivers to the Servicer a written assumption of the Home Improvement Loan and (iii) begins timely performance of the obligations thereunder;

Schedule I-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

dd) such Home Improvement Loan does not constitute a “security” under, and is not subject to, federal or state securities laws;

ee) such Home Improvement Loan is a term loan that requires (x) scheduled payments that amortize principal no portion of which may be re-borrowed once repaid plus (y) simple interest that accrues monthly and that must be paid monthly;

ff) either (i) the first scheduled payment with respect to such Home Improvement Loan has been made in full or (ii) the first scheduled payment with respect to such Home Improvement Loan is not yet due but such payment is due no later than the last day of the first full calendar month immediately following the related Transfer Date;

gg) on the Transfer Date, no portion of any portion of a contractual payment due under such Home Improvement Loans is past due, and on any subsequent determination date, no portion of any contractual payment due under such Home Improvement Loans is past due for 30 days or more;

hh) the Home Improvements acquired with such Home Improvement Loan are covered by a manufacturer’s warranty that extends through the term of the related Home Improvement Loan Contract or, alternatively, are covered by insurance for the replacement value of such Home Improvements that extends through the term of the related Home Improvement Loan Contract; and

ii) the Home Improvement Loan Contract for such Home Improvement Loan does not constitute a lease of the related Home Improvements nor a power purchase agreement.

Schedule I-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE II

LOCKBOX BANK, LOCKBOX ACCOUNT, COLLECTION ACCOUNT, LIQUIDITY RESERVE ACCOUNT, BORROWER’S ACCOUNT, AND TAKEOUT TRANSACTION ACCOUNT

1. Lockbox Bank:	JPMorgan Chase Bank, N.A. Contact: [***] JPMorgan Chase 270 Park Avenue New York, NY 10017 Fax: [***] Email: [***]

a. ZBA 10 Account	Lockbox Account – [***]
b. Operating Account	Borrower’s Account – [***]

2. Paying Agent:	U.S. Bank National Association Contact: Christina Richie 60 Livingston Avenue, EP-MN-W3SD St. Paul, Minnesota 55107 Phone: [***] Email: [***]

a. Paying Agent	Collection Account – [***]
b. Paying Agent	Liquidity Reserve Account – [***]
c. Paying Agent	Takeout Transaction Account – [***]

Schedule II-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE III

ADVANCE RATE CALCULATOR

The Advance Rate Calculator constitutes the Excel File bearing the name “Sunnova-Citi Revised HI Borrowing Base Calculator – v08/28.2023.xlsb” a copy of which was delivered on the Closing Date at the time of delivery of the Credit Agreement.

Schedule III-i

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE IV

NOTICE ADDRESSES

(A) if to the Borrower, at its address at 20 East Greenway Plaza, Suite 540, Houston, TX 77046, Attention: Chief Financial Officer and Treasurer, email address: [***], Telephone: [***];

(B) if to the Servicer, at its address at 20 East Greenway Plaza, Suite 540, Houston, TX 77046, Attention: Chief Financial Officer and Treasurer, email address: [***], Telephone: [***];

(C) if to the Seller, at its address at 20 East Greenway Plaza, Suite 540, Houston, TX 77046, Attention: Chief Financial Officer and Treasurer, email address: [***], Telephone: [***];

(D) if to the Administrative Agent, the Citi Funding Agent, or the Citi Committed Lender, at its address at Citibank, N.A., Citi – Clean Energy Finance, 388 Greenwich Street, 6th Floor – Trading, New York, NY 10013, Email: [***], Telephone: [***] and Citi Global Loans / Conduit Operations, 1 Penns Way, Ops 2 Floor 2, New Castle, DE 19720, Email: [***]; Telephone: [***];

(E) in the case of any Citi Conduit Lender, Citi Global Loans / Conduit Operations, 1 Penns Way, Ops 2 Floor 2, New Castle, DE 19720, Email: [***], Telephone: [***]

(F) if to the Paying Agent, at its address at U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, 60 Livingston Avenue, EP-MN-W3SD, St. Paul, Minnesota 55107, E-mail: [***], Telephone: [***];

(G) if to the Back-Up Servicer or the Securities Intermediary, at its address at U.S. BANK NATIONAL ASSOCIATION, 60 Livingston Avenue, EP-MN-W3SD, St. Paul, Minnesota 55107, E-mail: [***], Telephone: [***];

(H) in the case of the Lockbox Bank, at its address at JPMorgan Chase Bank, N.A., JPMorgan Chase, 270 Park Avenue, New York, NY 10017, Email: [***], Fax: [***]; and

(I) in the case of any other party, at such address or other address as shall be designated by such party in a written notice to each of the other parties hereto.

Schedule IV

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE V

HEDGE NOTIONAL SCHEDULE

Schedule V

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE VI

APPROVED JURISDICTIONS

Schedule VI

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.